    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 19, 1999


                                                      REGISTRATION NO. 333-81615

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                       AUTONATION RECEIVABLES CORPORATION

                  (Originator of the trusts described herein)
             (Exact name of registrant as specified in its charter)


                           DELAWARE                                                      65-092-9038
               (State or other jurisdiction of                                         (I.R.S. employer
                incorporation or organization)                                      identification number)

                            ------------------------

                            200 SOUTH ANDREWS AVENUE
                         FORT LAUDERDALE, FLORIDA 33301
                                 (954) 769-4555
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                                KATHLEEN W. HYLE
                       AUTONATION RECEIVABLES CORPORATION
                            200 SOUTH ANDREWS AVENUE
                         FORT LAUDERDALE, FLORIDA 33301
                                 (954) 769-4555
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                     FRANK P. NOCCO, ESQ.                                          KENNETH A. WRIGHT, ESQ.
                 WEIL, GOTSHAL & MANGES LLP                               SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                       767 FIFTH AVENUE                                                919 THIRD AVENUE
                   NEW YORK, NEW YORK 10153                                           NEW YORK, NY 10022
                       (212) 310-8000                                                  (212) 735-3000

                            ------------------------


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of this registration statement.


    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                                                      PROPOSED MAXIMUM
                                                      AMOUNT TO BE        AGGREGATE        PROPOSED MAXIMUM
              TITLE OF EACH CLASS OF                   REGISTERED      OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
            SECURITIES TO BE REGISTERED                  (1)(2)        PER UNIT (2)(3)       PRICE (3)(4)      REGISTRATION FEE
Asset-Backed Notes and Certificates................        --                --               $1,000,000             $278

(1) If any registered securities are issued at an original issue discount, then such greater principal amount as shall result in an aggregate initial offering price of $1,000,000. In no event will the aggregate initial offering price of securities registered hereunder exceed $1,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including the euro.

(2) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3) The proposed maximum offering price per unit or share will be determined from time to time by the Registrant in connection with, and at the time of, the issuance by the Registrant of the securities registered hereunder.

(4) Estimate solely for the purposes of computing the registration fee pursuant to Rule 457(o) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act.
                            ------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                SUBJECT TO COMPLETION, DATED                   ,

Prospectus Supplement

(To Prospectus dated                   )



$
ANRC AUTO OWNER TRUST


AUTONATION RECEIVABLES CORPORATION, Seller
AUTONATION FINANCIAL SERVICES CORP., Servicer


 THESE SECURITIES ARE HIGHLY STRUCTURED. BEFORE YOU PURCHASE THESE SECURITIES, BE SURE YOU UNDERSTAND THE STRUCTURE AND THE RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-8 IN THIS PROSPECTUS SUPPLEMENT.


 The notes are obligations of ANRC Auto Owner Trust       and are backed only by
 the assets of the trust. The notes are not obligations of AutoNation Receivables Corporation, AutoNation Financial Services Corp., any of their affiliates or any governmental agency.

 This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.


THE NOTES:


o The trust is offering four classes of notes.


o The notes are backed by a pledge of the trust's assets. The trust's assets include fixed rate motor vehicle retail installment sales contracts secured by new and used automobiles and light-duty trucks.



o The trust will pay interest and principal on the notes on the 15th day of each month or the first business day after the 15th. The first distribution date is
                 ,      .



o will issue an insurance policy that unconditionally and irrevocably guarantees payments of interest on and principal of the notes to the extent described in this prospectus supplement.


                                  PRINCIPAL    INTEREST      FINAL SCHEDULED     PRICE TO     UNDERWRITING    PROCEEDS TO
                                   AMOUNT       RATE        DISTRIBUTION DATE    PUBLIC(1)    DISCOUNTS       SELLER(2)
 Class A-1 Notes...............   $                  %     ,                             %             %               %
 Class A-2 Notes...............   $                  %     ,                             %             %               %
 Class A-3 Notes...............   $                  %     ,                             %             %               %
 Class A-4 Notes...............   $                  %     ,                             %             %               %
  Total........................   $                  %     ,                     $              $              $


(1) Plus accrued interest, if any, from             .

(2) Before deducting expenses estimated to be $            .

The notes are offered subject to availability.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                            [                      ]


          The date of this Prospectus Supplement is

                               TABLE OF CONTENTS


     WHERE TO FIND INFORMATION IN THESE DOCUMENTS.........   S-4

     SUMMARY OF TERMS.....................................   S-5

     RISK FACTORS.........................................   S-8
            Lack of performance data due to limited
                    operating history of AutoNation
                    Financial Services....................   S-8
            Absence of secondary market for the notes
                    could limit your ability to resell....   S-8
            Limited assets of the trust could result in
                    losses on the notes...................   S-8
            Potential prepayment of the notes may require
                    reinvestment of principal at a lower
                    rate of return........................   S-8
            Interests of other persons in contracts and
                    vehicles could reduce the funds
                    available to make payments on the
                    notes.................................   S-9
            Bankruptcy of AutoNation Financial Services
                    could result in losses or delays in
                    payments on the notes due to the power
                    of bankruptcy courts to provide
                    equitable relief......................   S-9
            Bankruptcy of AutoNation Financial Services
                    could result in losses or delays in
                    payments on the notes if the
                    bankruptcy court follows an adverse
                    legal decision........................  S-10
            Geographic concentration of contracts in
                    [State], [State] and [State] could
                    result in losses on the notes.........  S-11
            Noteholders may not declare events of default
                    under the indenture or decide the
                    consequences of events of default.....  S-11
            Events of default under the indenture could
                    result in losses or acceleration of
                    payments on the notes.................  S-11
            Class A-2 notes, class A-3 notes and class A-4
                    notes bear additional credit risk.....  S-11
            Potential computer program problems beginning
                    in the year 2000 could result in
                    delays in payments on the notes.......  S-12

     DESCRIPTION OF THE TRUST.............................  S-13
            ANRC Auto Owner Trust.........................  S-13
            Capitalization of the Trust...................  S-13
            The Owner Trustee.............................  S-14
            Trust Property................................  S-14

     AUTONATION FINANCIAL SERVICES' PORTFOLIO OF MOTOR
            VEHICLE CONTRACTS.............................  S-14
            Origination of Motor Vehicle Contracts........  S-14
            Delinquency and Loss Experience...............  S-14

     DESCRIPTION OF THE CONTRACTS.........................  S-15

     MATURITY AND PREPAYMENT CONSIDERATIONS...............  S-19

     USE OF PROCEEDS......................................  S-24

     DESCRIPTION OF THE NOTES.............................  S-24
            Issuance and Registration of the Notes........  S-24
            Interest Payments.............................  S-24
            Principal Payments............................  S-25
            Optional Redemption...........................  S-25
            The Indenture Trustee.........................  S-26
            Events of Default Under the Indenture.........  S-26

     DESCRIPTION OF THE TRANSFER AND SERVICING
            AGREEMENTS....................................  S-28
            Sale and Assignment of the Contracts..........  S-28
            The Accounts..................................  S-28
            Payments on Contracts.........................  S-29
            Distributions.................................  S-29
            Early Repayment...............................  S-31
            Payment Priorities of the Notes...............  S-32
            The Spread Account............................  S-32
            Withdrawals from the Spread Account...........  S-33
            Overcollateralization.........................  S-33
            Statements to Noteholders.....................  S-34
            Reports to Noteholders........................  S-34
            Servicing Fee.................................  S-34
            Default by the Servicer; Rights Upon Default
                    by the Servicer.......................  S-35
            Amendment.....................................  S-35
            Termination...................................  S-36
            Optional Purchase.............................  S-36
            Payment in Full of Notes......................  S-36
            Description of the Administration Agreement...  S-36

     DESCRIPTION OF THE INSURANCE POLICY..................  S-37

     DESCRIPTION OF THE INSURER...........................  S-38
            The Insurer...................................  S-38
            Financial Information About
                    the Insurer...........................  S-39
            Where You Can Obtain Additional Information
                    About the Insurer.....................  S-39
            Year 2000 Readiness of the Insurer............  S-40
            Financial Strength Ratings of
                    the Insurer...........................  S-40

     LEGAL INVESTMENT.....................................  S-40

     MATERIAL FEDERAL INCOME TAX CONSEQUENCES.............  S-41

     ERISA CONSIDERATIONS.................................  S-41

     UNDERWRITING.........................................  S-42

     LEGAL MATTERS........................................  S-43

     EXPERTS..............................................  S-43

     INDEX OF DEFINED TERMS...............................  S-44

                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS


The accompanying prospectus provides general information about ANRC Auto Owner
Trust       , including terms and conditions that are generally applicable to the securities issued by the trust. The specific terms of your notes are described in this prospectus supplement.



This prospectus supplement begins with two introductory sections describing your notes and the trust in abbreviated form:



o Summary of Terms provides a brief description of your notes, including important amounts, dates and other terms and features; and


o Risk Factors describes risks that apply to your notes.


As you read through this prospectus supplement, cross-references will direct you to more detailed descriptions in the accompanying prospectus and elsewhere in this prospectus supplement. You can also directly reference key topics by looking at the table of contents in this prospectus supplement and the accompanying prospectus.



You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined beginning on page S-44 in this prospectus supplement.



IF THE DESCRIPTIONS OF YOUR NOTES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANY ING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.



   TO UNDERSTAND THE STRUCTURE OF THESE SECURITIES, YOU MUST READ CAREFULLY THE ACCOMPANYING PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN THEIR ENTIRETY.

                                SUMMARY OF TERMS


This summary contains a brief description of the notes. You will find a detailed description of the terms of the offering of the notes following this summary. To fully understand the terms of the offering, you will need to read both this prospectus supplement and the accompanying prospectus in their entirety.

Trust:                                      ANRC Auto Owner Trust
Seller of the Contracts:                    AutoNation Receivables Corporation
Seller's Address:                           200 South Andrews Avenue, Fort Lauderdale, Florida 33301
Seller's Telephone Number:                  (954) 769-4555
Servicer of the Contracts:                  AutoNation Financial Services Corp.
Subservicer of the Contracts:               World Omni Financial Corp.
Owner Trustee:
Indenture Trustee:
Insurer:
Clearance and Settlement:                   The Depository Trust Company
Assets of the Trust:                        The trust's assets include:
                                            o fixed rate motor vehicle retail installment sales contracts secured by new and used automobiles and light-duty trucks;
                                            o collections on the contracts;
                                            o liens on the financed vehicles and the rights to receive proceeds from claims on insurance policies;
                                            o funds in the accounts of the trust;
                                            o any enhancements issued; and
                                            o proceeds of these assets.



The Terms of the Notes:



                                      CLASS A-1 NOTES     CLASS A-2 NOTES     CLASS A-3 NOTES     CLASS A-4 NOTES
Principal Amount:                     $                   $                   $                   $
Interest Rate:                        % p.a               % p.a               % p.a               % p.a
Interest Accrual Method:              actual / 360        30 / 360            30 / 360            30 / 360
Cut-Off Date:
Distribution Dates:                   monthly (15th)      monthly (15th)      monthly (15th)      monthly (15th)
First Distribution Date:
Final Scheduled Distribution Date:
                                      distribution date   distribution date   distribution date   distribution date
Anticipated Ratings                   /                   /                   /                   /
  (Moody's/S&P)*
Credit Enhancement:                   insurance policy,   insurance policy,   insurance policy,   insurance policy,
                                      spread account and  spread account and  spread account and  spread account and
                                      over-               over-               over-               over-
                                      collateralization   collateralization   collateralization   collateralization
CUSIP Number:
ISIN Number:
Common Code:


------------

* It is a condition to issuance that both of these ratings be obtained. However, a rating agency in its discretion may lower or withdraw its rating in the future.

ANRC AUTO OWNER TRUST



ANRC Auto Owner Trust        , a Delaware business trust, is offering the notes
to the public. The trust will use the proceeds from the issuance and sale of the notes to purchase the contracts and deposit funds into the spread account. The trust will rely upon collections on the contracts and the funds on deposit in various accounts to make payments on the notes.


THE NOTES


On the closing date the trust will issue four classes of notes. The trust will use collections on the underlying trust assets to make interest and principal payments on the notes and to pay a portion of the fees and expenses owed by the trust, including AutoNation Financial Services Corp.'s fees as servicer. After the payment of specified fees and expenses, the trust will allocate collections first to make interest payments on the notes and then to make payments of principal. In no case will you receive more than the principal and interest owed to you under the terms described in this prospectus supplement and the accompanying prospectus.





THE CONTRACTS



The trust's main source of funds for making payments on the notes will be collections on the contracts. The contracts are retail installment sales contracts secured by new and used automobiles and light-duty trucks. Each contract in the trust is a fully-amortizing fixed-rate contract with scheduled monthly payments of principal and interest.





SEQUENTIAL PAY FEATURE


The notes feature "sequential pay" classes. On each distribution date, the trust will allocate principal payments on the notes as follows:

       o first, the class A-1 notes will receive principal until they are paid off;

       o once the class A-1 notes are paid off, the class A-2 notes will begin to receive principal until they are paid off;

       o once the class A-2 notes are paid off, the class A-3 notes will begin to receive principal until they are paid off; and

       o once the class A-3 notes are paid off, the class A-4 notes will begin to receive principal until they are paid off.

In addition, the outstanding principal amount of any class, to the extent not previously paid, will be payable on the applicable final scheduled distribution date for that class.

CREDIT ENHANCEMENT

Credit enhancement is provided to the notes by the following:


       o       an insurance policy issued by        , a financial guaranty
               provider;


       o       the spread account; and


       o       overcollateralization.


These forms of credit enhancement are intended to protect you from net losses and shortfalls in cash flow.


Insurance Policy. On the closing date,        will issue an insurance policy
that unconditionally guarantees the timely payment of interest and the ultimate payment of principal on the notes.



Spread Account. The spread account serves as a reserve fund upon which the trust may draw to enhance the likelihood of receipt by noteholders of amounts due them and to decrease the likelihood of losses. On each distribution date, the trust will use funds in the spread account to pay the following amounts if collections on the contracts are insufficient to pay those amounts:


       o       the servicer's fee and the fees of the trustees;

       o       interest and principal on the notes; and


       o reimbursement for any draws under the insurance policy and other amounts owed to the insurer.



Overcollateralization. The initial balance of the contracts in the trust will be
$       , which will exceed the initial principal amount of the notes by
$       , or approximately   %.


If the cash flow and any credit enhancement do not cover all net losses, your payments of interest and principal will be reduced and you may suffer a loss of principal.

SCHEDULED PRINCIPAL PAYMENTS AND POTENTIAL EARLY PAYMENTS


The trust expects to pay the entire principal amount of the notes no later than the final scheduled distribution dates listed below:

     Class A-1             ,

     Class A-2             ,

     Class A-3             ,

     Class A-4             ,


However, the trust believes that the outstanding principal amount of each class of notes will likely be paid in full earlier, and could be paid significantly earlier than the applicable final scheduled distribution date.


The likelihood of early repayment depends on a variety of factors, including full repayments of contracts in advance by the related obligors.




OPTIONAL REDEMPTION



The servicer can elect to purchase all of the contracts at any time if their aggregate principal balance is 10% or less of their aggregate original principal balance. If the servicer exercises this option, it will deposit the requisite funds and cause the indenture trustee to apply those funds to redeem the notes and pay all accrued and unpaid interest and principal on the notes plus other amounts owed to the servicer, the trustees and the insurer.


TAX STATUS


Weil, Gotshal & Manges LLP is of the opinion that, although there is no specific authority regarding the characterization for federal income tax purposes of securities having terms similar to the notes or to an entity similar to the trust, assuming compliance with the owner trust agreement and the other transaction documents, on the date of issuance of the notes, for U.S. federal income tax purposes:


       o       the notes will be characterized as debt; and

       o the trust will not be an association or a publicly traded partnership taxable as a corporation.

If you purchase the notes, you will agree to treat them as debt for tax purposes.




ERISA CONSIDERATIONS


The notes are generally eligible for purchase by persons investing assets of employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974. The administrators of employee benefit plans should review the matters discussed under "ERISA Considerations" and also should consult with their legal advisors before purchasing the notes.

ELIGIBILITY OF CLASS A-1 NOTES FOR PURCHASE BY MONEY MARKET FUNDS

The class A-1 notes are structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940.

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase the notes.


LACK OF PERFORMANCE DATA
DUE TO LIMITED OPERATING
HISTORY OF AUTONATION
FINANCIAL SERVICES         AutoNation Financial Services began its operations in
                           February 1997 and has limited performance data for
                           the motor vehicle retail install ment sales contracts
                           it originates. As the portfolio of contracts
                           originated by AutoNation Financial Services matures,
                           delinquency percent ages and loan losses may differ
                           from prior performance. We cannot assure you that the
                           performance of the contracts in the trust will be
                           similar to the limited historical performance of the
                           portfolio as a whole.

ABSENCE OF SECONDARY
MARKET FOR THE NOTES
COULD LIMIT YOUR ABILITY
TO RESELL                  You may be unable to resell your notes due to the
                           absence of a secondary market for the notes. The
                           underwriters may assist in resales of the notes but
                           are not required to do so. A secondary market for the
                           notes may not develop. If a secondary market does
                           develop, it may not continue or it may not be
                           sufficiently liquid to allow you to resell your
                           notes.

LIMITED ASSETS OF THE
TRUST COULD RESULT IN
LOSSES ON THE NOTES        You may suffer a loss on your notes if the assets of
                           the trust are insufficient to pay the principal
                           amount of the notes in full and            defaults
                           in its obligations under the insurance policy. The
                           only source of funds for payments on the notes will
                           be the assets of the trust and the insurance policy.
                           The assets of the trust are limited to the contracts,
                           the funds on deposit in the trust's bank accounts and
                           rights under the trust's agreements. You must rely
                           for payment of the notes solely upon collections on
                           the contracts, funds on deposit in the trust's bank
                           accounts and payments made under the insurance
                           policy. Accordingly, you may not look to any assets
                           of AutoNation Financial Services, the seller, the
                           owner trustee, the indenture trustee or any of their
                           respective affiliates for payment of the notes.

POTENTIAL PREPAYMENT OF
THE NOTES MAY REQUIRE
REINVESTMENT OF PRINCIPAL
AT A LOWER RATE OF RETURN  Possible prepayments of contracts by the related obligors, the constant level of overcollateralization and possible purchases of contracts by the seller or AutoNation Financial Services will result in the acceleration of principal payments on your notes. You may not be able to reinvest the principal repaid to you earlier than expected at a rate of return that is equal to or greater than the rate of return on your notes.

                           Although AutoNation Financial Services maintains historical records on the rate of prepayment on its contracts, those records are limited due to the relatively short operating history of AutoNation
                           Financial Services. The obligors on the contracts may prepay the contracts voluntarily at any time. In addition, the contracts are required to be prepaid upon the sale, insured loss or other disposition of the related vehicle.

                           If AutoNation Financial Services breaches any of its representations and warranties regarding any contracts, AutoNation Financial Services will be required to repurchase those contracts from the seller, and the seller will be required to repurchase those contracts from the trust. AutoNation Financial
                           Services will also be required to purchase contracts from the trust if it breaches its servicing obligations relating to those contracts. In addition, AutoNation Financial Services will be entitled to purchase all of the remaining contracts from the trust once the aggregate principal balance of the contracts is 10% or less than the aggregate principal balance of the contracts on the date they were sold to the trust.

INTERESTS OF OTHER
PERSONS IN CONTRACTS
AND VEHICLES COULD
REDUCE THE FUNDS
AVAILABLE TO MAKE
PAYMENTS ON THE NOTES      Another person could acquire an interest in a
                           contract that is superior to the trust's interest in
                           that contract. This could occur because AutoNation
                           Financial Services will not mark the physical
                           contracts as belonging to the trust. If another
                           person acquires an interest in a contract that is
                           superior to the trust's interest, the collections on
                           that contract will not be available to make payments
                           on the notes.

                           In addition, another person could acquire an interest in a vehicle financed by a contract that is superior to the trust's interest in the vehicle. This could occur because AutoNation Financial Services will not amend the related certificate of title to identify the trust as the new secured party. If another person acquires an interest in a vehicle that is superior to the trust's interest, the proceeds from the sale of that vehicle will not be available to make payments on the notes.

BANKRUPTCY OF AUTONATION
FINANCIAL SERVICES COULD
RESULT IN LOSSES OR
DELAYS IN PAYMENTS ON
THE NOTES DUE TO THE
POWER OF BANKRUPTCY
COURTS TO PROVIDE
EQUITABLE RELIEF           If AutoNation Financial Services enters a bankruptcy
                           proceeding and           defaults in its obligations
                           under the insurance policy, you could experience
                           losses or delays in the payments on your notes due to
                           the power of the court in a bankruptcy proceeding to
                           provide equitable relief. AutoNation Financial
                           Services will sell the contracts to the seller, and
                           the seller will sell the contracts to the trust.
                           AutoNation Financial Services and the seller treat
                           these transactions as absolute transfers. However, if
                           AutoNation Financial Services enters a bankruptcy
                           proceeding, the court has the power to conclude that
                           the sale of the contracts by AutoNation Financial
                           Services to the seller was not a "true sale" and that
                           AutoNation Financial Services still owns the
                           contracts. The court also has the power to conclude
                           that AutoNation

                           Financial Services and the seller should be consolidated for bankruptcy purposes. If the court were to reach any of these conclusions, you could experience losses or delays in payments on your notes because:

                           o the indenture trustee would not be able to exercise
                             remedies against AutoNation Financial Services on your behalf without permission from the court;

                           o the court might require the indenture trustee to
                             accept property in exchange for the contracts that is of less value than the contracts;

                           o the court might prevent the indenture trustee or
                             the noteholders from taking some actions such as selling the contracts or appointing a successor servicer;

                           o the court might sell the contracts and pay off the
                             notes before their maturity;

                           o tax or government liens on AutoNation Financial

                             Services' property that arose before the transfer of the contracts to the trust would be paid from the collections on the contracts before the collections were used to make payments on your notes; and

                           o the indenture trustee might not have a perfected
                             security interest in the vehicles securing the contracts or cash collections held by AutoNation
                             Financial Services at the time a bankruptcy proceeding begins.

                           The seller has taken steps in structuring the trust to minimize the risk that a court would conclude that the sale of the contracts to the seller was not a true sale or that AutoNation Financial Services and the seller should be consolidated for bankruptcy purposes.

BANKRUPTCY OF AUTONATION
FINANCIAL SERVICES COULD
RESULT IN LOSSES OR
DELAYS IN PAYMENTS ON THE
NOTES IF THE BANKRUPTCY
COURT FOLLOWS AN ADVERSE
LEGAL DECISION             If AutoNation Financial Services enters a bankruptcy
                           proceeding and           defaults in its obligations
                           under the insurance policy, you could experience
                           losses or delays in the payments on your notes if the
                           court in a bankruptcy proceeding follows the
                           reasoning of an adverse legal decision. In a case
                           decided by the U.S. Court of Appeals for the Tenth
                           Circuit in 1993, the court concluded that accounts
                           transferred by a seller to a buyer should be included
                           in the bankruptcy estate of the seller even if the
                           transfer was a true sale. Our counsel has advised us
                           that the facts of that case are distinguishable and
                           that the reasoning of that court appears to be
                           inconsistent with established precedent and the
                           Uniform Commercial Code. However, if AutoNation
                           Financial Services enters a bankruptcy proceeding and
                           the court in the bankruptcy proceeding applies the
                           reasoning of the court in that case and
                           defaults in its obligations under the insurance
                           policy, you could experience losses or delays in the
                           payments on your notes.

GEOGRAPHIC CONCENTRATION
OF CONTRACTS IN [STATE],
[STATE] AND [STATE] COULD
RESULT IN LOSSES ON THE
NOTES                      Economic conditions in the jurisdictions where the
                           obligors under the contracts reside may affect the
                           delinquency, loan loss and repossession experience of
                           the trust relating to the contracts. Based on the
                           principal balance of the original pool of contracts
                           on            ,    % of the contracts were originated
                           in [State],    % of the contracts were originated in
                           [State] and    % of the contracts were originated in
                           [State]. Adverse economic conditions affecting
                           [State], [State] or [State] could have a
                           disproportionately significant effect on the
                           delinquency, loan loss and repossession experience of
                           the trust. Adverse economic conditions in those
                           jurisdictions could also have a negative impact on
                           the timing and amount of principal and interest
                           payments on the notes.

NOTEHOLDERS MAY NOT
DECLARE EVENTS OF DEFAULT
UNDER THE INDENTURE OR
DECIDE THE CONSEQUENCES
OF EVENTS OF DEFAULT       Noteholders may not declare events of default under
                           the indenture or decide the consequences of events of
                           default if         has not defaulted under the
                           insurance policy. Generally, only         can declare
                           an event of default under the indenture. If
                           declares an event of default,         will have the
                           right to cause the liquidation of the trust and the
                           redemption of the notes. Following an event of
                           default, the indenture trustee will continue to
                           submit claims under the insurance policy for any
                           shortfalls in the amount needed to make payments on
                           the notes. However,         may instead elect to
                           repay all or any portion of the outstanding notes,
                           plus any accrued interest.

EVENTS OF DEFAULT UNDER
THE INDENTURE COULD
RESULT IN LOSSES OR
ACCELERATION OF PAYMENTS
ON THE NOTES               If an event of default occurs under the indenture
                           resulting in the acceleration of the notes, it may
                           shorten the average term and date of final payment of
                           the notes. You may not be able to reinvest the
                           principal repaid to you earlier than expected at a
                           rate of return that is equal to or greater than the
                           rate of return on your notes. In addition, you may
                           not be paid the principal amount of your notes in
                           full if        defaults under the insurance policy
                           and the assets of the trust are insufficient to pay
                           the principal amount of all the notes in full.

CLASS A-2 NOTES, CLASS
A-3 NOTES AND CLASS A-4
NOTES BEAR ADDITIONAL
CREDIT RISK                The class A-2 notes, the class A-3 notes and the
                           class A-4 notes bear more credit risk than the class
                           A-1 notes. Principal payments on the class A-2 notes
                           will not begin until all principal on the class A-1
                           notes has been repaid. Similarly, principal payments
                           on the class A-3 notes will not begin until all
                           principal on the class A-2 notes has been repaid.
                           Additionally, principal payments on the class A-4
                           notes will not begin until all principal on the class

                           A-3 notes has been repaid. If        defaults under
                           the insurance policy after one or more classes of
                           notes have been fully or partially repaid and before
                           other classes of notes with a higher numerical
                           designation have been fully repaid, subsequent losses
                           on the contracts will have a disproportionately
                           greater effect on those classes of notes with higher
                           numerical designations.

POTENTIAL COMPUTER
PROGRAM PROBLEMS
BEGINNING IN THE YEAR
2000 COULD RESULT IN
DELAYS IN PAYMENTS ON
THE NOTES                  The payment of principal and interest on the notes
                           could be delayed if AutoNation Financial Services, in
                           its capacity as the servicer, or the indenture
                           trustee experience problems in their computer
                           programs or systems relating to the year 2000. Many
                           existing computer programs and systems use only two
                           digits to identify a year. These programs or systems
                           could fail or produce erroneous results during the
                           transition from the year 1999 to the year 2000 and
                           afterwards.

                           If AutoNation Financial Services, in its capacity as the servicer, does not have computer systems that are year 2000 compliant by the year 2000, the ability of AutoNation Financial Services to service the contracts may be materially and adversely affected.
                           If the indenture trustee does not have computer systems that are year 2000 compliant by the year
                           2000, its ability to make distributions on the notes may be materially and adversely affected.

                           If World Omni Financial Corp., in its capacity as the subservicer, does not attain year 2000 compliance for its significant information technology systems by the year 2000, World Omni believes that it would be unable to sustain its current level of performance and customer service. World Omni has undertaken a comprehensive program to coordinate its compliance efforts. World Omni does not anticipate that year
                           2000 issues on World Omni's part will have a material adverse effect on the trust, the assets of the trust
                           (including the contracts) or the servicing of those assets. However, to the extent that World Omni's systems have year 2000 problems, the amount and timing of distributions to noteholders could be affected.

                            DESCRIPTION OF THE TRUST



Capitalized terms are defined in this prospectus supplement and, if not, in the accompanying prospectus. Definitions are indicated by boldface type. Both the accompanying prospectus and this prospectus supplement contain an index of defined terms listing the page numbers where definitions can be found.





ANRC AUTO OWNER TRUST



     ANRC Auto Owner Trust is a business trust formed under the laws of the state of Delaware pursuant to an amended and restated owner trust agreement,
dated as of                   , between the owner trustee and the seller.



     The assets of the trust will include a pool of motor vehicle retail installment sales contracts, all of which are secured by new and used automobiles and light-duty trucks, acquired from the seller pursuant to a sale
and servicing agreement, dated as of                   , among the trust, the
seller and the servicer. The trust has not and will not engage in any business activity other than the following:


          (1) acquiring, holding and managing the contracts and the other assets of the trust and proceeds therefrom;


          (2) issuing the following notes to noteholders:



             o the ANRC Auto Owner Trust             ,    % Class A-1
               Asset-Backed Notes;



             o the ANRC Auto Owner Trust             ,    % Class A-2
               Asset-Backed Notes;



             o the ANRC Auto Owner Trust             ,    % Class A-3
               Asset-Backed Notes; and



             o the ANRC Auto Owner Trust             ,    % Class A-4
               Asset-Backed Notes;



          (3) making payments and distributions on the notes; and


          (4) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.


     The trust's principal executive offices are located in
                     , Delaware, in care of the owner trustee at the address listed below under "--The Owner Trustee."



CAPITALIZATION OF THE TRUST



     The trust will initially be capitalized with equity (exclusive of the funds
deposited in the Spread Account) equal to $            , which is the difference
between the Pool Balance as of the Cut-Off Date and the initial aggregate principal amount of the notes. The residual interest in the trust (including the right to receive distributions from the Spread Account) will be held by the seller.



     The following table illustrates the capitalization of the trust as of
                        (the "CLOSING DATE"):



Class A-1 Notes.........................................   $
Class A-2 Notes.........................................
Class A-3 Notes.........................................
Class A-4 Notes.........................................
Equity..................................................
                                                           ----------
  Total.................................................   $
                                                           ----------
                                                           ----------

THE OWNER TRUSTEE


                          will be the owner trustee. The owner trustee is a
Delaware banking corporation with principal offices located at



     The liability of the owner trustee in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the owner trust agreement and the sale and servicing agreement.


TRUST PROPERTY

     The property of the trust will include, among other things, the following:


          (1) the contracts, all of which will have been purchased from the seller and are secured by financed vehicles;



          (2) documents relating to the contracts, including all servicing records in hard or electronic form;


          (3) collections received with respect to all originated or purchased contracts;


          (4) liens on the financed vehicles and the right to receive proceeds from claims on any related insurance policies covering the financed vehicles or the related obligors;



          (5) all amounts on deposit in the Collection Account, the Payment Account, the Note Distribution Account and the Spread Account, including the principal amount of all Eligible Investments credited to the Collection Account and the Spread Account (but excluding any investment income from Eligible Investments credited to the Collection Account, which will be paid to the servicer);



          (6) the right of the seller to cause AutoNation Financial Services to repurchase any contracts with respect to which it breaches any of its representations or warranties or its servicing obligations; and



          (7) all proceeds of the foregoing (collectively, the "TRUST
     PROPERTY").



     Pursuant to an indenture, dated as of                      , between the
trust and                         , as indenture trustee, the trust will grant a
security interest in the Trust Property in favor of the indenture trustee on behalf of the noteholders and for the benefit of the insurer in support of the obligations owing to the insurer under the insurance agreement, dated as of
                        , among the insurer, the seller, AutoNation Financial Services, the trust, the owner trustee and the indenture trustee.


      AUTONATION FINANCIAL SERVICES' PORTFOLIO OF MOTOR VEHICLE CONTRACTS

ORIGINATION OF MOTOR VEHICLE CONTRACTS


     AutoNation Financial Services Corp. originates motor vehicle retail installment sales contracts secured by new and used automobiles and light-duty trucks in connection with providing financing for the purchase of those vehicles. The motor vehicle contracts in AutoNation Financial Services' portfolio that were conveyed to the trust (the "RECEIVABLES POOL") are currently originated from application referrals received from the following dealers:
(1) franchised automotive dealerships or used vehicle megastores owned by AutoNation, Inc. and the eight used vehicle megastore licensees and (2) seven third party franchised automotive dealerships. All of the contracts included in the Trust Property have been sold to the seller by AutoNation Financial Services and then sold to the trust. See "AutoNation Financial Services' Portfolio of Motor Vehicle Contracts--Origination of Motor Vehicle Contracts" in the accompanying prospectus.


DELINQUENCY AND LOSS EXPERIENCE


     AutoNation Financial Services considers a contract to be delinquent if at any time $40 or more is past due thereunder. Efforts to collect delinquent contract payments are made by AutoNation Financial Services' collection department personnel, collection agencies and attorneys retained by AutoNation Financial Services. For a description of AutoNation Financial Services' collection practices and policies see "AutoNation Financial Services' Portfolio of Motor Vehicle Contracts--Collection Procedures" in the accompanying prospectus.



     The following tables set forth the delinquency, loss and recovery experience for each of the periods shown for the portfolio of motor vehicle contracts originated and serviced by AutoNation Financial Services. The relatively short amount of time for which AutoNation Financial Services has been involved in the origination of motor vehicle contracts results in limited historical performance information with respect to the motor vehicle contracts it originates and thus, delinquencies and loan losses may differ from existing levels in the portfolio with the passage of time. Moreover, delinquency and loss experience may be influenced by a variety of economic, social and other factors.

DELINQUENCY EXPERIENCE OF AUTONATION FINANCIAL SERVICES' MOTOR VEHICLE CONTRACT
                                   PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                      AT DECEMBER 31,        AT DECEMBER 31,          AT JULY 31,             AT JULY 31,
                                            1997                   1998                   1998                    1999
                                     -------------------   --------------------   --------------------   ----------------------
                                     NUMBER OF             NUMBER OF              NUMBER OF              NUMBER OF
                                     CONTRACTS   AMOUNT    CONTRACTS    AMOUNT    CONTRACTS    AMOUNT    CONTRACTS     AMOUNT
                                     ---------   -------   ---------   --------   ---------   --------   ---------   ----------
Servicing portfolio................    3,129     $36,777     55,460    $765,081     27,035    $375,043    109,349    $1,533,256
Delinquencies
  31-60 days(1)(2).................        4     $    43        775    $ 11,321        140    $  2,103      1,460    $   20,523
  61-90 days(1)(2).................        1     $    16        114    $  1,711          6         112        205    $    2,891
  91+ days(1)(2)...................        1     $     6         23    $    341          3          35         36    $      537
Total delinquencies as a percent of
  servicing portfolio..............     0.19%       0.18%      1.64%       1.75%      0.55%       0.60%      1.56%         1.56%


------------------

(1) Delinquencies include principal amounts only.

(2) The period of delinquency is based on the number of days payments are past due.

 LOAN LOSS EXPERIENCE OF AUTONATION FINANCIAL SERVICES' MOTOR VEHICLE CONTRACT
                                   PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                                                       YEAR ENDED           SEVEN MONTHS ENDED
                                                                      DECEMBER 31,            JULY 31, 1999
                                                                   -------------------    ----------------------
                                                                   1997(1)      1998        1998         1999
                                                                   -------    --------    --------    ----------
Number of motor vehicle contracts outstanding(2)................     3,129      55,460      27,035       109,349
Period end principal outstanding................................   $36,777    $765,081    $375,043    $1,533,256
Average principal outstanding(3)................................   $16,236    $323,768    $131,192    $1,086,018
Number of gross charge-offs.....................................         0         339          49         1,248
Gross charge-offs(4)............................................   $     0    $    946    $     25    $    5,958
Net charge-offs(5)..............................................   $     0    $    911    $     23    $    5,597
Net charge-offs as a percent of average outstanding(6)..........         0%       0.28%       0.01%         0.88%


------------------

(1) Includes information for the period from April 1997 though December 1997.


(2) Number of contracts as of period end.


(3) Computed by taking a simple average of monthly average outstanding principal amounts for such period.


(4) Gross charge-offs are equal to the remaining principal balance less proceeds from the sale of repossessed vehicles.


(5) Net charge-offs are equal to gross charge-offs--less recoveries--on motor vehicle contracts previously charged-off. Net charge-offs exclude expenses associated with collection, repossession and disposition of motor vehicle contracts.


(6) Percentages have been annualized for the seven months ended July 31, 1998 and 1999 and are not necessarily indicative of experience for the year.



     The delinquency and net loss rates set forth above reflect, among other factors, the success of AutoNation Financial Services' collection efforts and general economic conditions. At July 31, 1999, delinquencies for the servicing portfolio represented 1.56% of the amount of motor vehicle contracts in AutoNation Financial Services' servicing portfolio or $24.0 million as compared to 0.60% at July 31, 1998 or $2.3 million. The net losses for the servicing portfolio as a percentage of average serviced loans outstanding was 0.88% for the seven months ended July 31, 1999 compared to 0.01% for the seven months ended July 31, 1998. However, AutoNation Financial Services has limited performance data for the motor vehicle retail installment sales contracts it originates. As AutoNation Financial Services' portfolio of contracts matures, delinquency percentages and loan losses may differ from prior performance. We cannot assure you that the performance of the contracts in the trust will be similar to the limited historical performance of the portfolio set forth above.





                          DESCRIPTION OF THE CONTRACTS



     All of the contracts in the Receivables Pool will be purchased by the seller from AutoNation Financial Services. All of the contracts have been
originated by AutoNation Financial Services as of              (the "CUT-OFF
DATE") from loan application referrals received from dealers. See "AutoNation Financial Services' Portfolio of Motor Vehicle Contracts" herein and in the accompanying prospectus. The total principal balance of the contracts in the Receivables Pool as of the close of business on
                , was $             . Each of the contracts in the trust will be
a fixed rate contract where the allocation of each payment between interest and principal is calculated using the simple interest method. For a more detailed explanation of this calculation method, see "Description of the Contracts-Calculation Method" in the accompanying prospectus.



     As of the Cut-Off Date, contracts included in the trust were originated in states, the District of Columbia and other United States territories and
possessions. As of the Cut-Off Date, contracts originated in [State] totaled   %
of the trust, contracts originated in [State] totaled   % of the trust and
contracts originated in [State] totaled   % of the trust. As of the Cut-Off
Date, the aggregate principal balances of the contracts originated in any other
single state did not exceed   %.



     The contracts included in the trust were selected from the motor vehicle contracts in AutoNation Financial Services' portfolio using the criteria described below. No selection procedures were used with respect to the contracts that are adverse to the noteholders or the insurer. Contracts representing
     % of the Trust Property are secured by new vehicles, and contracts
representing      % of the Trust Property are secured by used vehicles. The
seller may not substitute other contracts for the contracts presently in the trust at any time during the term of the sale and servicing agreement.



     The seller will represent that each contract included in the trust satisfies several eligibility requirements, including the following:



      (1) the contract is secured by a new or used automobile or light-duty truck;



      (2) the contract has an annual percentage rate, also known as an APR, of
          at least    % and not more than    %;



      (3) the contract has a remaining maturity as of the Cut-Off Date of not
          more than    months;



      (4) the contract has an original maturity of not more than    months;



      (5) the contract is a fully-amortizing fixed rate contract which provides for level scheduled monthly payments determined on the basis of the simple interest method (except for the first and last payment, which may be minimally different from the level payments);



      (6) the contract has no payment more than    days past due as of the
          Cut-Off Date;



      (7) the contract has a remaining principal balance as of the Cut-Off Date
          of not more than $      and not less than $      ;



      (8) as of the Cut-Off Date, the seller or the servicer has not identified the related obligor as being the subject of a bankruptcy, insolvency, reorganization or other similar proceeding;



      (9) the contract is a retail installment sales contract;



     (10) the contract was originated in the United States by a dealer for the retail sale of a financed vehicle in the ordinary course of the dealer's business;



     (11) the contract requires the related obligor to maintain physical damage and theft insurance covering the related financed vehicle;



     (12) the contract complied with AutoNation Financial Services' credit and collection policies and procedures at the time of its origination by AutoNation Financial Services;



     (13) the contract does not provide for the substitution, exchange or addition of any financed vehicle subject to the contract;



     (14) only one original executed copy of the contract exists; and



     (15) the contract constitutes "chattel paper" under the Uniform Commercial Code as in effect in the applicable jurisdiction.



     Set forth below is selected data concerning the contracts as of the Cut-Off
Date which had a pool balance of $           (the "POOL BALANCE").

                          COMPOSITION OF THE CONTRACTS


Aggregate principal balance..................................................   $
Number of Contracts..........................................................
Average principal balance outstanding........................................   $
Average original amount financed.............................................   $
Original amount financed (range).............................................                 to
Weighted average APR.........................................................                  %
APR (range)..................................................................           % to   %
Weighted average original term...............................................
Original term (range)........................................................        to   mos.
Weighted average remaining term..............................................
Remaining term (range).......................................................        to   mos.

                     DISTRIBUTION BY APRS OF THE CONTRACTS


                                                                                                             % OF
                                                                    NUMBER OF      % OF       PRINCIPAL     CUT-OFF
APR RANGE                                                           CONTRACTS    CONTRACTS    BALANCE      POOL BALANCE
-----------------------------------------------------------------   ---------    ---------    ---------    ------------
 0.000% to  7.000%...............................................
 7.001% to  8.000%...............................................
 8.001% to  9.000%...............................................
 9.001% to 10.000%...............................................
10.001% to 11.000%...............................................
11.001% to 12.000%...............................................
12.001% to 13.000%...............................................
13.001% to 14.000%...............................................
14.001% to 15.000%...............................................
15.001% to 16.000%...............................................
16.001% to 17.000%...............................................
17.001% to 18.000%...............................................
18.001% to 19.000%...............................................
19.001% to 20.000%...............................................
20.001% to 21.000%...............................................
21.001% and over.................................................
                                                                     -------      -------      -------        ------
  Totals.........................................................                        %(1)                       %(1)


------------------

(1) Percentages may not add to 100% due to rounding.

                   GEOGRAPHIC CONCENTRATION OF THE CONTRACTS



                                                                                                             % OF
                                                                    NUMBER OF      % OF       PRINCIPAL     CUT-OFF
                                                                    CONTRACTS    CONTRACTS    BALANCE      POOL BALANCE
                                                                    ---------    ---------    ---------    ------------
Alabama..........................................................
Arizona..........................................................
California.......................................................
Colorado.........................................................
Florida..........................................................
Georgia..........................................................
Illinois.........................................................
Indiana..........................................................
Iowa.............................................................
Maryland.........................................................
Michigan.........................................................
Minnesota........................................................
Nevada...........................................................
New Jersey.......................................................
North Carolina...................................................
Ohio.............................................................
Pennsylvania.....................................................
South Carolina...................................................
Tennessee........................................................
Texas............................................................
Virginia.........................................................
Washington.......................................................
                                                                     -------      -------      -------        ------
  Totals.........................................................                  100.00%(1)                 100.00%(1)


------------------
(1) Percentages may not add to 100% due to rounding.


     Since the largest balance of contract obligors (based on state of origination) whose accounts were included in the trust as of were located in [State], [State] and [State], adverse changes in the economic conditions in these jurisdictions could have a direct impact on the timing and amount of payments on the notes.





                   MODEL YEAR CONCENTRATION OF THE CONTRACTS



                                                                                                             % OF
                                                                    NUMBER OF      % OF       PRINCIPAL     CUT-OFF
                                                                    CONTRACTS    CONTRACTS    BALANCE      POOL BALANCE
                                                                    ---------    ---------    ---------    ------------
1993.............................................................
1994.............................................................
1995.............................................................
1996.............................................................
1997.............................................................
1998.............................................................
1999.............................................................
2000.............................................................
Other(1).........................................................
                                                                     -------      -------      -------        ------
  Totals.........................................................                  100.00%(2)                 100.00%(2)


                                                        (Footnotes on next page)

(Footnotes from previous page)

------------------

(1) Includes all model years comprising less than   % by principal balance of
    the Pool Balance.
(2) Percentages may not add to 100% due to rounding.



     In addition, $        (  %), $        (  %) and $        (  %) of the
contracts included in the trust relate to financial vehicles manufactured by
                         ,                          and
                         , respectively. The balance of the contracts relate to
financial vehicles manufactured by manufacturers comprising less than   % of the
Pool Balance. We believe that these concentrations are consistent with those manufacturers' market shares.


                     MATURITY AND PREPAYMENT CONSIDERATIONS


     The indenture provides that the noteholders may receive payments of principal on the 15th day of each month (or if that day is not a business day (i.e., a Saturday, Sunday, a day on which the insurer is closed or a day on which banking institutions in New York, New York or in the city in which the indenture trustee's corporate trust office or the owner trustee's corporate trust office is located are authorized or obligated by law to be closed), on the next succeeding business day) (each, a "DISTRIBUTION DATE"), but will receive the full outstanding principal amount of each class of notes no later than in
the case of (1) the class A-1 notes,                 , (2) in the case of the
class A-2 notes,                 , (3) in the case of the class A-3 notes,
                and (4) in the case of the class A-4 notes, (collectively, the "FINAL SCHEDULED DISTRIBUTION DATES").



     Contracts are or will be prepayable in full by the obligors at any time without penalty. See "Maturity and Prepayment Considerations" in the accompanying prospectus regarding the effects of prepayments on the weighted average life of the contracts. As the rate of payment of principal of each class of notes depends primarily on the rate of payment (including prepayments) of the principal of the contracts, final payment of any class of notes is expected to occur earlier, and could occur significantly earlier, than the respective Final Scheduled Distribution Dates for the notes. In addition, the rate of payment of principal of each class of notes will be affected by the portion of collections on the contracts relating to the Overcollateralization Amount applied to the payment of principal of the notes. See "Risk Factors--Potential prepayment of the notes may require reinvestment of principal at a lower rate of return" herein.



     The trust can make no prediction as to the actual prepayment rates that will be experienced on the contracts in either stable or changing interest rate environments. In addition, the rate of payment of principal of each class of notes will be affected by the incidence of delinquencies, defaults and losses on the contracts, the level of overcollateralization and by any accelerated payments made on the notes following an event of default under the indenture. See "Risk Factors--Events of default under the indenture could result in losses or acceleration of payments on the notes" herein. In addition, while it is anticipated that there will be monthly principal and interest collections in an amount sufficient to pay the outstanding principal amount of each class of notes on the applicable Final Scheduled Distribution Dates, no assurance can be given in that regard. Full payment of each class of notes by the applicable Final Scheduled Distribution Dates depends on, among other things, the payment by obligors of amounts due under the contracts and the fulfillment of the insurer's obligations under the insurance policy.



     Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the absolute prepayment model, represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. The absolute prepayment model further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% absolute prepayment model rate means that 100 receivables prepay each month. The absolute prepayment model does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the contracts.



     The tables captioned "Percent of Initial Class A-1 Note and Class A-2 Note Principal Balances at Various Absolute Prepayment Model Percentages" and "Percent of Initial Class A-3 Note and Class A-4 Note Principal

Balances at Various Absolute Prepayment Model Percentages" have been prepared on the basis of the characteristics of the contracts. Each absolute prepayment model table assumes that (a) the contracts prepay in full at the specified constant percentage of the absolute prepayment model monthly, with no defaults, losses or repurchases, (b) each scheduled monthly payment on the contracts is made on the last day of each month and each month has 30 days, (c) payments on the notes are made on each Distribution Date (and each Distribution Date is assumed to be the 15th day of each applicable month), (d) the balance in the Spread Account on each Distribution Date is equal to the Spread Account Required Amount and (e) the servicer does not exercise its option to purchase the contracts. The contracts have an assumed cut-off date of the Cut-Off Date. Each absolute prepayment model table indicates the projected weighted average life of each class of notes and sets forth the percent of the initial principal amount of each class of notes that is projected to be outstanding after each of the Distribution Dates shown at various constant absolute prepayment model percentages.


     The absolute prepayment model tables also assume that (a) the contracts have been aggregated into hypothetical pools with all of the contracts within each pool having the following characteristics and (b) the level scheduled monthly payment for each pool (which is based on its principal balance, weighted average APR, weighted average original term to maturity and weighted average remaining term to maturity as of the Cut-Off Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.



                                                             WEIGHTED AVERAGE    WEIGHTED AVERAGE
                                    AGGREGATE    WEIGHTED    ORIGINAL TERM       REMAINING TERM
                                    PRINCIPAL    AVERAGE     TO MATURITY         TO MATURITY
POOL                                BALANCE       APR        (IN MONTHS)         (IN MONTHS)
---------------------------------   ---------    --------    ----------------    ----------------
1                                    $                 %
2                                    $                 %
3                                    $                 %
4                                    $                 %
5                                    $                 %
                                     $



     The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from the results hypothesized in the forward-looking statements. The actual characteristics and performance of the contracts will differ from the assumptions used in constructing each absolute prepayment model table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the contracts will prepay at a constant level until maturity or that all of the contracts will prepay at the same level. Moreover, the diverse terms of contracts within each of the five hypothetical pools could produce slower or faster principal distributions than indicated in each absolute prepayment model table at the various constant absolute prepayment model percentages specified, even if the original and remaining terms to maturity of the contracts are as assumed. Any difference between these assumptions and the actual characteristics and performance of the contracts, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of the notes.

    PERCENT OF INITIAL CLASS A-1 NOTE AND CLASS A-2 NOTE PRINCIPAL BALANCES
                AT VARIOUS ABSOLUTE PREPAYMENT MODEL PERCENTAGES



                                                 CLASS A-1 NOTES                         CLASS A-2 NOTES
                                       -----------------------------------     -----------------------------------
                                           ASSUMED ABSOLUTE PREPAYMENT             ASSUMED ABSOLUTE PREPAYMENT
                                               MODEL PRECENTAGE(2)                     MODEL PRECENTAGE(2)
                                       -----------------------------------     -----------------------------------
DISTRIBUTION DATES                     0.50%     1.00%     1.50%     2.00%     0.50%     1.00%     1.50%     2.00%
-------------------------------------  -----     -----     -----     -----     -----     -----     -----     -----
Closing Date.........................
September 15, 1999...................
October 15, 1999.....................
November 15, 1999....................
December 15, 1999....................
January 15, 2000.....................
February 15, 2000....................
March 15, 2000.......................
April 15, 2000.......................
May 15, 2000.........................
June 15, 2000........................
July 15, 2000........................
August 15, 2000......................
September 15, 2000...................
October 15, 2000.....................
November 15, 2000....................
December 15, 2000....................
January 15, 2001.....................
February 15, 2001....................
March 15, 2001.......................
April 15, 2001.......................
May 15, 2001.........................
June 15, 2001........................
July 15, 2001........................
August 15, 2001......................
September 15, 2001...................
October 15, 2001.....................
November 15, 2001....................
December 15, 2001....................
January 15, 2002.....................
February 15, 2002....................
March 15, 2002.......................
April 15, 2002.......................
May 15, 2002.........................
June 15, 2002........................
Weighted Average Life
  (years)(1) ........................


------------------

(1) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of the issuance of the note to the Distribution Date on which the principal payment is made, (b) adding the results and (c) dividing the sum by the initial principal balance of the note.



(2) An asterisk (*) means a percent of initial note principal balance of more than zero and less than 0.50%.



     THE ABSOLUTE PREPAYMENT MODEL TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE CONTRACTS WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

    PERCENT OF INITIAL CLASS A-3 NOTE AND CLASS A-4 NOTE PRINCIPAL BALANCES
                AT VARIOUS ABSOLUTE PREPAYMENT MODEL PERCENTAGES



                                                        CLASS A-3 NOTES                     CLASS A-4 NOTES
                                                --------------------------------    --------------------------------
                                                  ASSUMED ABSOLUTE PREPAYMENT         ASSUMED ABSOLUTE PREPAYMENT
                                                        MODEL PERCENTAGE                    MODEL PERCENTAGE
                                                --------------------------------    --------------------------------
DISTRIBUTION DATES                              0.50%    1.00%    1.50%    2.00%    0.50%    1.00%    1.50%    2.00%
---------------------------------------------   -----    -----    -----    -----    -----    -----    -----    -----
Closing Date.................................
September 15, 1999...........................
October 15, 1999.............................
November 15, 1999............................
December 15, 1999............................
January 15, 2000.............................
February 15, 2000............................
March 15, 2000...............................
April 15, 2000...............................
May 15, 2000.................................
June 15, 2000................................
July 15, 2000................................
August 15, 2000..............................
September 15, 2000...........................
October 15, 2000.............................
November 15, 2000............................
December 15, 2000............................
January 15, 2001.............................
February 15, 2001............................
March 15, 2001...............................
April 15, 2001...............................
May 15, 2001.................................
June 15, 2001................................
July 15, 2001................................
August 15, 2001..............................
September 15, 2001...........................
October 15, 2001.............................
November 15, 2001............................
December 15, 2001............................
January 15, 2002.............................
February 15, 2002............................
March 15, 2002...............................
April 15, 2002...............................
May 15, 2002.................................
June 15, 2002................................


------------------

THE ABSOLUTE PREPAYMENT MODEL TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE CONTRACTS WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

    PERCENT OF INITIAL CLASS A-3 NOTE AND CLASS A-4 NOTE PRINCIPAL BALANCES
          AT VARIOUS ABSOLUTE PREPAYMENT MODEL PERCENTAGES (CONTINUED)



                                                        CLASS A-3 NOTES                     CLASS A-4 NOTES
                                                --------------------------------    --------------------------------
                                                  ASSUMED ABSOLUTE PREPAYMENT         ASSUMED ABSOLUTE PREPAYMENT
                                                      MODEL PERCENTAGE(2)                 MODEL PERCENTAGE(2)
                                                --------------------------------    --------------------------------
DISTRIBUTION DATES                              0.50%    1.00%    1.50%    2.00%    0.50%    1.00%    1.50%    2.00%
---------------------------------------------   -----    -----    -----    -----    -----    -----    -----    -----
July 15, 2002................................
August 15, 2002..............................
September 15, 2002...........................
October 15, 2002.............................
November 15, 2002............................
December 15, 2002............................
January 15, 2003.............................
February 15, 2003............................
March 15, 2003...............................
April 15, 2003...............................
May 15, 2003.................................
June 15, 2003................................
July 15, 2003................................
August 15, 2003..............................
September 15, 2003...........................
October 15, 2003.............................
November 15, 2003............................
December 15, 2003............................
January 15, 2004.............................
February 15, 2004............................
March 15, 2004...............................
April 15, 2004...............................
May 15, 2004.................................
June 15, 2004................................
July 15, 2004................................
August 15, 2004..............................
September 15, 2004...........................
October 15, 2004.............................
November 15, 2004............................
December 15, 2004............................
January 15, 2005.............................
February 15, 2005............................
March 15, 2005...............................
Weighted Average Life (years) (1)............


------------------

(1) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of the issuance of the note to the Distribution Date on which the principal payment is made, (b) adding the results and (c) dividing the sum by the initial principal balance of the note.



(2) An asterisk (*) means a percent of initial note principal balance of more than zero and less than 0.5%.



     THE ABSOLUTE PREPAYMENT MODEL TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE CONTRACTS WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                                USE OF PROCEEDS


     The net proceeds of the initial sale of the notes will be used by the trust to purchase the contracts from the seller pursuant to the sale and servicing agreement and to fund the deposits in the Spread Account maintained for the benefit of the noteholders and the insurer. The net proceeds to be received by the seller from the sale of the contracts to the trust will be used by the seller to repay indebtedness incurred, or to pay other amounts owed, in connection with its acquisition of the contracts from AutoNation Financial Services and to pay other expenses in connection with the pooling of the contracts and the issuance of the notes. AutoNation Financial Services will use the proceeds from the sale of the contracts for general corporate purposes.


                            DESCRIPTION OF THE NOTES


     The notes will be issued pursuant to the terms of the indenture. A copy of the indenture will be filed with the SEC following the issuance of the notes. The following summaries, together with the summaries contained under "Description of the Securities" and "Description of the Indenture" in the accompanying prospectus, describe all of the material terms of the notes and the indenture. However, these summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the notes and the indenture. Where particular provisions of or terms used in the indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of the summaries. The following summaries supplement the description of the general terms and provisions of the indenture set forth under the heading "Description of the Indenture" in the accompanying prospectus, to which description reference is hereby made.





ISSUANCE AND REGISTRATION OF THE NOTES



     The notes of each class will be offered for purchase in minimum denominations of $1,000 and integral multiples thereof, except that one note of each class may be issued in a different denomination. The notes will initially be represented by one or more physical certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company, also known as DTC. The interests of holders of beneficial interests in the global notes will be available for purchase in book-entry form only. Unless and until the notes are issued in definitive registered form under the limited circumstances described herein, no holder of a beneficial interest in a global note will be entitled to receive a definitive certificate representing that person's interest in the notes. All references herein to actions by noteholders shall refer to actions taken by DTC upon instructions from its participating organizations and all references herein to payments, distributions, notices, reports and statements to noteholders shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the notes, as the case may be, for distribution to holders of beneficial interests in a global note in accordance with DTC procedures. See "Description of the Securities--Book-Entry Registration" and "--Definitive Securities" in the accompanying prospectus.



     Unless and until notes in definitive registered form have been issued, payments on each Distribution Date will be made through the facilities of DTC and the related Record Date will be the business day prior to that Distribution Date. If notes in definitive registered form are issued, the related Record Date will be the last day of the calendar month preceding the Distribution Date. The final payment of principal of, and interest on, each note will be made only upon presentation and surrender of the note at the office or agency of the indenture trustee maintained for that purpose.


INTEREST PAYMENTS


     Interest on the outstanding principal amount of each class of notes will accrue at a per annum rate equal to the applicable interest rate for that class of notes and, except as otherwise provided herein, will be distributed to the
noteholders monthly on each Distribution Date, commencing           , and on the
applicable Final Scheduled Distribution Date. The interest period with respect to any Distribution Date will be the period from the previous Distribution Date or, in the case of the first Distribution Date, from and including the Closing Date, to but excluding the Distribution Date (each, an "INTEREST ACCRUAL PERIOD"). Interest on the class A-1 notes will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

Interest on the class A-2 notes, the class A-3 notes and the class A-4 notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.



     The class A-1 notes will bear interest at the rate of      % per annum, the
class A-2 notes will bear interest at the rate of      % per annum, the
class A-3 notes will bear interest at the rate of      % per annum and the
class A-4 notes will bear interest at the rate of      % per annum.



     Interest accrued but not paid to the holders of any class of notes on any Distribution Date will be due on the immediately succeeding Distribution Date, together with, to the extent permitted by applicable law, interest on the shortfall at the related interest rate for that class of notes. Interest distributions with respect to the notes will be made as described below under "Description of the Transfer and Servicing Agreements--Distributions" herein.


PRINCIPAL PAYMENTS


     Principal payments will be made to the noteholders, to the extent described below, on each Distribu tion Date in an amount equal to the Note Principal Distributable Amount. See "Description of the Transfer and Servicing Agreements--Distributions" herein.



     Principal payments on the notes will be applied on each Distribution Date from the Note Distribution Account in the following order of priority:



          (1) to the holders of the class A-1 notes until the principal amount of the class A-1 notes has been reduced to zero;



          (2) to the holders of the class A-2 notes until the principal amount of the class A-2 notes has been reduced to zero;



          (3) to the holders of the class A-3 notes until the principal amount of the class A-3 notes has been reduced to zero; and



          (4) to the holders of the class A-4 notes until the principal amount of the class A-4 notes has been reduced to zero.



     The principal amount of each class of notes, to the extent not previously paid, will be due on the related Final Scheduled Distribution Date for that class of notes. The actual date on which the outstanding principal amount of any class of notes is paid is expected to be earlier, and could be significantly earlier, than the Final Scheduled Distribution Date for that class and will be based on a variety of factors, including the factors described under "Maturity and Prepayment Considerations" herein and in the accompanying prospectus.



     Any assets remaining in the trust after the payment in full of the notes and of any amounts owed to the servicer, the trustees and the insurer will be distributed to the seller pursuant to the terms of the owner trust agreement and the sale and servicing agreement.


OPTIONAL REDEMPTION


     Any outstanding notes will be subject to redemption in whole, but not in part, on any Distribution Date relating to an Optional Purchase. When the outstanding principal balance of the contracts has declined to 10% or less of the original Pool Balance, the servicer may, in its sole discretion, exercise its option to purchase the Trust Property. If the servicer exercises this option, the redemption price for each class of notes will equal the unpaid principal amount of that class of notes plus accrued and unpaid interest thereon at the applicable interest rate. The trust will also pay or cause to be paid all amounts owed to the insurer, the servicer, the indenture trustee and the owner trustee in connection with any Optional Purchase. Any optional redemption by the servicer will effect an early retirement of any outstanding class of notes. See "Description of the Transfer and Servicing Agreements--Termination" herein.

THE INDENTURE TRUSTEE


                      will be the indenture trustee. The indenture trustee is a banking corporation and its Corporate Trust Office is located at
                         .



     The indenture trustee will have the rights and duties set forth under "Description of the Transfer and Servicing Agreements--The Owner Trustee and Indenture Trustee" in the accompanying prospectus.





EVENTS OF DEFAULT UNDER THE INDENTURE



     An event of default under the indenture will include, among other things, the occurrence of any of the following events:



          (1) the delivery to the insurer of a claim for payment under the insurance policy;


          (2) a default for five days or more in the payment of any interest on any note;


          (3) a default in the payment of any principal on the applicable Final Scheduled Distribution Date for a class of notes (collectively, with (2) above, a "PAYMENT DEFAULT");


          (4) a default in the observance or performance of any covenant or agreement of the trust made in the indenture and the continuation of any default for a period of 30 days after notice thereof is given to the trust by the indenture trustee or the insurer, or to the trust, the insurer and the indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding acting together as a single class, in each case specifying the event of default and requiring it to be remedied;


          (5) any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith was incorrect in a material respect as of the time made, and the breach is not cured within 30 days after notice thereof is given to the trust by the indenture trustee or the insurer, or to the trust, the insurer and the indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding acting together as a single class, in each case specifying the breach and requiring it to be remedied; or


          (6) specified events of bankruptcy, insolvency, receivership or liquidation with respect to the trust (each, a "TRUST BANKRUPTCY EVENT");



provided that so long as no Insurer Default shall have occurred and be continuing, neither the indenture trustee nor the noteholders may accelerate the notes under the indenture. So long as an Insurer Default shall not have occurred and be continuing, acceleration of the notes under the indenture will occur only upon delivery by the insurer to the trust and the indenture trustee of notice that the notes are immediately due and payable. The failure to pay principal on a class of notes will not result in the occurrence of an event of default under the indenture until the Final Scheduled Distribution Date for that class of notes.



     Upon the occurrence of an event of default under the indenture, so long as an Insurer Default shall not have occurred and be continuing, the insurer will have the right, but not the obligation, to cause the indenture trustee to liquidate the Trust Property, in whole or in part, on any date or dates following the acceleration of the notes due to the event of default as the insurer, in its sole discretion, shall elect. The insurer may not, however, cause the indenture trustee to liquidate the Trust Property, in whole or in part, if the proceeds of the liquidation would not be sufficient to pay all outstanding principal of, and accrued interest on, the notes unless the event of default arose from a claim made on the insurance policy or from a Trust Bankruptcy Event. Following the occurrence of any event of default under the indenture, the indenture trustee will continue to submit claims under the insurance policy for any shortfalls in amounts available to make payments or distributions of guaranteed amounts on the notes. However, following the occurrence of an event of default under the indenture (so long as an Insurer Default shall not have occurred and be continuing), the insurer, at its sole option, may elect to pay all or any portion of the outstanding amount of the notes, plus accrued interest thereon to the date of the payment. See "Description of the Insurance Policy" herein.



     If an Insurer Default has occurred and is continuing, upon the occurrence of an event of default under the indenture (other than an event of default occurring solely because of a draw on the insurance policy), the holders of at least 66 2/3% of the principal amount of the notes then outstanding may declare the principal of the notes to be immediately due and payable. If an Insurer Default has occurred and is continuing and an event of default under the indenture shall have occurred and be continuing (other than an event of default occurring solely because of a draw on the insurance policy), the holders of at least 66 2/3% of the principal amount of the notes will have the right to control the exercise of remedies available with respect to the event of default, including the right to direct the indenture trustee to maintain possession of the Trust Property or to liquidate the Trust Property in whole or in part; provided, however, that those noteholders may not direct the indenture trustee to liquidate the Trust Property in whole or in part unless (1) the event of default has occurred because of a Payment Default or a Trust Bankruptcy Event, and in either case the insurer shall have failed to make a payment required under the insurance policy in accordance with its terms or (2)(A) an event of default under the indenture has occurred other than as described in clause (1), (B) the insurer shall not have failed to make a payment required under the insurance policy in accordance with its terms and (C) the proceeds of the sale will be sufficient to pay all principal on the notes, together with accrued interest thereon, and all amounts owing to the insurer under the insurance agreement. In the event of a sale of the contracts as described in clause (2) of the preceding sentence, the insurance policy will not be available to cover losses to noteholders resulting from the sale and will be terminated and the insurer will have no further obligation to make any payment thereunder. See "Risk Factors--Events of default under the indenture could result in losses or acceleration of payments on the notes" herein.


     "INSURER DEFAULT" shall mean the occurrence and continuance of any of the following events:


     (1) the insurer shall have failed to make a payment required under the insurance policy in accordance with its terms;



     (2) the insurer shall have (a) filed a petition or commenced any case or proceeding in respect of the insurer under any provision or chapter of the United States Bankruptcy Code or similar state laws, (b) made a general assignment for the benefit of its creditors or (c) had an order for relief entered against it under the United States Bankruptcy Code or similar state laws which is final and nonappealable; or



     (3) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (a) appointing a custodian, trustee, agent or receiver for the insurer or for all or any material portion of its property or (b) authorizing the taking of possession by a custodian, trustee, agent or receiver of the insurer (or the taking of possession of all or any material portion of the property of the insurer).

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS


     The following summary describes selected terms of the sale and servicing agreement and the owner trust agreement. Copies of the sale and servicing agreement and the owner trust agreement will be filed with the SEC following the issuance of the notes. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the sale and servicing agreement and the owner trust agreement. Where particular provisions of or terms used in the sale and servicing agreement or the owner trust agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of the summary. The following summary supplements the description of the general terms and provisions of the sale and servicing agreement and the owner trust agreement set forth under the heading "Description of the Transfer and Servicing Agreements" in the accompanying prospectus, to which description reference is hereby made.


SALE AND ASSIGNMENT OF THE CONTRACTS


     Pursuant to the receivables purchase agreement between the seller and AutoNation Financial Services, prior to the issuance of the notes, AutoNation Financial Services will sell and assign to the seller its entire interest in the contracts and the proceeds thereof, including its security interests in the financed vehicles. In turn, the seller will sell and assign to the trust, without recourse, the seller's entire interest in the contracts. Each contract will be identified in a schedule appearing as an exhibit to the sale and servicing agreement. Concurrently with the sale and assignment of the contracts, the trust will pledge the assets acquired by it to the indenture trustee pursuant to the indenture, and definitive certificates representing the notes will be delivered to the underwriters of the notes in respect of payment to the seller of the net purchase price of the notes. The trust will also pledge its rights under the sale and servicing agreement to the indenture trustee as collateral for the notes, and the trust's rights under the sale and servicing agreement may be enforced directly by the indenture trustee. See "Description of the Transfer and Servicing Agree ments--Sale and Assignment of the Contracts" in the accompanying prospectus.


THE ACCOUNTS


     The Collection Account. The indenture trustee will establish and maintain an account (the "COLLECTION ACCOUNT") in the name of the indenture trustee into which the servicer will deposit all collections from the related contracts. Funds in the Collection Account will be invested in Eligible Investments by the indenture trustee, acting at the direction of the servicer. Eligible Investments made with respect to the Collection Account will mature no later than the following Distribution Date after they were invested and any income from amounts on deposit in the Collection Account which were invested in Eligible Investments will be paid monthly to the servicer, unless otherwise directed by the servicer. See "Description of the Transfer and Servicing Agreements--The Collection Account and Eligible Investments" in the accompanying prospectus.



     The Payment Account. The indenture trustee shall establish and maintain an account (the "PAYMENT ACCOUNT") in the name of the indenture trustee, into which amounts released from the Collection Account for distribution to noteholders will be deposited prior to the transfer of those amounts to the Note Distribution Account.



     The Note Distribution Account. The indenture trustee will establish and maintain an account (the "NOTE DISTRIBUTION ACCOUNT") in the name of the indenture trustee on behalf of the noteholders, in which amounts released from the Payment Account for distribution to noteholders will be deposited and from which all distributions to noteholders will be made.



     The Spread Account. The indenture trustee will establish and maintain an account (the "SPREAD ACCOUNT") in the name of the indenture trustee for the benefit of the noteholders and the insurer as described under "Description of the Transfer and Servicing Agreements--The Spread Account" and "--Withdrawals from the Spread Account" herein.

PAYMENTS ON CONTRACTS


     All Available Funds relating to the contracts will be deposited in or credited to the Collection Account by the servicer within two business days of the receipt of payments from obligors. "AVAILABLE FUNDS" with respect to a Distribution Date and the related Collection Period will include the following:



          (1) amounts received with respect to the contracts in the related Collection Period representing monthly principal and interest payments;


          (2) Full Prepayments and partial prepayments;

          (3) any Net Liquidation Proceeds;

          (4) any Net Insurance Proceeds;


          (5) any amounts deposited by AutoNation Financial Services or the seller, as applicable, in the Collection Account to purchase or repurchase contracts because of material defects in documents related to the contracts or breaches of representations or warranties regarding the contracts made by the seller in the sale and servicing agreement that materially and adversely affect the interests of the noteholders or the insurer;



          (6) any amounts deposited by the servicer in the Collection Account to purchase contracts as a remedy for breach of the servicer's representations, warranties and covenants relating to the servicing of the contracts; and



          (7) any amounts deposited by the servicer in the Collection Account pursuant to an Optional Purchase.



     "NET LIQUIDATION PROCEEDS" means, with respect to any contract that becomes a Defaulted Contract, the amount received by the servicer during or after the Collection Period in which that contract becomes a Defaulted Contract (net of Liquidation Expenses). "LIQUIDATION EXPENSES" are the reasonable out-of-pocket expenses (not including overhead expenses) incurred by the servicer in connection with the realization of the full amounts due under any Defaulted Contract which are not recoverable under any type of motor vehicle insurance policy. "NET INSURANCE PROCEEDS" are proceeds paid by any insurer under a comprehensive and collision insurance policy related to a contract (other than funds used for the repair of the related financed vehicle or otherwise released to the related obligor in accordance with normal servicing procedures), after reimbursement to the servicer of expenses recoverable under that insurance policy.


DISTRIBUTIONS


     On the business day immediately preceding each Distribution Date, the servicer will cause funds equal to the amount of Available Funds available with respect to that Distribution Date to be withdrawn from the Collection Account and deposited into the Payment Account. On each Distribution Date, the indenture trustee, based solely on the statement for that Distribution Date received from the servicer, will apply the Available Funds on deposit in the Payment Account available with respect to the related Collection Period together with amounts, if any, withdrawn from the Spread Account and any amounts representing payment of the Insured Payment as described herein, to make the following deposits and distributions in the following amounts and order of priority:



          (1) to the servicer, from Available Funds and amounts, if any, withdrawn from the Spread Account, the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Collection Periods;



          (2) to the indenture trustee and the owner trustee, from Available Funds (after giving effect to the reduction in Available Funds described in clause (1) above) and amounts, if any, withdrawn from the Spread Account, any accrued and unpaid fees and expenses of the indenture trustee and the owner trustee, in each case to the extent those fees and expenses have not been previously paid by the servicer; provided that such payments pursuant
     to this clause (2) will not on any Distribution Date exceed $           and
     will not during any calendar year exceed $           ;



          (3) to the insurer, from Available Funds (after giving effect to the reduction in Available Funds described in clauses (1) and (2) above), and amounts, if any, withdrawn from the Spread Account, the insurance premium (as defined in the insurance agreement) for that Distribution Date owing to the insurer under the insurance agreement;



          (4) to the Note Distribution Account, from Available Funds (after giving effect to the reduction in Available Funds described in clauses
     (1) through (3) above) and amounts, if any, withdrawn from the Spread Account and any amounts representing payment of the Insured Payment, the
     Note Interest Distributable Amount to be distributed to the holders of notes at their respective interest rates on a pro rata basis;



          (5) to the Note Distribution Account, if the Distribution Date is a Final Scheduled Distribution Date for any class of notes, the Note Principal Distributable Amount to the extent of the remaining principal amount of that class of notes, from Available Funds (after giving effect to the reduction in Available Funds described in clauses (1) through
     (4) above) and amounts, if any, withdrawn from the Spread Account and any amounts representing payment of the Insured Payment, to be paid to the holders of that class of notes;



          (6) to the Note Distribution Account, from Available Funds (after giving effect to the reduction in Available Funds described in clauses
     (1) through (5) above) and amounts, if any, withdrawn from the Spread Account and any amounts representing payment of the Insured Payment, the remaining Note Principal Distributable Amount (after giving effect to the payment, if any, described in clause (5) above), to be distributed first to the holders of class A-1 notes until the principal amount of the class A-1 notes has been reduced to zero, then to the holders of class A-2 notes until the principal amount of the class A-2 notes has been reduced to zero, then to the holders of class A-3 notes until the principal amount of the class A-3 notes has been reduced to zero and then to the holders of class A-4 notes until the principal amount of the class A-4 notes has been reduced to zero;



          (7) to the insurer, from Available Funds (after giving effect to the reduction in Available Funds described in clauses (1) through (6) above) and amounts, if any, withdrawn from the Spread Account, all remaining amounts owing to the insurer under the insurance agreement;



          (8) to the indenture trustee or the successor servicer, if applicable, from Available Funds (after giving effect to the reduction in Available Funds described in clauses (1) through (7) above), the amount of any fees and reasonable expenses not paid under clause (2) above as a result of the dollar limitation on fees and reasonable expenses set forth in clause (2);



          (9) to the indenture trustee or the successor servicer, if applicable, from Available Funds (after giving effect to the reduction in Available Funds described in clauses (1) through (8) above), the amount of any reasonable expenses not paid by the servicer incurred in connection with retitling documentation relating to financed vehicles;



          (10) to the successor servicer, if applicable, from Available Funds (after giving effect to the reduction in Available Funds described in clauses (1) through (9) above), reasonable expenses not paid by the servicer incurred in connection with the transfer of servicing from the servicer to the successor servicer and the amount of any additional servicing fee owing to the successor servicer in excess of the Servicing Fee;



          (11) to the Spread Account, from Available Funds (after giving effect to the reduction in Available Funds described in clauses (1) through
     (10) above), the amount, if any, required to increase the amount therein to the Spread Account Required Amount;



          (12) to the Note Distribution Account, after the occurrence of a default by the servicer, from Available Funds (after giving effect to the reduction in Available Funds described in clauses (1) through (11) above) and, upon the direction of the insurer, all amounts on deposit in the Spread Account, to pay principal on each class of notes, on a pro rata basis based on the aggregate principal balance of each class of notes, until the aggregate principal balance of each class of notes is reduced to zero; and



          (13) any remaining Available Funds will be distributed to the seller, as holder of the residual interest in the trust.

EARLY REPAYMENT


     If the repayment of principal of and interest on the notes is accelerated following the occurrence of an event of default under the indenture, amounts collected will be applied in the following order of priority:



          (1) to the servicer, to pay any unpaid Servicing Fee;



          (2) to the indenture trustee or the owner trustee, as applicable, to pay any accrued and unpaid fees and reasonable expenses of the indenture trustee or the owner trustee;



          (3) to the noteholders, to pay any accrued and unpaid interest on each class of notes on a pro rata basis based on the interest accrued (including interest accrued on past due interest) on each class of notes;



          (4) to the noteholders, to pay principal on each class of notes, on a pro rata basis based on the aggregate principal balance of each class of notes, until the aggregate principal balance of each class of notes is reduced to zero;



          (5) to the insurer, to pay amounts owing to the insurer under the insurance agreement, including the insurance premium; and





          (6) any remaining funds will be distributed to the seller, as holder of the residual interest in the trust.



     Amounts on deposit in the Spread Account on a Distribution Date will be available to make payments and distributions to the appropriate parties on that Distribution Date as described under "--Withdrawals from the Spread Account" herein. Under the insurance policy, the insurer is obligated to provide for payment to the indenture trustee on each Distribution Date of any Insured Payment.


     For the purposes hereof, the following terms will have the following meanings:


     The "AMOUNT FINANCED" means, with respect to a contract, the aggregate amount advanced by the originator under the contract toward the purchase price of the related financed vehicle and related costs, including amounts advanced in respect of accessories, extended service and warranty contracts and other items customarily financed as part of retail automobile installment sales contracts, excluding insurance premiums.



     A "COLLECTION PERIOD" means, with respect to any Distribution Date, the calendar month immediately preceding the calendar month in which that Distribution Date occurs.



     A "DEFAULTED CONTRACT" means, with respect to any Collection Period, a contract (1) which, at the end of that Collection Period, is deemed uncollectible by the servicer in accordance with its customary procedures, (2) in respect of which all amounts more than one hundred and twenty (120) days past due represent in the aggregate $40 or more or (3) in respect of which the related financed vehicle has been repossessed and liquidated.



     "MONTHLY SCHEDULED PAYMENT" means, with respect to any contract in any given month, the amount of the scheduled payment of principal and interest on the contract for that month, exclusive of any late payment charges or extension fees.



     The "NOTE INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date and a class of notes, the sum of (1) excess, if any, of the
Note Interest Distributable Amount for that class for the immediately preceding Distribution Date over the amount in respect of interest that is actually deposited in the Note Distribution Account with respect to that class on the preceding Distribution Date, plus, (2) to the extent permitted by applicable law, interest on the amount of interest due but not paid to noteholders of that class on the preceding Distribution Date at the related interest rate for the related Interest Accrual Period; provided, however, that the Note Interest Carryover Shortfall for the first Distribution Date shall be zero.



     The "NOTE INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date and a class of notes, the sum of (1) an amount equal to the interest accrued during the related Interest Accrual Period at the related interest rate for that class of notes on the outstanding principal amount of that class of notes on the immediately preceding Distribution Date, after giving effect to all payments of principal to noteholders of that class on or prior to that Distribution Date (or, in the case of the first Distribution Date, on the original principal amount of the class of notes) and (2) the Note Interest Carryover Shortfall for that class of notes for that Distribution Date.

     The "NOTE PRINCIPAL CARRYOVER SHORTFALL" means, as of the close of any Distribution Date, the excess of the Note Principal Distributable Amount for that Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account on that Distribution Date.



     The "NOTE PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of (1) the Principal Distributable Amount for that Distribution Date and (2) any outstanding Note Principal Carryover Shortfall for the immediately preceding Distribution Date; provided that the Note Principal Distributable Amount shall not exceed the aggregate outstanding principal amount of the notes. Notwithstanding the foregoing, the Note Principal Distributable Amount on the Final Scheduled Distribution Date for each class of notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the related class of notes to zero.



     The "PRINCIPAL BALANCE" means, with respect to a contract, as of any date of determination, the Amount Financed under the terms of the contract minus that portion of all Monthly Scheduled Payments in respect of the contract received on or prior to the end of the most recently ended Collection Period and allocable to principal as determined by the servicer. For purposes of this definition, allocations between interest and principal of the Monthly Scheduled Payment for each contract by the servicer shall be made in accordance with the terms of each contract.


     The "PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the amount equal to the sum of the following amounts with respect to the related Collection Period:


          (1) collections received on contracts (other than Defaulted Contracts and Purchased Contracts) allocable to principal as determined by the servicer, including full and partial principal prepayments;



          (2) the Principal Balance of all contracts (other than Purchased Contracts) that became Defaulted Contracts during the related Collection Period; and



          (3) the Principal Balance as of the date of purchase of all contracts that became Purchased Contracts as of the immediately preceding Record Date.



     The "PURCHASE AMOUNT" means, with respect to a Purchased Contract, the Principal Balance of the contract as of the date of purchase of the contract by AutoNation Financial Services or the seller, plus accrued and unpaid interest at the applicable APR.



     A "PURCHASED CONTRACT" means a contract that (1) has been purchased by AutoNation Financial Services or the seller because of material defects in documents related to the contract or breaches of representations and warranties made by the seller in the sale and servicing agreement regarding the contract or by AutoNation Financial Services in the receivables purchase agreement, which materially and adversely affect the interests of the noteholders or the insurer,
(2) has been purchased by the servicer because of breaches by the servicer of servicing covenants or (3) has been purchased by the servicer in the event of an Optional Purchase.





PAYMENT PRIORITIES OF THE NOTES



     The rights of the noteholders to receive distributions with respect to the contracts will be subordinated to the rights of the servicer (to the extent that the servicer has not been paid all Servicing Fees), the indenture trustee and the owner trustee (to the extent the indenture trustee and the owner trustee have not received all fees due and payable to them by the servicer) and the insurer (to the extent the insurer has not received the insurance premium). In addition, the rights of the noteholders to receive distributions with respect to the contracts will be subject to the priorities set forth under "--Distributions" above. The Spread Account, the Overcollateralization Amount and the insurance policy are intended to enhance the likelihood of timely repayment to the noteholders of the full amount of interest and principal owed to them, and to afford the noteholders limited protection against losses in respect of the contracts as described in "--The Spread Account," "--Overcollateralization" and "Description of the Insurance Policy" below.



THE SPREAD ACCOUNT



     The foregoing protection will be effected both by the preferential right of the noteholders to receive, to the extent described herein, current distributions with respect to the contracts, and by the establishment of the Spread Account. Amounts held from time to time in the Spread Account are intended to enhance the likelihood of receipt by noteholders of amounts due them and to decrease the likelihood that noteholders will experience losses. The

Spread Account will be a part of the trust and will be maintained as a segregated trust account in the name of the indenture trustee. The indenture trustee will have a perfected security interest therein and in all amounts deposited in or credited to the Spread Account as well as to all Eligible Investments made with those deposits and earnings. On the Closing Date, the Spread Account will be funded by the issuer with an initial deposit in cash from the proceeds of the sale of the notes. Thereafter, the Spread Account will be funded by the deposit therein of amounts pursuant to clause (11) under "--Distributions" above.



     Amounts held from time to time in the Spread Account up to the Spread Account Required Amount will continue to be held for the benefit of holders of the notes and the insurer and may be invested in Eligible Investments. Investment income on funds on deposit in the Spread Account will be credited to the Spread Account. Any loss on investments will be charged to the Spread Account.



     The "SPREAD ACCOUNT REQUIRED AMOUNT" means an amount calculated pursuant to a formula agreed to by the parties to the insurance agreement and each of the rating agencies. The Spread Account Required Amount may be calculated pursuant to any other formula as the parties to the insurance agreement and each of the rating agencies may agree, and may include any other provisions or contain any additional requirements as the parties to the insurance agreement may agree, which each of the rating agencies may require to maintain the ratings of the notes, and to maintain the rating of the transactions contemplated in the insurance agreement and the sale and servicing agreement, without consideration of the insurance policy, at not less than investment grade, as defined by the rating agencies. The Spread Account Required Amount may increase or decrease over time, without the consent of any of the noteholders, as a result of floors, caps and triggers set forth in the insurance agreement. In addition, there can be no assurance that the Spread Account Required Amount will be reached at any given time. Consequently, noteholders should not rely on amounts on deposit or to be deposited in the Spread Account in evaluating the likelihood that the notes will be repaid.


WITHDRAWALS FROM THE SPREAD ACCOUNT


     Amounts held from time to time in the Spread Account will continue to be held for the benefit of the noteholders and the insurer. On each Distribution Date, the indenture trustee, based solely on the statement for that Distribution Date received from the servicer, will withdraw funds from the Spread Account to the extent that the sum of the amounts to be distributed as set forth in clauses
(1) though (7) under "--Distributions" above with respect to that Distribution Date exceeds the amount of Available Funds available with respect to that Distribution Date. The indenture trustee will apply the amount of the withdrawal to make the deposits and distributions described under "--Distributions" above. Funds will also be withdrawn from the Spread Account to reimburse the insurer for any draws under the insurance policy with respect to any Preference Amount.



     If the amount on deposit in the Spread Account on any Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on that Distribution Date) is greater than the Spread Account Required Amount, the indenture trustee will distribute any excess first to the insurer, to the extent of any amounts owing to the insurer pursuant to the insurance agreement, and then to the seller, as holder of the residual interest in the trust. Upon any distributions to the insurer or the seller, the noteholders will have no further rights in, or claims to, the distributed amounts.



     None of the noteholders, the indenture trustee, the owner trustee, the seller or the insurer will be required to refund any amounts properly distributed to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the noteholders. The obligations of the insurer under the insurance policy will not be diminished or otherwise affected by any amounts distributed to the insurer as described in the preceding paragraph.



OVERCOLLATERALIZATION



     The Pool Balance as of the Cut-Off Date of $       will exceed the initial
principal amount of the notes by $       , or approximately   % (the
"OVERCOLLATERALIZATION AMOUNT"). The Overcollateralization Amount is intended to enhance the likelihood of receipt by noteholders of amounts due them and to decrease the likelihood that noteholders will experience losses. Any collections on the contracts relating to the Overcollateralization Amount will be applied in accordance with the priorities set forth under "--Distributions" above. Unless offset by losses on the contracts, the application of those collections is expected to cause the aggregate principal amount of the notes to decrease at a faster rate than the Pool Balance decreases, thereby increasing the Overcollateralization Amount.

STATEMENTS TO NOTEHOLDERS



     On each Distribution Date, the indenture trustee will include with each distribution to a noteholder a statement received from the servicer setting forth for that Distribution Date the information described in the accompanying prospectus under "Description of the Securities--Statements to Securityholders" and the following information:



          (1) the Spread Account Required Amount and the amount on deposit in the Spread Account on that Distribution Date, before and after giving effect to deposits thereto and withdrawals therefrom to be made in respect of that Distribution Date; and



          (2) the amount of the withdrawal, if any, required to be made from the Spread Account by the indenture trustee, as described above under "--Withdrawals from the Spread Account."


REPORTS TO NOTEHOLDERS


     Unless notes in definitive registered form are issued (which will only occur under the limited circumstances described herein and in the accompanying prospectus), the servicer will send unaudited monthly and annual reports concerning the trust to the indenture trustee to be delivered to Cede & Co. as the nominee of The Depository Trust Company and the registered holder of the notes. See "--Statements to Noteholders" above and "Description of the Securities--Statements to Securityholders" in the accompanying prospectus. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. DTC will supply these reports to noteholders in accordance with its procedures. See "Description of the Securities--Book-Entry Registration" in the accompanying prospectus. Since owners of beneficial interests in the global notes will not be recognized as noteholders, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in the global notes by a request in writing addressed to the indenture trustee. None of the seller, the servicer or the insurer intends to send any of its financial reports to noteholders.


SERVICING FEE


     The servicer will be entitled to compensation for the performance of its obligations under the sale and servicing agreement. The servicer shall be entitled to receive on each Distribution Date an amount equal to the product of
(1) one-twelfth of   % per annum multiplied by (2) the Pool Balance as of the
end of the Collection Period preceding the related Collection Period or, in the case of the first Distribution Date, the Pool Balance as of the Cut-Off Date (the "SERVICING FEE"). As additional compensation, the servicer or its designee shall be entitled to retain all late payment charges, extension fees and similar charges or fees paid in connection with the contracts. The servicer or its designee will also receive as servicing compensation reinvestment earnings on Eligible Investments of funds credited to the Collection Account. The servicer shall pay from its servicing compensation all expenses incurred by it in connection with its servicing activities under the sale and servicing agreement and will not be entitled to reimbursement of its expenses except to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy.



     The sale and servicing agreement requires the servicer to use its best efforts to collect all payments called for under the terms and provisions of each of the contracts. The servicer, consistent with the foregoing, will be permitted, in its discretion, to waive charges and grant extensions as described under "Description of the Transfer and Servicing Agreements--Waivers and Extensions" in the accompanying prospectus. The servicer may not, with a few very limited exceptions, extend the maturity date of a contract if there have been more than two credit-related extensions granted on the contract in the immediately preceding twelve months or if the sum of the terms of all extensions of the contract would exceed six months. In addition, in no event may an extension be granted beyond the latest Final Scheduled Distribution Date for the notes.



DEFAULT BY THE SERVICER; RIGHTS UPON DEFAULT BY THE SERVICER



     The events which constitute a default by the servicer under the sale and servicing agreement will be those events described in the accompanying prospectus under "Description of the Transfer and Servicing Agreements--Default by the Servicer."



     Upon the occurrence of a default by the servicer, unless an Insurer Default shall have occurred and be continuing, only the insurer (and not the indenture trustee or the noteholders) may terminate the servicer under the sale and servicing agreement. In the event that the servicer is terminated by the insurer, a successor servicer (other than the indenture trustee) may be appointed by the insurer and will take over all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement and will be entitled to the same compensation arrangements as was the original servicer. Until the insurer has appointed a successor servicer, the indenture trustee will be the successor servicer. In the event that the indenture trustee is unwilling or unable to so act, it may, with the consent of the insurer, which consent will not be unreasonably withheld, appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of automobile and light-duty truck receivables.



     Unless an Insurer Default shall have occurred and be continuing, the insurer may, on behalf of the noteholders, waive any default by the servicer in the performance of its obligations under the sale and servicing agreement and its consequences. The rights of the noteholders to waive defaults by the servicer under the sale and servicing agreement are as described under "Description of the Transfer and Servicing Agreements--Rights Upon Default by the Servicer" in the accompanying prospectus.



     If an Insurer Default has occurred and is continuing, upon the occurrence of a default by the servicer under the sale and servicing agreement, the indenture trustee acting at the direction of the holders of notes evidencing not less than 25% of the outstanding principal amount of the notes, acting together as a single class, may terminate the servicer under the sale and servicing agreement. Upon the termination of the servicer at the direction of the noteholders, the indenture trustee or a successor servicer appointed by the indenture trustee will succeed to all responsibilities, duties and liabilities of the servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements; provided, however, that the indenture trustee, as successor servicer, will not succeed to AutoNation Financial Services' obligations to purchase contracts under any circumstances. In the event that the indenture trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of automobile and light-duty truck receivables. The successor servicer will have the right to terminate the services of any subservicer under the related subservicer agreement in respect of the contracts which the successor servicer will be assuming responsibilities as servicer, and any termination fees assessed under the related subservicer agreement will be paid by the predecessor servicer.


AMENDMENT


     The sale and servicing agreement, the owner trust agreement and the administration agreement may be amended by the parties thereto with the consent of the insurer but without the consent of the noteholders to cure any ambiguity, correct or supplement any provisions therein which may be inconsistent with any other provisions therein, or make any other provisions with respect to matters or questions arising thereunder which are not inconsistent with the provisions of those agreements; provided that any amendment will not materially and adversely affect the interest of any noteholder. For a further discussion regarding amendments to the sale and servicing agreement, the owner trust agreement and the administration agreement, see "Description of the Transfer and Servicing Agreement--Amendment" in the accompanying prospectus. Any amendment shall be deemed not to materially and adversely affect the interest of any noteholder or the insurer if the person requesting the amendment obtains (1) a letter from each rating agency which has rated the notes to the effect that the amendment would not result in a downgrading or withdrawal of the then current ratings assigned to the notes by that rating agency and (2) an opinion of counsel to that effect. Subject to the rights of the insurer, the sale and servicing agreement, the owner trust agreement and the administration agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than a majority of the principal amount of the notes then outstanding, acting together as a single class with the consent of the insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement, the owner trust agreement or the administration agreement or of modifying, in any manner, the rights of the noteholders; provided, however, that no amendment may
(1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related contracts or distributions that are required to be made for the benefit of the noteholders, (2) reduce the aforesaid percentage of the noteholders which are required to consent to any amendment of the sale and servicing agreement, the owner trust agreement or the administration agreement without the consent of the holders of all the outstanding notes or (3) result in a taxable event to any of the noteholders for federal income tax purposes or result in the trust being taxable as a corporation for federal income tax purposes.

     It is intended that the trust will not constitute a separate entity for federal income tax purposes during the time that the seller holds the entire equity interest in the trust; provided, however, that at any time that equity interests in the trust are held by more than one holder, the sale and servicing agreement, the owner trust agreement and the administration agreement may be amended, as necessary and in accordance with the preceding paragraph, to reflect the appropriate treatment of the trust as a partnership for federal income tax purposes. See "Material Federal Income Tax Consequences" below.


TERMINATION


     The obligations of the servicer, the seller, the owner trustee and the indenture trustee with respect to the related noteholders pursuant to the owner trust agreement, the sale and servicing agreement or the indenture will terminate as described under "Description of the Transfer and Servicing Agreements--Termination" in the accompanying prospectus and as set forth below.



     The indenture trustee will give written notice of the termination of the obligations of the servicer, the seller, the owner trustee or the indenture trustee to each noteholder of record. The final distribution to each noteholder will be made only upon surrender and cancellation of that holder's notes at the office or agency of the indenture trustee specified in the notice of termination. The indenture trustee will return, or cause to be returned, any unclaimed funds to the trust.



     Promptly following the date on which all principal of and interest on the notes has been paid in full and the notes have been surrendered to the indenture trustee, the indenture trustee will, if the insurer has paid any amount in respect of the notes under the insurance policy that has not been reimbursed to the insurer, deliver the surrendered notes to the insurer.


OPTIONAL PURCHASE


     In order to avoid excessive administrative expenses, the servicer will be permitted, at its option, to purchase the remaining contracts from the trust on any Distribution Date as of which the Pool Balance has been reduced to an amount less than or equal to 10% of the original Pool Balance (an "OPTIONAL PURCHASE"). The price the servicer must pay to exercise the Optional Purchase (the "OPTIONAL PURCHASE PRICE") will be equal to the greater of (1) the sum of (A) the Pool Balance on the date of purchase and (B) any accrued and unpaid interest on the contracts and (2) the sum of (A) the aggregate unpaid principal amount of the notes, (B) any accrued and unpaid interest thereon and (C) all amounts due to the indenture trustee under the indenture or otherwise and the insurer under the insurance agreement or otherwise. Any outstanding notes will be redeemed concurrently with any Optional Purchase described above.


PAYMENT IN FULL OF NOTES


     Upon the payment in full of all outstanding notes and the satisfaction and discharge of the indenture, the owner trustee will succeed to all the rights of the indenture trustee, and the seller will succeed to all the rights of the noteholders, under the sale and servicing agreement, except as otherwise provided therein.





DESCRIPTION OF THE ADMINISTRATION AGREEMENT



     Pursuant to the administration agreement, AutoNation Financial Services will serve as the administrator and will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the indenture. As compensation for the performance of the administrator's obligations under the administration agreement and as reimbursement for its expenses related thereto, the
administrator will be entitled to an annual administration fee of $          .
The administration fee will be paid by the servicer.

                      DESCRIPTION OF THE INSURANCE POLICY



     The following information has been supplied by             , the insurer,
for inclusion in this prospectus supplement. The insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the note guaranty insurance policy and the insurer set forth under the headings "Description of the Insurance Policy" and "Description of the Insurer" herein. Additionally, the insurer makes no representation regarding the notes or the advisability of investing in the notes.



     The insurer, in consideration of the payment of a premium and subject to the terms of the insurance policy, thereby unconditionally and irrevocably guarantees to any noteholder that an amount equal to each full and complete Insured Payment will be received from the insurer by the indenture trustee or its successor on behalf of the noteholders, for distribution by the indenture trustee to each noteholder of that noteholder's proportionate share of the Insured Payment. "INSURED PAYMENT" means, with respect to any Distribution Date, the sum of (a) any Deficiency Amount for that Distribution Date and (b) any Preference Amount for that Distribution Date. "DEFICIENCY AMOUNT" means, with respect to any Distribution Date, the sum of (a) the excess, if any, of (1) the
Note Interest Distributable Amount for that Distribution Date over (2) the sum of (A) the Available Funds for that Distribution Date (after giving effect to the distributions described in clauses (1) through (3) under "Description of the Transfer and Servicing Agreements--Distributions" above with respect to that Distribution Date) and (B) the amount to be on deposit in the Spread Account for that Distribution Date (prior to giving effect to any withdrawals with respect to that Distribution Date) and (b) the Guaranteed Note Principal Amount for that Distribution Date. "GUARANTEED NOTE PRINCIPAL AMOUNT" means, with respect to any Distribution Date, the lesser of (a) the excess, if any, of (1) the Note Principal Distributable Amount for that Distribution Date over (2) the sum of
(A) the Available Funds for that Distribution Date (after giving effect to the distributions described in clauses (1) through (4) under "Description of the Transfer and Servicing Agreements--Distributions" above with respect to that Distribution Date) and (B) the amount to be on deposit in the Spread Account for that Distribution Date (after giving effect to any withdrawals to make the distributions described in clause (4) under "Description of the Transfer and Servicing Agreements--Distributions" above with respect to that Distribution
Date) and (b) the excess, if any, of (1) the outstanding principal amount of the notes for that Distribution Date (after giving effect to all distributions of principal on that Distribution Date) over (2) the sum of (A) the Pool Balance as of the last day of the preceding Collection Period and (B) the amount to be on deposit in the Spread Account (after giving effect to any withdrawals to make the distributions described in clauses (4) and (5) under "Description of the Transfer and Servicing Agreements--Distributions" above with respect to that Distribution Date); provided, however, on the Final Scheduled Distribution Date for a class of notes, the Guaranteed Note Principal Amount will include, without duplication, the outstanding principal amount of that class of notes on that Final Scheduled Distribution Date (after giving effect to all distributions of principal on that Final Scheduled Distribution Date). "PREFERENCE AMOUNT" means any amount previously distributed to a noteholder in respect of the notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code, as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.



     The insurer's obligations under the insurance policy, with respect to a particular Insured Payment, will be discharged to the extent funds equal to the applicable Insured Payment are received by the indenture trustee, whether or not those funds are properly applied by the indenture trustee. Insured Payments will be made only at the time set forth in the insurance policy, and no Insured Payments will be made regardless of any acceleration of the notes, unless the acceleration is at the sole option of the insurer.



     Notwithstanding the foregoing paragraph, the insurance policy does not cover shortfalls, if any, attributable to the liability of the trust or the indenture trustee for withholding taxes, if any (including interest and penalties in respect of any tax liability).



     The insurer will pay any Insured Payment that is a Preference Amount on the business day following receipt on a business day by the insurer's fiscal agent of the following:





o a certified copy of the order requiring the return of a preference payment;





o an opinion of counsel satisfactory to the insurer that the order is final and not subject to appeal;

     o an assignment in a form that is reasonably required by the insurer, irrevocably assigning to the insurer all rights and claims of the noteholder relating to or arising under the notes against the debtor which made the preference payment or otherwise with respect to the preference payment; and



     o appropriate instruments to effect the appointment of the insurer as agent for the noteholder in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the insurer;



provided that if these documents are received after 12:00 noon, New York time, on that business day, they will be deemed to be received on the following business day. Payments by the insurer will be disbursed to the receiver or the trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the noteholder and not to any noteholder directly unless the noteholder has returned principal or interest paid on the notes to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to the noteholder.



     The insurer will pay any other amount payable under the insurance policy no later than 12:00 noon, New York time, on the later of the business day immediately preceding the Distribution Date on which the related Deficiency Amount is due or the third business day following receipt in New York, New York
on a business day by             , as fiscal agent for the insurer or any
successor fiscal agent appointed by the insurer of a notice from the indenture trustee specifying the Insured Payment which is due and owing on the applicable Distribution Date; provided, that if the notice is received after 12:00 noon, New York time, on that business day, it will be deemed to be received on the following business day. If any notice received by the insurer's fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the insurance policy, it will be deemed not to have been received by the insurer's fiscal agent for the purposes of this paragraph, and the insurer or the fiscal agent, as the case may be, will promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.



     Insured Payments due under the insurance policy, unless otherwise stated therein, will be disbursed by the insurer's fiscal agent to the indenture trustee, on behalf of the noteholders, by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the indenture trustee for the payment of the Insured Payment and legally available therefor.



     The fiscal agent is the agent of the insurer only and the fiscal agent will in no event be liable to noteholders for any acts of the fiscal agent or any failure of the insurer to deposit or cause to be deposited sufficient funds to make payments due under the insurance policy.



     Subject to the terms of the sale and servicing agreement, the insurer will be subrogated to the rights of each noteholder to receive payments under the notes to the extent of any payment by the insurer under the insurance policy.



     The insurance policy is not cancellable for any reason. The premium on the insurance policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the notes.



     The insurance policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of law principles thereof.



     THE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.


                           DESCRIPTION OF THE INSURER


THE INSURER



                 will be the insurer. The insurer is the principal operating
subsidiary of             , a New York Stock Exchange listed company.
            is not obligated to pay the debts of or claims against the insurer.
The insurer is domiciled in the State of             and licensed to do business
in and is subject to regulation under the laws of             .             has
laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the insurer, changes in control and transactions among affiliates. Additionally, the insurer is required to maintain contingency reserves on its liabilities in specified amounts and for specified periods of time.



FINANCIAL INFORMATION ABOUT THE INSURER



     The consolidated financial statements of the insurer, a wholly owned
subsidiary of             , and its subsidiaries as of December 31, 1998 and
December 31, 1997 and for each of the three years in the period ended
December 31, 1998, prepared in accordance with generally accepted accounting
principles, included in the Annual Report on Form 10-K of             for the
year ended December 31, 1998 and the consolidated financial statements of the
insurer and its subsidiaries as of             , 1999 and for the   month
periods ended             , 1999 and             , 1998 included in the
Quarterly Report on Form 10-Q of             for the period ended             ,
1999, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.



     All financial statements of the insurer and its subsidiaries included in
documents filed by             pursuant to Section 13(a), 13(c), 14 or 15(d) of
the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing those documents.



     The tables below present selected financial information of the insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities and generally accepted accounting principles:



                                STATUTORY ACCOUNTING
                                     PRACTICES
                            ----------------------------
                            DECEMBER 31,             ,
                               1998            1999
                            ------------    ------------
                             (AUDITED)      (UNAUDITED)
                                   (IN MILLIONS)
Admitted Assets...........    $               $
Liabilities...............
Capital and Surplus.......



                                 GENERALLY ACCEPTED
                                ACCOUNTING PRACTICES
                            ----------------------------
                            DECEMBER 31,             ,
                               1998            1999
                            ------------    ------------
                             (AUDITED)      (UNAUDITED)
                                   (IN MILLIONS)
Assets....................    $               $
Liabilities...............
Shareholder's Equity......



WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION ABOUT THE INSURER



     Copies of the financial statements of the insurer incorporated by reference herein and copies of the insurer's 1998 year-end audited financial statements prepared in accordance with statutory accounting practices are available,
without charge, from the insurer. The address of the insurer is             .
The telephone number of the insurer is             .

YEAR 2000 READINESS OF THE INSURER



                 is actively managing a high-priority year 2000 (Y2K) program.
            has established an independent Y2K testing lab in its
headquarters, with a committee of business unit managers overseeing the project.
            has a budget of $           million for its 1998-2000 Y2K efforts.
Expenditures are proceeding as anticipated, and             does not expect the
project budget to materially exceed this amount.             has initiated a
comprehensive Y2K plan that includes assessment, remediation, testing and contingency planning. This plan covers "mission-critical" internally developed systems, vendor software, hardware and third party entities through which conducts its business. Testing to date indicates that functions critical to the financial guarantee business, both domestic and international, were Y2K-ready as of December 31, 1998. Additional testing will continue throughout 1999.



FINANCIAL STRENGTH RATINGS OF THE INSURER



     Moody's Investors Service, Inc. rates the financial strength of the insurer "Aaa."



     Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., rates the financial strength of the insurer "AAA."



     Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the financial strength of the insurer "AAA."



     Each rating of the insurer should be evaluated independently. The ratings reflect each respective rating agency's current assessment of the creditworthiness of the insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.



     The above ratings are not recommendations to buy, sell or hold the notes, and the ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the notes. The insurer does not guaranty the market price of the notes nor does it guaranty that the ratings on the notes will not be revised or withdrawn.


                                LEGAL INVESTMENT


     The class A-1 notes will be eligible securities for purchase by money market funds under paragraph (a)(9) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES



     Weil, Gotshal & Manges LLP has delivered its opinion, under current law and subject to the qualifications set forth therein, that upon the issuance of the notes, although no authority exists directly relating to the proper characterization of securities similar to the notes or to an entity similar to the trust, for federal income tax purposes, (1) the notes will be characterized as debt and (2) the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation. Each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness for federal, state and local income, single business and franchise tax purposes. See "Material Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws to the trust and the notes.


                              ERISA CONSIDERATIONS


     Subject to the considerations set forth below and under "ERISA Considerations" in the prospectus, the notes may be purchased by an employee benefit plan or an individual retirement account (a "BENEFIT PLAN") subject to the Employee Retirement Income Security Act of 1974, as amended, which is generally referred to as "ERISA" or Section 4975 of the Internal Revenue Code of 1986, as amended. A fiduciary of a Benefit Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Section 406 of ERISA prohibits parties in interest or disqualified persons ("PARTIES IN INTEREST") with respect to a Benefit Plan from engaging in transactions (including loans) involving a Benefit Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Internal Revenue Code imposes excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.



     The United States Department of Labor has issued a regulation (29 CFR
Section 2510.3-101) concerning the definition of what constitutes the assets of a Benefit Plan (the "PLAN ASSET REGULATION"). This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Benefit Plan purchases an "equity interest" will be deemed for purposes of ERISA to be assets of the investing Benefit Plan unless exceptions apply. The Plan Asset Regulation defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is very little authority directly on point and there can be no assurances in this regard, the seller believes that the notes offered hereby should not be treated as "equity interests" for purposes of the Plan Asset Regulation. Specifically, the notes
(a) are expected to be treated as indebtedness under local law and will, in the opinion of Weil, Gotshal & Manges LLP, be treated as debt, rather than equity, for federal tax purposes (see "Material Federal Income Tax Consequences" herein) and (b) should not be deemed to have any "substantial equity features." Those conclusions are based, in part, upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. In the event that the insurer's obligations under the insurance policy cease or otherwise become unavailable, the notes might not be treated as debt for purposes of ERISA. Accordingly, on the date hereof, and thereafter, unless the insurer's obligations under the insurance policy cease or otherwise become unavailable, the acquisition of the notes by Benefit Plan investors should not cause the assets of the trust to be treated as Plan Assets for purposes of Title I of ERISA.



     However, the notes may not be purchased with the assets of a Benefit Plan if the seller, the servicer, the indenture trustee, the owner trustee or any of their affiliates (a) has investment or administrative discretion with respect to the Benefit Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the Benefit Plan assets, for a fee and pursuant to an agreement or understanding that the advice (1) will serve as a primary basis for investment decisions with respect to the Benefit Plan assets and (2) will be based on the particular investment needs for the Benefit Plan; or (c) is an employer maintaining or contributing to the Benefit Plan.

     The Issuer, the servicer or affiliates thereof might be considered or might become Parties in Interest with respect to a Benefit Plan. In either case, the acquisition or holding of notes by or on behalf of a Benefit Plan could give rise to an indirect prohibited transaction within the meaning of ERISA and the Internal Revenue Code, unless it is subject to one or more exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts transactions effected on behalf of a Benefit Plan by a "qualified professional asset manager", PTCE 90-1, which exempts transactions involving insurance company pooled separate accounts, PTCE-91-38, which exempts transactions involving bank collective investment funds, PTCE 95-60, which exempts transactions involving insurance company general accounts, or PTCE 96-23, which exempts transactions effected on behalf of a Benefit Plan by "in-house asset managers."



     EACH PURCHASER OR TRANSFEREE OF A NOTE THAT IS A BENEFIT PLAN WILL BE DEEMED TO HAVE REPRESENTED THAT THE RELEVANT CONDITIONS FOR EXEMPTIVE RELIEF UNDER AT LEAST ONE OF THE FOREGOING EXEMPTIONS (OR OTHER APPLICABLE EXEMPTION PROVIDING SUBSTANTIALLY SIMILAR RELIEF) HAVE BEEN SATISFIED.



     EACH BENEFIT PLAN FIDUCIARY SHOULD CONSULT WITH ITS ATTORNEYS AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF AN INVESTMENT IN THE NOTES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR BENEFIT PLAN AND THE RESTRICTIONS OF ERISA AND
SECTION 4975 OF THE INTERNAL REVENUE CODE.


                                  UNDERWRITING


     Subject to the terms and conditions set forth in an underwriting agreement between the seller and the underwriters named below, the seller has agreed to cause the trust to sell to each of the underwriters, and each of the underwriters has agreed to purchase, the principal amount of the notes set forth opposite its name in the table below:


                                         PRINCIPAL       PRINCIPAL       PRINCIPAL       PRINCIPAL
                                         AMOUNT OF       AMOUNT OF       AMOUNT OF       AMOUNT OF
                                         CLASS A-1       CLASS A-2       CLASS A-3       CLASS A-4
UNDERWRITERS                               NOTES           NOTES           NOTES           NOTES
-------------------------------------   ------------    ------------    ------------    ------------
                                        $               $               $               $
                                        $               $               $               $
                                        $               $               $               $
                                        $               $               $               $
     Total                              $               $               $               $
                                        ------------    ------------    ------------    ------------
                                        ------------    ------------    ------------    ------------


     The price to the public, underwriters' discounts and commissions, the concessions that the underwriters may allow to dealers, and the discounts that the dealers may reallow to other dealers, each expressed as a percentage of the principal amount of each class of notes, will be as follows:



                                                               UNDERWRITING                        DISCOUNTS
                                                  PRICE TO     DISCOUNTS AND       CONCESSIONS     BETWEEN
                                                  PUBLIC       COMMISSIONS(1)      TO DEALERS      DEALERS
                                                  --------     --------------      -----------     ---------
Class A-1 Notes................................         %               %                  %              %
Class A-2 Notes................................         %               %                  %              %
Class A-3 Notes................................         %               %                  %              %
Class A-4 Notes................................         %               %                  %              %


------------------


(1) Includes all items considered by the National Association of Securities Dealers to be underwriting compensation for purposes of the NASD's Rules of Fair Practice.

     After the offering is completed, the seller will receive the proceeds, after deduction of the underwriting and other expenses, listed below:



                                                                             UNDERWRITING DISCOUNTS
                                                     PROCEEDS TO SELLER      AND COMMISSIONS(1)
                                                     ------------------      ----------------------

Class A-1 Notes...................................    $        (     %)            $(  %)
Class A-2 Notes...................................    $        (     %)            $(  %)
Class A-3 Notes...................................    $        (     %)            $(  %)
Class A-4 Notes...................................    $        (     %)            $(  %)


------------------

(1) Includes all items considered by the National Association of Securities Dealers to be underwriting compensation for purposes of the NASD's Rules of Fair Practice.



     After the public offering, the public offering price and other selling terms may be changed by the underwriters. Additional offering expenses payable
by the seller are estimated to be $        .



     The underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions with respect to the notes. Over-allotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. These over-allotment transactions, stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of these transactions. Neither the seller nor the underwriters represent that the underwriters will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice at any time.



     In the ordinary course of business, each underwriter and its affiliates may have engaged and may engage in investment banking and/or commercial banking transactions with the seller, its affiliates and the trust. In addition, each underwriter may from time to time take positions in the notes.



     The seller and AutoNation Financial Services have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect thereof.


                                 LEGAL MATTERS


     Relevant legal matters with respect to the notes and with respect to the federal income tax matters discussed under "Material Federal Income Tax Consequences" in the accompanying prospectus will be passed upon for the seller by Weil, Gotshal & Manges LLP, New York, New York. In addition, relevant matters of Florida law will be passed upon for the trust and the seller by Tripp Scott, P.A., Fort Lauderdale, Florida. Relevant legal matters with respect to the notes will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Relevant legal matters relating to the insurer will be
passed upon for the insurer by       .


                                    EXPERTS


     The consolidated balance sheets of            and Subsidiaries as of
December 31, 1998 and 1997 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of
           , independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             INDEX OF DEFINED TERMS


TERM                                                                                                         PAGE
----                                                                                                         ----
Amount Financed...........................................................................................   S-31
Available Funds...........................................................................................   S-29
Benefit Plan..............................................................................................   S-41
Closing Date..............................................................................................   S-13
Collection Account........................................................................................   S-28
Collection Period.........................................................................................   S-31
Cut-Off Date..............................................................................................   S-15
Defaulted Contract........................................................................................   S-31
Deficiency Amount.........................................................................................   S-37
Distribution Date.........................................................................................   S-19
Final Scheduled Distribution Dates........................................................................   S-19
Guaranteed Note Principal Amount..........................................................................   S-37
Insured Payment...........................................................................................   S-37
Insurer Default...........................................................................................   S-27
Interest Accrual Period...................................................................................   S-24
Liquidation Expenses......................................................................................   S-29
Monthly Scheduled Payment.................................................................................   S-31
Net Insurance Proceeds....................................................................................   S-29
Net Liquidation Proceeds..................................................................................   S-29
Note Distribution Account.................................................................................   S-28
Note Interest Carryover Shortfall.........................................................................   S-31
Note Interest Distributable Amount........................................................................   S-31
Note Principal Carryover Shortfall........................................................................   S-32
Note Principal Distributable Amount.......................................................................   S-32
Optional Purchase.........................................................................................   S-36
Optional Purchase Price...................................................................................   S-36
Overcollateralization Amount..............................................................................   S-33
Parties in Interest.......................................................................................   S-41
Payment Account...........................................................................................   S-28
Payment Default...........................................................................................   S-26
Plan Asset Regulation.....................................................................................   S-41
Pool Balance..............................................................................................   S-16
Preference Amount.........................................................................................   S-37
Principal Balance.........................................................................................   S-32
Principal Distributable Amount............................................................................   S-32
PTCE......................................................................................................   S-42
Purchase Amount...........................................................................................   S-32
Purchased Contract........................................................................................   S-32
Receivables Pool..........................................................................................   S-14
Servicing Fee.............................................................................................   S-34
Spread Account............................................................................................   S-28
Spread Account Required Amount............................................................................   S-33
Trust Bankruptcy Event....................................................................................   S-26
Trust Property............................................................................................   S-14

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


SUBJECT TO COMPLETION, DATED                   , 1999


Prospectus


ANRC AUTO OWNER TRUSTS


AUTONATION RECEIVABLES CORPORATION, Seller

AUTONATION FINANCIAL SERVICES CORP., Servicer

ASSET-BACKED NOTES AND CERTIFICATES


THE OWNER TRUSTS:


o may periodically issue asset-backed notes and certificates in one or more series with one or more classes; and

o   will own:

    o fixed rate motor vehicle retail installment sales contracts secured by new and used automobiles and light-duty trucks;

    o   collections on the contracts;

    o security interests in the financed vehicles and the rights to receive proceeds from claims on insurance policies;

    o   funds in the accounts of the trust; and

    o   any enhancements issued in favor of the trust.

THE NOTES:

o will represent obligations of a trust and will be paid only from the assets of that trust;

o will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

o   may have one or more forms of enhancement; and

o will be issued as part of a series which may include one or more classes of notes and certificates.

THE CERTIFICATES:

o will represent beneficial interests in a trust and will be paid only from the assets of that trust;

o   may have one or more forms of enhancement;


o will be issued as part of a series which may include one or more classes of notes and certificates; and


o may be offered to the public or retained by the seller or one of its affiliates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this prospectus is                   , 1999

Neither the notes, the certificates nor the underlying contracts are insured or guaranteed by AutoNation Receivables Corporation, AutoNation Financial Services Corp. or any governmental agency.

The notes and the certificates will represent obligations of and interests in a trust only and will not represent obligations of or interests in AutoNation Receivables Corporation, AutoNation Financial Services Corp. or any of their affiliates.

This prospectus may be used to offer and sell any series of notes or certificates only if accompanied by the prospectus supplement for that series.

                               TABLE OF CONTENTS


OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS AND THE PROSPECTUS
    SUPPLEMENT ............................................................... 3
DESCRIPTION OF THE TRUSTS .................................................... 4
DESCRIPTION OF THE TRUSTEES .................................................. 4
AUTONATION FINANCIAL SERVICES' PORTFOLIO OF MOTOR VEHICLE CONTRACTS .......... 5
    Origination of Motor Vehicle Contracts ................................... 5
    Underwriting of Motor Vehicle Contracts .................................. 5
    Insurance ................................................................ 7
    Collection Procedures .................................................... 7
    Modifications and Extensions ............................................. 8
    Delinquency and Loan Loss Information .................................... 8

DESCRIPTION OF THE CONTRACTS ................................................. 9
    The Receivables Pool ..................................................... 9
    Calculation Method ....................................................... 9

PREFUNDING ARRANGEMENTS ...................................................... 9

MATURITY AND PREPAYMENT CONSIDERATIONS ...................................... 10

POOL FACTOR AND POOL INFORMATION ............................................ 11

USE OF PROCEEDS ............................................................. 11

DESCRIPTION OF THE SELLER ................................................... 11

DESCRIPTION OF AUTONATION FINANCIAL SERVICES CORP. .......................... 13
    Year 2000 Issues ........................................................ 13

DESCRIPTION OF WORLD OMNI FINANCIAL CORP. ................................... 14

DESCRIPTION OF AUTONATION, INC. ............................................. 14

DESCRIPTION OF THE SECURITIES ............................................... 14
    The Notes ............................................................... 14
    The Certificates ........................................................ 15
    Ratings of the Securities ............................................... 15
    Principal and Interest on the Securities ................................ 16
    Book-Entry Registration ................................................. 16
    DTC's Year 2000 Efforts ................................................. 17
    Definitive Securities ................................................... 17
    List of Securityholders ................................................. 18
    Statements to Securityholders ........................................... 19

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS ........................ 20
    Sale and Assignment of the Contracts .................................... 20
    The Collection Account and Eligible Investments ......................... 21
    Other Accounts .......................................................... 22
    Payments on Contracts ................................................... 22
    Payments and Distributions on the
         Securities ......................................................... 22
    Credit and Cash Flow Enhancement ........................................ 23
    Insurance on Financed Motor Vehicles .................................... 23
    Servicer Reports to the Trustees and the Insurer ........................ 23

    Optional Purchase of Contracts .......................................... 23
    Servicing Fee ........................................................... 24
    Waivers and Extensions .................................................. 24
    Realization Upon Defaulted Contracts .................................... 24
    Evidence as to Compliance ............................................... 24
    Material Matters Regarding the Servicer ................................. 25
    Defaults by the Servicer ................................................ 25
    Rights Upon Default by the Servicer ..................................... 26
    Amendment ............................................................... 26
    Termination ............................................................. 27
    The Owner Trustee and Indenture Trustee ................................. 27
    Description of the Administration
         Agreement .......................................................... 28

DESCRIPTION OF THE INDENTURE ................................................ 29
    Modification of Indenture ............................................... 29
    Events of Default Under the Indenture; Rights Upon Event of Default ..... 30
    Material Covenants ...................................................... 30
    Annual Compliance Statement ............................................. 31
    Indenture Trustee's Annual Report ....................................... 31
    Satisfaction and Discharge of Indenture ................................. 31
    The Indenture Trustee ................................................... 32

LEGAL ASPECTS OF THE CONTRACTS .............................................. 32
    Security Interests in the Financed Motor Vehicles ....................... 32
    Repossession ............................................................ 33
    Notice of Sale; Redemption Rights ....................................... 34
    Deficiency Judgments and Excess
         Proceeds ........................................................... 34
    Consumer Protection Laws ................................................ 35
    Other Limitations ....................................................... 35
    Repurchase Obligation ................................................... 36

MATERIAL FEDERAL INCOME TAX CONSEQUENCES .................................... 37
    Tax Characterization of each Trust ...................................... 37
    Tax Consequences to Holders of the
         Notes .............................................................. 38
    Taxation of Non-U.S. Holders of Notes ................................... 41
    Information Reporting and Backup Withholding ............................ 41
    Tax Consequences to Holders of the Certificates ......................... 42
    Taxation of Non-U.S. Holders of
         Certificates ....................................................... 46
ERISA CONSIDERATIONS ........................................................ 46
UNDERWRITING ................................................................ 48
LEGAL MATTERS ............................................................... 48
REPORTS TO SECURITYHOLDERS .................................................. 48
WHERE YOU CAN FIND MORE INFORMATION ......................................... 48
INDEX OF DEFINED TERMS ...................................................... 50

                 OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS
                         AND THE PROSPECTUS SUPPLEMENT

     We provide information about your securities in two separate documents:
(a) this prospectus, which provides general information, some of which may not apply to a particular series of notes or certificates, including your series; and (b) the prospectus supplement, which describes the specific terms of your series, including information about:

     o  the type of securities offered;
     o  the timing and amount of interest and principal payments;

     o  the contracts underlying your securities;

     o  the credit enhancement for each class;

     o  the credit ratings; and


     o  the method for selling the securities.


     WHENEVER INFORMATION IN THE PROSPECTUS SUPPLEMENT IS MORE SPECIFIC THAN THE INFORMATION IN THIS PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     You should rely only on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

     We include cross-references in this prospectus and in the prospectus supplement to captions in these materials where you can find further related discussions. The preceding table of contents and the table of contents included in the prospectus supplement provide the pages on which these captions are located.


     You can find a listing of the pages where capitalized terms are defined under the caption "Index of Defined Terms" beginning on page 50 in this prospectus.


                            ------------------------

   TO UNDERSTAND THE STRUCTURE OF THESE SECURITIES, YOU MUST READ CAREFULLY THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT IN THEIR ENTIRETY.

                           DESCRIPTION OF THE TRUSTS



     Each owner trust will from time to time issue asset-backed notes and may issue asset-backed certificates in one or more series in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this prospectus.



     With respect to each series of securities, AutoNation Receivables Corporation, a wholly-owned special purpose, bankruptcy remote subsidiary of AutoNation Financial Services Corp., as seller, will establish a separate trust pursuant to an owner trust agreement, which may be amended and supplemented from time to time, between the seller and the owner trustee specified in the related prospectus supplement for the transactions described herein and in the related prospectus supplement. The notes will represent indebtedness of the related trust and will be issued and secured pursuant to an indenture between the trust and the indenture trustee specified in the related prospectus supplement.



     To the extent specified in the related prospectus supplement, the property of each trust (the "TRUST PROPERTY") will include:



          (1) a pool of motor vehicle retail installment sales contracts, all of which are secured by new and/or used automobiles and/or light-duty trucks;





          (2) documents relating to the contracts, including all servicing records in hard or electronic form;



          (3) amounts due under the contracts on or after the Cut-Off Date specified in the related prospectus supplement;



          (4) liens on the related financed motor vehicles and the rights to receive proceeds from claims on any related insurance policies covering the financed motor vehicles or the related obligors;



          (5) all amounts on deposit in the applicable trust accounts, including the related Collection Account and any other account identified in the applicable prospectus supplement, including all Eligible Investments credited thereto (but excluding any investment income from Eligible Investments which is to be paid to the servicer of the contracts or as otherwise specified in the related prospectus supplement);



          (6) the benefits of any form of credit enhancement identified in the applicable prospectus supplement;



          (7) the right of the seller to cause AutoNation Financial Services Corp. to repurchase any contracts with respect to which it breaches any of its representations or warranties or its servicing obligations;





(8) any other property specified in the related prospectus supplement; and



          (9) all proceeds of the foregoing.



To the extent specified in the related prospectus supplement, an insurance policy, reserve fund, spread account or other form of credit enhancement may be a part of the property of any given trust or may be held by the owner trustee or the indenture trustee for the benefit of holders of the related securities.



     Each trust will be formed in accordance with the laws of the State of Delaware. Prior to formation, each trust will have no assets or obligations. After formation, each trust will not engage in any activity other than acquiring and holding the related contracts, issuing the related securities, distributing payments in respect thereof and any other activities described herein, in the related prospectus supplement and in the owner trust agreement. Each trust will not acquire any contracts or assets other than the Trust Property.



     The principal offices of each trust, the owner trustee and the indenture trustee will be specified in the applicable prospectus supplement.





                          DESCRIPTION OF THE TRUSTEES



     The owner trustee and the indenture trustee for each trust will be specified in the related prospectus supplement. The owner trustee's and the indenture trustee's liability in connection with the issuance and sale of the related securities will be limited solely to the express obligations of the owner trustee or indenture trustee as set forth in the related owner trust agreement, the sale and servicing agreement and the indenture. An owner trustee or indenture trustee with respect to a series of securities may resign or be removed under the circumstances specified in the related prospectus supplement. Any resignation or removal of an owner trustee or indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by that successor.


      AUTONATION FINANCIAL SERVICES' PORTFOLIO OF MOTOR VEHICLE CONTRACTS

ORIGINATION OF MOTOR VEHICLE CONTRACTS


     AutoNation Financial Services originates motor vehicle retail installment sales contracts secured by new and used automobiles and light-duty trucks in connection with providing financing for the purchase of those vehicles. Motor vehicle contracts in AutoNation Financial Services' portfolio are currently originated from application referrals received from the following dealers:
(1) franchised automotive dealerships or used vehicle megastores owned by AutoNation, Inc. and eight used vehicle megastore licensees and (2) seven third party franchised automotive dealerships. AutoNation Financial Services in the future may contract with additional third party franchised automotive dealerships or used car dealerships to provide additional application referrals. AutoNation owns approximately 400 franchise automotive dealerships in 20 states. These dealerships own and operate franchises granted by 24 manufacturers of approximately 36 different brands of automobiles and light-duty trucks. In addition, AutoNation operates 34 AutoNation USA used vehicle megastores and licenses eight additional AutoNation USA used vehicle megastores in 13 states. See "Description of AutoNation, Inc."



     Each dealer from which AutoNation Financial Services receives application referrals has entered into a dealer agreement with AutoNation Financial Services, whereby the applicable dealer represents, among other things, that:


          (1) it will comply with federal and state laws regarding motor vehicle financing;

          (2) it will obtain the requisite financial information of the obligor required to extend credit; and


          (3) it will truthfully disclose to AutoNation Financial Services any applicable financial information, the identity of the obligor and other specified information in connection with the loan transaction.



     All of the contracts included in the Trust Property of a trust will have been originated by AutoNation Financial Services from application referrals from dealers or as specified in the related prospectus supplement.


UNDERWRITING OF MOTOR VEHICLE CONTRACTS


     AutoNation Financial Services focuses its originations on the prime auto lending market, lending to individuals with better credit histories and thereby assuming a lower risk of delayed payment or non-payment under the motor vehicle contracts. AutoNation Financial Services underwrites motor vehicle contracts referred to it from dealers through its Fort Lauderdale, Florida Dealer Service Center. Contract processing and underwriting at the dealer service center are open to receive application referrals at all times at which dealers are open for business.



     Dealers submit applications to AutoNation Financial Services for review and approval either electronically or by facsimile. Electronic credit applications are submitted via an on-line, real time connection established between the dealer service center and the dealer. Electronic credit applications transmitted via the on-line connection allow dealers to enter and transmit the relevant applicant information directly to the dealer service center without the dealer service center having to re-enter the information into its system, resulting in greater efficiency and reduced turnaround time in the application process. Currently, only AutoNation USA megastores are outfitted with electronic credit application capabilities. Dealers which do not have on-line capabilities fax applications to a third party credit application entry company that receives the applications, enters the information into its computer system and transmits the application via its own on-line, real time connection to the dealer service center in the same format as electronic credit applications.



     Each applicant for a motor vehicle contract is evaluated individually based on uniform underwriting standards developed by AutoNation Financial Services. These underwriting standards are intended to assess a potential obligor's ability to repay all amounts due under the motor vehicle contract and the adequacy of the related financed vehicle as collateral, based upon a review of the information contained in the motor vehicle contract application. The material credit information included on the motor vehicle contract application includes the applicant's income, deposit accounts, liabilities, a real time credit history obtained from a third party credit bureau reporting agency, employment history and a description of the financed vehicle intended to secure the motor vehicle contract. The primary criteria considered in evaluating the individual applications are:



          (1) stability of the obligor with specific regard to the obligor's length of residence in his or her current home, occupation, length of employment and whether the obligor rents or owns his or her home;


          (2) the obligor's payment history based on information known directly by AutoNation Financial Services or provided by various credit reporting agencies with respect to present and past debt;

          (3) a debt service to gross monthly income ratio test;


          (4) the principal amount requested under the motor vehicle contract taking into account the age, type and market value of the related financed vehicle;


          (5) an empirically derived credit score; and

          (6) a credit bureau score.


     AutoNation Financial Services uses an empirically based credit scoring process to objectively index the applicant's creditworthiness. The credit scoring process entails the use of statistics to correlate common characteristics with credit risk. Through the use of credit scoring, AutoNation Financial Services is able to evaluate credit profiles in order to quantify credit risk. AutoNation Financial Services' credit scoring process is periodically reviewed to ensure its validity. In addition to AutoNation Financial Services' credit scoring system, AutoNation Financial Services uses consumer reporting agency scores or credit bureau scores to assist in the underwriting process. The credit bureau score is a factor in evaluating credit risk and provides the basis for the credit score. A credit analyst reviews each application, except for a limited number of applications which are automatically approved upon satisfaction of more stringent approval criteria or which are denied upon failure to satisfy AutoNation Financial Services' minimum standards. The AutoNation Financial Services scoring process and consumer reporting agency scores are intended to provide a basis for lending decisions, but are not meant to supersede the judgment of the credit analyst. On occasion, AutoNation Financial Services approves loan applications at variance with its standard credit guidelines. However, to gain approval, a loan application that does not comply with all of AutoNation Financial Services' guidelines must have strong compensating factors that demonstrate the ability of the potential obligor to pay all amounts to become due under the motor vehicle contract. If an application for a motor vehicle contract is approved after failing to comply with AutoNation Financial Services' guidelines, the approval generally occurs because the credit analyst has conditioned the loan on additional requirements, such as a larger down payment, reduction in the term of the financing or the addition of a co-signer to the motor vehicle contract.



     After review of an application, a credit analyst and/or manager notifies the applicable dealer as to whether the application has been approved (subject to the receipt of the required documentation), denied or is the subject of a counter-offer. If the response to the dealer requires a counter-offer from AutoNation Financial Services (which can include an additional down payment, reduction in the term of the financing, or the addition of a co-signer to the motor vehicle contract), those stipulations become a condition of the approval. Subsequent to approval, if AutoNation Financial Services is the chosen source of financing, AutoNation Financial Services will obtain the necessary documentation for processing the loan, consisting of the following:


          (1) a signed application;


          (2) the only original and a copy of the executed motor vehicle contract;

          (3) an agreement by the obligor to provide insurance;

          (4) a report of sale or guarantee of title;

          (5) an application for registration;

          (6) a co-signer notification (if applicable);

          (7) a copy of the contract for any supplemental warranty purchased with respect to the financed vehicle;


          (8) acceptable vehicle valuation documentation consisting of the dealer invoice or sticker for new cars and reference to the most recently published National Automobile Dealers Association Used Car Price Guide or Kelly Blue Book, based on year, make and model of the related financed vehicle for used cars; and


          (9) any other required documentation.


     Once the appropriate documentation is obtained for funding, the file relating to the motor vehicle contract is forwarded to a contract processor for a pre-funding audit. The contract processor then audits the documents for completeness and consistency with the application, providing final approval for purchase of the motor vehicle contract once these requirements have been satisfied.



     The amount advanced under any motor vehicle contract will not exceed, on average, (1) for a new financed vehicle, 105% of the manufacturer's suggested retail price plus taxes and title and license fees on the financed vehicle averaging an additional 7% or (2) for a used financed vehicle, 105% of the "retail" value stated in the most recently published National Automobile Dealers Association Used Car Price Guide plus taxes and title and license fees on the financed vehicle averaging an additional 7%. However, the amount advanced under a motor vehicle contract may be different than the maximum permissible amount due to a number of factors, including down payment requirements, trade-in equity and credit score. In addition, in connection with the financing of new and used vehicles, AutoNation Financial Services will also finance accessories, extended service contracts and other insurance products under a motor vehicle contract.



     AutoNation Financial Services performs detailed analyses of its portfolio of motor vehicle contracts to evaluate the effectiveness of its credit guidelines and scoring process. If external economic factors, credit delinquency levels or credit loss levels change, credit guidelines are adjusted to maintain a level of asset quality deemed acceptable by AutoNation Financial Services' management. Each day, the credit manager and credit supervisors review a group of motor vehicle contracts to ensure that credit analysts are following AutoNation Financial Services' established policies and procedures. AutoNation Financial Services randomly reviews, on a monthly basis, the quality of the motor vehicle contracts to ensure compliance with established policies and procedures. In accordance with its reasonable business judgment, AutoNation Financial Services' credit underwriting standards may change at any time.


INSURANCE


     The motor vehicle contracts require obligors to maintain specific levels and types of insurance coverage to protect each financed vehicle against loss due to theft or damage. AutoNation Financial Services requires all financed vehicles to have insurance coverage, including comprehensive fire, theft and collision coverage, insuring the financed vehicle in an amount at least equal to the financed vehicle's fair market value. In addition, AutoNation Financial Services requires the obligor's public liability and property damage insurance coverage to meet or exceed the applicable state minimum levels of coverage. All insurance policies must also require the obligor to provide at least 30 days prior written notice to AutoNation Financial Services before cancellation. The dealers are responsible for ensuring that each obligor obtains proper insurance coverage and that AutoNation Financial Services is named as loss payee.


COLLECTION PROCEDURES


     AutoNation Financial Services has established a comprehensive set of collection policies and procedures, the application of which are performed by World Omni Financial Corp. pursuant to a subservicing agreement between AutoNation Financial Services and World Omni. These policies and procedures utilize an automated collection system to assist in collection efforts and the prompt investigation and evaluation of the causes of any delinquency. The automated collection system provides relevant obligor information (for example, current addresses, phone numbers and loan information), records of all contacts with obligors and, in some cases, automated dialing. This system records the obligor's promise to pay, allows supervisors to review collection personnel activity, permits supervisors to modify priorities regarding which obligors to contact and provides extensive reports concerning motor vehicle contract delinquencies. Pursuant to AutoNation Financial Services' collection policies and procedures, any obligor whose motor vehicle contract has become 10 days delinquent is contacted by mail and/or telephone. In the event that the obligor fails to make a payment sufficient to bring the scheduled payments current under the motor vehicle contract, personal telephone contact with the obligor is attempted on or after the 15th day of delinquency. Generally, after a motor vehicle contract is delinquent for 60 days and all collection efforts have been exhausted, repossession procedures will be implemented. However, if (1) a motor vehicle contract is deemed uncollectible, (2) the financed vehicle is deemed by collection personnel to be in danger of being damaged, destroyed or made unavailable for repossession or (3) the obligor voluntarily surrenders the financed vehicle, a repossession may occur without regard to the length or existence of payment delinquency. Repossessions are generally conducted by third parties who are engaged in the business of repossessing vehicles for secured parties. After repossession, the obligor, in accordance with applicable state law, generally has an additional 10 to 30 days to redeem the financed vehicle before the financed vehicle is liquidated at auction. Upon the sale of the repossessed vehicle, AutoNation Financial Services will pursue any remaining deficiency to the extent deemed practical and to the extent permitted by law.



     Losses may occur in connection with delinquent motor vehicle contracts and can arise in several ways, including the inability to locate the financed vehicle or the obligor, uninsured losses or because of a discharge of the obligor in a bankruptcy proceeding. AutoNation Financial Services' current collection policies and procedures recognize losses (1) at the time a motor vehicle contract is deemed uncollectible, (2) during the month $40 or more under a motor vehicle contract becomes 120 days or more past due or (3) if the financed motor vehicle has been repossessed and liquidated, whichever occurs first.


MODIFICATIONS AND EXTENSIONS


     AutoNation Financial Services' collection policies and procedures may, on a case-by-case basis, allow for extensions with respect to the due dates (each, a "DUE DATE") of payments on motor vehicle contracts. With a few very limited exceptions, these extensions are offered only in the following instances:



          (1) if AutoNation Financial Services or its subservicer believes that the obligor's financial difficulty has been resolved or will no longer impair the obligor's ability to make future payments;


          (2) the extension will result in the obligor's payments being brought current;


          (3) the total number of credit-related extensions granted on the motor vehicle contract will not exceed six months in the aggregate or the state maximum, whichever is lower;



          (4) there has been no more than two credit-related extensions granted on the motor vehicle contract in the immediately preceding twelve months; and



          (5) AutoNation Financial Services (or its assignee) had held the motor vehicle contract for at least six months.



     Any deviation from AutoNation Financial Services' collection policies and procedures regarding the grant of an extension requires the concurrence of a collection supervisor, collection manager and account manager.


DELINQUENCY AND LOAN LOSS INFORMATION


     Information concerning the experience of AutoNation Financial Services pertaining to delinquencies, loan losses and recoveries with respect to its portfolio of motor vehicle contracts (including receivables previously sold which AutoNation Financial Services continues to service) will be set forth in each prospectus supplement. There can be no assurance that the delinquency, loan loss and recovery experience on any contracts related to a series of securities will be comparable to prior experience or to the information provided.

                          DESCRIPTION OF THE CONTRACTS


THE RECEIVABLES POOL


     The contracts to be purchased by each trust (the "RECEIVABLES POOL") will be selected by the seller based upon the satisfaction of several criteria, including that each contract:



          (1) is secured by a financed motor vehicle that was insured at the inception of the loan and, as of the related Cut-off Date, has not been repossessed without reinstatement;



          (2) has not been identified on the computer files of the seller as relating to an obligor who was the subject of a bankruptcy proceeding as of the related Cut-off Date;



          (3) provides for fully amortizing level scheduled monthly payments and for the accrual of interest at a fixed rate according to the Simple Interest Method (except for the first and last payment, which may be minimally different from the level payments); and



          (4) satisfies any additional criteria specified in the related prospectus supplement.



All of the contracts included in the Trust Property of a trust will have been originated by AutoNation Financial Services based upon application referrals from dealers or as specified in the related prospectus supplement. See "AutoNation Financial Services' Portfolio of Motor Vehicle Contracts." The seller will not use any selection procedures in selecting the contracts for each Receivables Pool that are materially adverse to the securityholders of any series.



     Additional information with respect to the Receivables Pool securing each series of securities will be set forth in the related prospectus supplement including, to the extent appropriate, the composition of the contracts, the distribution by annual percentage rate, the distribution by the states where the contracts were originated and the portion of the Receivables Pool secured by new vehicles and used vehicles.


CALCULATION METHOD


     Each of the contracts included in the Trust Property of a trust will be a fixed rate contract where the allocation of each payment between interest and principal is calculated using the Simple Interest Method. Under the "SIMPLE INTEREST METHOD" interest due on motor vehicle contracts is calculated daily on the actual principal balance of the contract on that date. For these contracts, interest accrued as of the Due Date is paid first, and then the remaining payment is applied to the unpaid principal balance. Accordingly, if an obligor pays the fixed monthly installment in advance of the Due Date, the portion of the payment allocable to interest will be less for that period since the preceding payment will be less than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the principal balance will be correspondingly greater. Conversely, if an obligor pays the fixed monthly installment after its Due Date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the contract to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to interest or principal under the contract as a result of early or late payments, as the case may be.



     The seller will sell or transfer contracts having an aggregate principal balance specified in the related prospectus supplement as of the date specified therein (the "CUT-OFF DATE") to the applicable trust. The purchase price paid by each trust for each contract included in the Trust Property of the trust will either reflect the principal balance of the contract as of the Cut-Off Date calculated under the Simple Interest Method or another amount as specified in the related prospectus supplement.


                            PREFUNDING ARRANGEMENTS


     To the extent provided in the related prospectus supplement for a series of securities, the related owner trust agreement, the sale and servicing agreement and the indenture may provide for a commitment by the related trust to subsequently purchase additional contracts ("SUBSEQUENT CONTRACTS") from the seller following the date on which the trust is established and the related securities are issued (a "PREFUNDING ARRANGEMENT") for a period not to exceed three months and in an amount not to exceed 20% of the initial principal balance of the securities.

With respect to a series of securities, the Prefunding Arrangement will require that any Subsequent Contracts transferred to the trust conform to the requirements and conditions provided in the related sale and servicing agreement including the requirement that the Subsequent Contracts satisfy all of the same credit and underwriting criteria as the initial contracts. If a Prefunding Arrangement is utilized in connection with the issuance of a series of securities, the servicer will establish an account (the "PREFUNDING ACCOUNT") in the name of the indenture trustee for the benefit of the securityholders into which a portion of the net proceeds received from the sale of the securities (the "PREFUNDED AMOUNT") will be deposited and from which funds will be released during a specified period to purchase Subsequent Contracts from the seller. Upon each conveyance of Subsequent Contracts to the applicable trust, an amount equal to the purchase price paid by the seller to AutoNation Financial Services for the Subsequent Contracts will be released from the Prefunding Account and paid to the seller.



     The utilization of a Prefunding Arrangement for a series of securities is intended to improve the efficiency of the issuance of the securities and the sale of the contracts to the related trust through the incremental delivery of the applicable contracts on the date of initial issuance of the series of Securities (the "CLOSING DATE") and during a specified period following the Closing Date for that series of securities. Prefunding Arrangements allow for a more even accumulation of the contracts by the seller and AutoNation Financial Services and the issuance of a larger principal amount of securities than would be the case without a Prefunding Arrangement.



     Subsequent Contracts may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Contracts to the applicable trust, the characteristics of the entire pool of contracts included in the trust may vary from those of the contracts initially transferred to the trust.


                     MATURITY AND PREPAYMENT CONSIDERATIONS


     The weighted average life of the notes and the certificates of any series will generally be influenced by the rate at which the principal balances of the contracts are paid, which payments may be in the form of scheduled payments or prepayments. Each contract is prepayable in full by the obligor at any time without penalty. Full and partial prepayments on motor vehicle contracts included in the Trust Property of a trust will be paid or distributed to the related securityholders on the next day a principal or interest payment is to be made (each, a "DISTRIBUTION DATE") (or if that day is not a business day (i.e., a Saturday, Sunday, a day on which the insurer, if any, is closed or a day on which banking institutions in New York, New York or in the city in which the indenture trustee's corporate trust office or the owner trustee's corporate trust office is located are authorized or obligated by law to be closed), on the next succeeding business day) following the Collection Period in which they are received. To the extent that any contract included in the Trust Property of a trust is prepaid in full (a "FULL PREPAYMENT"), whether by the obligor, or as the result of a purchase by the servicer or a repurchase by the seller or otherwise, the actual weighted average life of the contracts included in the Trust Property of the trust will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a contract is repaid. Full Prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies, repurchases by the seller as a result of the failure of a contract to meet the criteria set forth in the related sale and servicing agreement or purchases by the servicer as a result of a breach of its covenants with respect to the contracts made by it or its servicing duties in the related sale and servicing agreement. In addition, early retirement of the securities may be effected by the servicer exercising its option to purchase the remaining contracts included in the Trust Property of the trust on any Distribution Date as of which the Pool Balance (after giving effect to the principal payments and distributions otherwise to be made on that Distribution Date) has declined to the percentage of the original Pool Balance specified in the related prospectus supplement. See "Description of the Transfer and Servicing Agreements-- Optional Purchase of Contracts."



     The rate of Full Prepayments by obligors on the contracts may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of loans, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor's ability to sell or transfer the financed motor vehicle securing a contract without the consent of the servicer. Any Full Prepayments reduce the average life of the contracts.

     AutoNation Financial Services has a limited operating history and limited historical experience with respect to prepayments and can make no prediction as to the actual prepayment rates that will be experienced on the contracts included in the Trust Property of any trust in either stable or changing interest rate environments. Securityholders of each series will bear all reinvestment risk resulting from the rate of prepayment of the contracts included in the Trust Property of the related trust.


                        POOL FACTOR AND POOL INFORMATION


     For each trust, the "POOL FACTOR" will be a six-digit decimal which the servicer will compute each month indicating the aggregate principal balance of the related contracts (the "POOL BALANCE") at the end of the month as a fraction of the aggregate principal balance of (1) the contracts as of the Cut-Off Date (the "ORIGINAL POOL BALANCE") plus (2) any Subsequent Contracts added to the trust as of the applicable subsequent Cut-Off Date. The Pool Factor will be
1.000000 as of the Closing Date; thereafter, the Pool Factor will decline to reflect reductions in the Pool Balance. The amount of a securityholder's pro rata share of the Pool Balance for a given month can be determined by multiplying the original denomination of the holder's security by the Pool Factor for that month.



     With respect to each trust, the securityholders of record will receive monthly reports from the owner trustee or indenture trustee, as applicable, concerning payments received on the contracts, the Pool Balance, the Pool Factor and other relevant information. The Depository Trust Company will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interests in a global security of a given series will not be recognized as securityholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the owner trustee or indenture trustee, as applicable. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by federal and/or state law. See "Description of the Securities--Statements to Securityholders."


                                USE OF PROCEEDS


     The net proceeds from the sale of securities of a given series will be applied by the applicable trust (1) to purchase the contracts from the seller pursuant to the related sale and servicing agreement, (2) to deposit the Prefunded Amount, if applicable, to the Prefunded Account and to fund any other collateral accounts, (3) to pay other expenses in connection with the issuance of the securities and (4) for any other purposes set forth in the related prospectus supplement. The net proceeds to be received by the seller from the sale of the contracts to the applicable trust will be used by the seller to repay indebtedness incurred, or to pay other amounts owed, in connection with its acquisition of the contracts from AutoNation Financial Services and to pay other expenses in connection with the pooling of the contracts and the issuance of the securities. AutoNation Financial Services will use the proceeds from the sale of the contracts for general corporate purposes.



                           DESCRIPTION OF THE SELLER



     The seller, AutoNation Receivables Corporation, a wholly-owned, special purpose, bankruptcy remote subsidiary of AutoNation Financial Services, was incorporated under the laws of the State of Delaware on June 18, 1999 and has a limited operating history. The seller was organized for the limited purpose of purchasing retail installment sales contracts from AutoNation Financial Services and transferring those contracts to third parties and any activities incidental to and necessary or convenient for the accomplishment of that purpose. The principal offices of the seller are located at 200 South Andrews Avenue, Fort Lauderdale, Florida 33301. The telephone number of the seller's offices is (954) 769-4555.



     AutoNation Financial Services and the seller have taken and will take steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by AutoNation Financial Services under the United States Bankruptcy Code or similar state laws (collectively, the "INSOLVENCY LAWS") will not result in consolidation of the assets and liabilities of the seller with those of AutoNation Financial Services. These steps include the creation of the seller as a separate, limited purpose subsidiary pursuant to a certificate of incorporation containing limitations on the scope of the seller's activities (including restrictions on the nature of the seller's business and a restriction on the seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors).


     In addition, the seller has received the advice of counsel to the effect that, based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts), subject to the facts, assumptions and qualifications relied upon by counsel, it would not be a proper exercise by a court of its equitable discretion to disregard the separate corporate existence of the seller and to require the consolidation of the assets and liabilities of the seller with the assets and liabilities of AutoNation Financial Services in the event of the application of any Insolvency Law to AutoNation Financial. However, there can be no assurance that the activities of the seller would not result in a court concluding that the assets and liabilities of the seller should be consolidated with those of AutoNation Financial Services. If a court were to reach that conclusion, or a filing were made under any Insolvency Law by or against the seller, or if an attempt were made to litigate any of the foregoing issues, delays in payments or distributions on any outstanding series of securities could occur or reductions in the amounts of payments or distributions could result.



     The contracts included in the Trust Property of each trust will have been sold by AutoNation Financial Services to the seller pursuant to a receivables purchase agreement between AutoNation Financial Services and the seller or as specified in the related prospectus supplement. The contracts to be included in the Trust Property of each trust will be sold by the seller to the applicable trust pursuant to a sale and servicing agreement. AutoNation Financial Services and the seller intend that each transfer of contracts by AutoNation Financial Services to the seller under the applicable receivables purchase agreement or otherwise will constitute a "true sale" of the contracts to the seller. If a transfer of contracts constitutes a "true sale," those contracts and the proceeds thereof would not be part of the bankruptcy estate of AutoNation Financial Services under Section 541 of the Bankruptcy Code should AutoNation Financial Services become the subject of a bankruptcy case subsequent to the transfer of the contracts to the seller.



     The seller has received the advice of counsel to the effect that, based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts), subject to the facts, assumptions and qualifications relied upon by counsel, in the event that AutoNation Financial Services were to become the subject of a voluntary or involuntary case under the Bankruptcy Code subsequent to the transfer of contracts to the seller, the transfer of the contracts by AutoNation Financial Services to the seller would be characterized as a "true sale" of the contracts from AutoNation Financial Services to the seller and the contracts and the proceeds thereof would not form part of AutoNation Financial Services' bankruptcy estate pursuant to Section 541 of the Bankruptcy Code.



     In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), cert. denied, 114 S. Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If AutoNation Financial Services were to be placed into receivership and a court were to follow the Octagon court's reasoning, securityholders might experience delays in payment or possibly losses on their investment in the securities. Counsel has advised the seller that the facts of the Octagon case appear to be inconsistent with established precedent and the Uniform Commercial Code. Accordingly, the Octagon case should not be binding precedent on a court in a receivership proceeding.

               DESCRIPTION OF AUTONATION FINANCIAL SERVICES CORP.



     AutoNation Financial Services Corp. will act as the servicer with respect to the contracts. AutoNation Financial Services, a wholly-owned subsidiary of AutoNation, was incorporated in the State of Delaware on February 6, 1997. AutoNation Financial Services is dedicated to providing financial products and services to customers of AutoNation's franchised automotive dealerships and megastores and to third party dealers. In 1998, its first full year of operations, AutoNation Financial Services had nearly 62,000 customers and almost $1 billion in managed assets. The range of AutoNation Financial Services' products includes retail loan and lease financing, secondary customer referral programs, vehicle protection and maintenance programs and insurance products. AutoNation Financial Services is headed by a management team with extensive experience in the origination and servicing of automobile retail installment sales contracts and loans. AutoNation Financial Services' principal executive offices are located at 110 S.E. 6th Street, Fort Lauderdale, Florida 33301.



     As of July 31, 1999, AutoNation Financial Services' serviced portfolio consisted of approximately $1.5 billion of motor vehicle contracts. As of July 31, 1999, approximately 61% of AutoNation Financial Services' serviced portfolio consisted of motor vehicle installment contracts secured by used motor vehicles, and 39% secured by new motor vehicles.



     Currently, AutoNation Financial Services does not intend to directly service the contracts transferred to the trusts. AutoNation Financial Services presently delegates the majority of its servicing responsibilities with respect to its serviced portfolio to World Omni pursuant to a subservicing agreement. Subject to oversight by AutoNation Financial Services, World Omni currently handles operational accounting and customer inquiries for AutoNation Financial Services, as well as all collection activities in respect of delinquent contracts and, where appropriate, repossesses financed motor vehicles securing Liquidated Contracts. World Omni also performs the prefunding file audit with respect to each contract to verify that all required documentation has been received in connection with each contract and that the documentation conforms to AutoNation Financial Services' requirements. In addition, World Omni acts as custodian of the documents relating to each contract. Pursuant to the subservicing agreement, World Omni has agreed to service all contracts originated during the term of the subservicing agreement by AutoNation Financial Services until their maturity in accordance with AutoNation Financial Services' collection procedures. AutoNation Financial Services retains responsibility for investing and reinvesting of funds and reporting. See "AutoNation Financial Services' Portfolio of Motor Vehicle Contracts--Collection Procedures".



     Notwithstanding the delegation by the servicer of its servicing duties to World Omni, the servicer will remain primarily liable to the trust under the sale and servicing agreement for the performance of those duties. However, if at any time World Omni is in default in the performance of its subservicing obligations and the indenture trustee is unwilling to act as successor servicer, AutoNation Financial Services would be required to commence servicing its portfolio itself or to engage a new subservicer to service the portfolio. At the present time, AutoNation Financial Services does not have the capacity to service its serviced portfolio, and therefore would be required to engage a new third party subservicer. If AutoNation Financial Services were required to engage a new subservicer, the transfer of servicing functions from World Omni to the successor subservicer could encounter operational and logistical difficulties that would impair the servicing of the contracts during the servicing transition period. Industry experience indicates that increases in delinquencies and defaults on contracts are likely to result immediately following servicing transfers.


YEAR 2000 ISSUES

     AutoNation Financial Services has an ongoing program designed to address the potential impact of the year 2000 on the ability of AutoNation Financial Services' computerized information systems to accurately process information that may be date sensitive. AutoNation Financial Services has identified its critical data storage and operating systems and has developed plans designed to ensure the readiness of its systems to process dates beyond the year 2000. It is anticipated that AutoNation Financial Services' systems will be year 2000 compliant by the end of 1999.

     The inability of AutoNation Financial Services, its vendors or the parties with whom it contracts to address the necessary year 2000 modifications of computerized information systems could have a material adverse impact on AutoNation Financial Services' operations and financial results, including its ability to collect receivables, pay obligations and process loans and obligor data. Any impact on AutoNation Financial Services could have a material adverse effect on securityholders.



                   DESCRIPTION OF WORLD OMNI FINANCIAL CORP.



     World Omni Financial Corp., a Florida corporation and wholly-owned subsidiary of JM Family Enterprises, Inc., services automobile-related retail lease, retail installment and wholesale loan portfolios originated by it and other parties, including AutoNation Financial Services. As of December 31, 1998, World Omni's serviced portfolio (excluding third parties) consisted of approximately 424,000 leases and retail contracts with an aggregate outstanding balance of approximately $8.1 billion. Pursuant to the subservicing agreement, World Omni acts as subservicer of the motor vehicle contracts originated by AutoNation Financial Services. As of July 31, 1999, AutoNation Financial Services' portfolio serviced by World Omni consisted of 117,514 leases and retail contracts with an outstanding balance of approximately $1.74 billion. World Omni currently services the contracts through its St. Louis operations center.



     The information provided in the preceding paragraph was provided by World Omni. None of the trust, the seller or AutoNation Financial Services has made any independent verification of the accuracy or completeness of that information.



                        DESCRIPTION OF AUTONATION, INC.



     AutoNation, Inc. is a publicly-held company incorporated in the State of Delaware. Prior to April 6, 1999, AutoNation was known as Republic Industries, Inc. AutoNation owns approximately 400 franchised automotive dealerships in 20 states. These dealerships own and operate franchises granted by 24 manufacturers of approximately 36 brands of automobiles and light-duty trucks. AutoNation also owns and operates 34 AutoNation USA used vehicle megastores and licenses eight additional AutoNation USA megastores in 13 states. In addition, AutoNation owns one of the nation's largest combined rental fleets through its subsidiaries, Alamo Rent-A-Car, Inc., National Car Rental System, Inc. and CarTemps USA. In July 1999, AutoNation announced its intention to separate these rental businesses. Accordingly, AutoNation's rental business segment has been accounted for as discontinued operations. As of July 31, 1999, AutoNation had total assets of approximately $9,409.3 million and stockholders' equity of $5,736.8 million. AutoNation's principal executive offices are located at 110 S.E. 6th Street, Fort Lauderdale, Florida 33301.


                         DESCRIPTION OF THE SECURITIES


     A series of securities may include one or more classes of notes and certificates. Each trust will issue the notes and the certificates for a particular series to the holders of record of the notes and the holders of record of the certificates, respectively. The following summary, together with the summaries contained under "Description of the Notes" and "Description of the Certificates" in the prospectus supplement, describe all of the material terms of the securities. However, this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes, the certificates, the indenture, the owner trust agreement and the related prospectus supplement.


THE NOTES


     Each series may include one or more classes of notes. The notes will be issued by the related trust pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. The related prospectus supplement will specify which class or classes of notes of a series are being offered thereby.



     To the extent specified in the prospectus supplement, notes will be available for purchase in minimum denominations of $1,000 and in integral multiples thereof and will be available in book-entry form only. Noteholders will be able to receive notes in definitive registered form only in the limited circumstances described herein or in the prospectus supplement. See "Description of the Securities--Definitive Securities."

     Each class of notes will have a stated note principal balance specified in the related prospectus supplement (the "NOTE PRINCIPAL BALANCE") and will accrue interest on the Note Principal Balance at the interest rate specified for that class of notes. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of notes specified as being offered by the prospectus supplement or the method for determining the interest rate or rates.



     With respect to a series that includes two or more classes of notes, as specified in the related prospectus supplement, each class may differ as to timing and priority of payments, seniority, allocations of losses, interest rates or amounts of payments of principal or interest. Payments of principal or interest in respect of any class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated contracts. In addition, a series may include one or more classes of notes entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments (the "STRIP NOTES").



     If the seller, the servicer or a successor thereto exercises its option to purchase the contracts of a trust in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements--Termination," the outstanding notes will be redeemed as set forth in the related prospectus supplement.


THE CERTIFICATES


     Each series may also include one or more classes of certificates. The certificates will be issued by the related trust pursuant to the terms of an owner trust agreement, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. The related prospectus supplement will specify which class or classes of certificates, if any, of a series are being offered thereby.



     If specified in the related prospectus supplement, certificates offered to the public will be available for purchase in minimum denominations of $1,000 and in integral multiples thereof and will be available in book-entry form only. Certificateholders will be able to receive certificates in definitive registered form only in the limited circumstances described herein or in the prospectus supplement. See "Description of the Securities--Definitive Securities."



     Each class of certificates will have a stated certificate principal balance specified in the related prospectus supplement (the "CERTIFICATE PRINCIPAL BALANCE") and may, but need not, accrue interest on the Certificate Principal Balance at the interest rate specified for that class of certificates. Each class of certificates may have a different interest rate, which may be a fixed, variable or adjustable interest rate, or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of certificates specified as being offered by the related prospectus supplement or the method for determining the interest rate or rates.



     With respect to a series that includes two or more classes of certificates, as specified in the related prospectus supplement, each class may differ as to timing and priority of distributions, seniority, allocations of losses, interest rates or amounts of distributions in respect of principal or interest. Distributions of principal or interest in respect of any class or classes of certificates may or may not be made upon the occurrence of specified events or on the basis of collections from designated contracts. In addition, a series may include one or more classes of certificates entitled to (1) principal distributions with disproportionate, nominal or no interest distributions or
(2) interest distributions with disproportionate, nominal or no principal distributions (the "STRIP CERTIFICATES").


RATINGS OF THE SECURITIES


     It will be a condition to the issuance of each class of securities specified as being offered by the related prospectus supplement that each class of securities be rated in one of the four highest generic rating categories established for the securities by at least one nationally recognized statistical rating agency and receive the rating specified in the related prospectus supplement by at least one rating agency.

PRINCIPAL AND INTEREST ON THE SECURITIES


     The timing and priority of payment, seniority, allocations of losses, interest rates and amount of or method of determining payments or distributions of principal of and interest on each class of securities of a given series will be described in the related prospectus supplement. The right of holders of any class of securities to receive payments or distributions of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of securities of the related series, as described in the related prospectus supplement. If specified in the related prospectus supplement, payments of interest on the securities of a series will be made prior to payments of principal thereon. To the extent provided in the related prospectus supplement, a series may include one or more classes of Strip Notes or Strip Certificates as described above under "Description of the Securities--The Notes" and "--The Certificates." Each class of securities may have a different interest rate which may be a fixed, variable or adjustable interest rate (and which may be zero for particular classes of Strip Notes or Strip Certificates), or may not bear interest, or any combination of the foregoing. One or more classes of securities of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the servicer exercising its option to purchase the remaining related contracts.



     In the case of a series of securities which includes two or more classes of securities, the sequential order and priority of payments or distributions in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each class will be set forth in the related prospectus supplement. Payments or distributions in respect of principal and interest of any class of securities will be made on a pro rata basis among all the securityholders of that class.


BOOK-ENTRY REGISTRATION


     If specified in the related prospectus supplement, each class of securities offered hereby will be initially represented by one or more global securities registered in the name of Cede & Co., as nominee for the Depository Trust Company, also known as DTC. Securityholders may hold beneficial interests in the securities through DTC directly if they are participants in DTC or indirectly through organizations which are participants in DTC.



     Cede & Co., as nominee for DTC, will hold the global securities of each series. Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules.



     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of notes or certificates. DTC's participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the securities of any class or series. DTC is owned by a number of its participants and the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.



     Owners of beneficial interests in securities that are in book-entry form that are not direct or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through DTC's direct and indirect participants. In addition, securityholders of a given series will receive all distributions of principal and interest in respect of the securities from the indenture trustee or owner trustee through DTC participants who in turn will receive them from DTC. Under a book-entry format, owners of beneficial interests in a global security of a given series may experience some delay in their receipt of payments, since all payments will be forwarded by the indenture trustee or owner trustee, as applicable, to Cede & Co., as nominee of DTC. DTC will forward those payments to its participants which thereafter will forward them to indirect participants or owners of beneficial interests in a global security. It is anticipated that the only "securityholder" in respect of any series will be Cede & Co., as nominee of DTC. Owners of beneficial interests in a global security of a given series will not be recognized as securityholders of that series, and owners of beneficial interests in a global security will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants who, in turn, will exercise the rights of owners of beneficial interests in a global security through DTC.



     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities of a given series among its participants on whose behalf it acts with respect to those securities and is required to receive and transmit distributions of principal of, and interest on, those securities. Direct and indirect participants with which owners of beneficial interests in a global security of a given series have accounts with respect to the securities of that series similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective owners. Accordingly, although owners of beneficial interests in a global security will not possess securities, those owners will receive payments and will be able to transfer their interests.



     Because DTC can only act on behalf of its direct participants, who in turn act on behalf of indirect participants and banks, the ability of an owner of a beneficial interest in a global security of a given series to pledge securities of that series to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those securities, may be limited due to the lack of a physical certificate for those securities.



     DTC will advise the owner trustee in respect of each series that it will take any action permitted to be taken by a securityholder of that series only at the direction of one or more of its participants to whose account with DTC the securities of that series are credited. Additionally, DTC has advised the seller that it will take actions with respect to specified percentages of the securityholder's interest only at the direction of and on behalf of its participants whose holdings include undivided interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of its participants whose holdings include those undivided interests.



     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, it is under no obligation to perform or continue to perform these procedures and the foregoing procedures may be discontinued at any time.


DTC'S YEAR 2000 EFFORTS


     DTC management is aware that some computer applications, systems and the like for processing data that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its computer applications and systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.



     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (1) impress upon them the importance of their services being year 2000 compliant and (2) determine the extent of their efforts for year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.



     The information set forth in the preceding two paragraphs has been provided by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.




DEFINITIVE SECURITIES



     The securities of a given series will be issued in fully registered, certificated form to owners of beneficial interests in a global security or their nominees rather than to DTC or its nominee, only if (1) the seller, the applicable owner trustee or indenture trustee or the administrator, as applicable, advises the owner trustee and indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the securities, and the seller, the applicable owner trustee or indenture trustee or the administrator are unable to locate a qualified successor, (2) after the occurrence of an event of default under the related indenture or an event of default under the related sale and servicing agreement, owners of beneficial interests in a global security representing in the aggregate more than 50% of the outstanding principal amount of the securities of that series advise the applicable owner trustee and indenture trustee through DTC participants in writing that the continuation of a book-entry system with respect to the securities through DTC is no longer in the best interest of those owners or
(3) otherwise specified in the prospectus supplement.



     Upon the occurrence of any of the events described in the immediately preceding paragraph, the applicable owner trustee and indenture trustee will be required to notify all owners of beneficial interests in a global security, through DTC participants, of the availability through DTC of securities in definitive registered form. Upon surrender by DTC of the definitive global securities representing the securities and instructions for re-registration, the applicable owner trustee and indenture trustee will reissue the securities in definitive registered form, and thereafter the applicable owner trustee and indenture trustee will recognize the holders of the definitive registered securities as securityholders.



     Payments or distributions of principal of, and interest on, the securities will be made by a paying agent directly to holders of securities in definitive registered form in accordance with the procedures set forth herein and in the related indenture or the related owner trust agreement. Payments or distributions on each Distribution Date and on the final Distribution Date (as specified in the related prospectus supplement) will be made to holders in whose names the definitive securities were registered at the close of business on the business day immediately prior to that Distribution Date (the "RECORD DATE"). Payments or distributions will be made by check mailed to the address of each securityholder as it appears on the register maintained by the applicable owner trustee or indenture trustee or by other means to the extent provided in the related prospectus supplement. The final payment or distribution on any security (whether securities in definitive registered form or the security registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final payment or distribution to securityholders.



     Securities in definitive registered form will be transferable and exchangeable at the offices of the applicable owner trustee or indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of securities in definitive registered form, which shall initially be the applicable owner trustee or indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the applicable owner trustee, indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.


LIST OF SECURITYHOLDERS


     With respect to the notes of any series, the related indenture trustee will provide to the issuer and the administrator, if any, (1) not more than five days after the earlier of (a) each Record Date and (b) three months after the last Record Date, a list of the names and addresses of the holders of the related notes as of such Record Date and (2) at any other times that the issuer requests in writing, within 30 days after receipt by the related indenture trustee of the request, a list of the names and addresses of the holders of the related notes as of a date not more than ten days prior to the time the list is furnished.



     With respect to the certificates of any series, upon written request of the issuer, the related owner trustee will provide to the issuer and the administrator, if any, within 30 days after receipt of the issuer's request a list of the names and addresses of all certificateholders of record as of the most recent Record Date. Upon written request by three or more holders of the certificates of a given series or by holders of certificates evidencing not less than 25% of the aggregate outstanding principal amount of those certificates, the related owner trustee will afford the requesting certificateholders access during business hours to the current list of certificateholders for purposes of communicating with other certificateholders with respect to their rights under the related owner trust agreement or under the certificates.



     Neither the owner trust agreement nor the indenture will provide for the holding of annual or other meetings of securityholders.

STATEMENTS TO SECURITYHOLDERS


     With respect to each series of securities, on each Distribution Date the applicable owner trustee or indenture trustee will include with each payment or distribution to each securityholder a statement setting forth for that Distribution Date the following information (and any additional information so specified in the related prospectus supplement):



          (1) the amount of the distribution on or with respect to each class of the securities allocable to principal;



          (2) the amount of the distribution on or with respect to each class of the securities allocable to interest;



          (3) the aggregate distribution amount for that Distribution Date;



          (4) the premiums payable to the related third-party insurer pursuant to the related financial guarantee insurance policy, if any, the balance of any fund or account with respect to any credit or liquidity enhancement on that Distribution Date, after giving effect to changes thereto on that Distribution Date and the amount to be deposited in the spread account, if any;



          (5) the number of, and aggregate amount of monthly principal and interest payments due on, the related contracts which are delinquent as of the end of the related collection period (as defined in the related prospectus supplement, the "COLLECTION PERIOD") presented in 30-day increments;



          (6) the aggregate Servicing Fee paid to the servicer with respect to the related contracts for the related Collection Period;



          (7) the amount available in the Collection Account for payment of the aggregate amount payable or distributable on the securities, the amount of the Servicing Fee, the amount of any principal or interest shortfall with respect to each class of securities and the amount required from any applicable insurer pursuant to the related insurance policy to pay any shortfall;



          (8) the aggregate amount of proceeds received by the servicer, net of recoverable out-of-pocket expenses, in respect of a contract which is a "DEFAULTED CONTRACT" (as that term is defined in the related prospectus supplement).



          (9) the net credit losses for the Collection Period;



          (10) the number and net outstanding balance of contracts for which the related financed motor vehicle has been repossessed; and


          (11) the Pool Balance.


DTC will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interests in a global security of a given series will not be recognized as securityholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the owner trustee or indenture trustee, as applicable.



     Within a reasonable period of time after the end of each calendar year during the term of each trust, but not later than the latest date permitted by law, the applicable owner trustee or indenture trustee and the paying agent will furnish to each person who on any Record Date during that calendar year was a registered securityholder a statement containing relevant information for the purposes of preparing securityholder federal income tax returns. See "Material Federal Income Tax Consequences."

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS


     The following summary describes the material terms of (1) each sale and servicing agreement pursuant to which a trust will purchase contracts from the seller and the servicer will agree to service those contracts, (2) each owner trust agreement pursuant to which a trust will be created and certificates will be issued and (3) each administration agreement pursuant to which AutoNation Financial Services or another party specified in the related prospectus supplement will undertake specified administrative duties with respect to a trust. Forms of the sale and servicing agreement, the owner trust agreement and the administration agreement have been filed as exhibits to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable sale and servicing agreement, owner trust agreement and administration agreement and the related prospectus supplement.


SALE AND ASSIGNMENT OF THE CONTRACTS


     Sale and Assignment by AutoNation Financial Services. Prior to the issuance of a series of securities by the related trust, pursuant to a receivables purchase agreement, AutoNation Financial Services will sell and assign to the seller, without recourse, its entire interest in the contracts of the related Receivables Pool, including its security interest in the related financed motor vehicles, and any proceeds thereof.



     Sale and Assignment by the Seller. Prior to the issuance of a series of securities by the related trust, the seller will sell and assign to the applicable owner trustee of that trust, without recourse, pursuant to a sale and servicing agreement, the seller's entire interest in the contracts and the proceeds thereof, including its security interests in the related financed motor vehicles. Each contract will be identified in a schedule appearing as an exhibit to the sale and servicing agreement. The applicable owner trustee of the trust will not independently verify the existence and qualification of any contracts. The owner trustee or indenture trustee in respect of the trust will, concurrently with the sale and assignment, execute, authenticate and deliver the definitive notes and/or certificates representing the related securities.



     Use of Proceeds. The net proceeds received from the sale of the securities of a given series will be applied to the purchase of the related contracts from the seller and, to the extent specified in the related prospectus supplement, to make the required initial deposit into any reserve fund, spread account or with respect to any other credit or liquidity enhancement.



     Representations and Warranties of the Seller. Pursuant to each sale and servicing agreement, the seller will represent to the applicable owner trustee and the trust for the benefit of holders of the securities and any applicable insurer that:



          (1) each contract to be included in the Trust Property of a trust contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;



          (2) each contract and the sale of the related financed motor vehicle at the time it was made complied in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act, the Fair Credit Billing Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity and disclosure laws applicable to that contract and sale;



          (3) each contract constitutes the legal, valid and binding payment obligation in writing of the obligor, enforceable by the holder thereof in all respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights generally;



          (4) as of the Closing Date, each contract was secured by a validly perfected first priority security interest in the financed motor vehicle in favor of the seller as secured party or all necessary action with respect to the contract has been taken to perfect a first priority security interest in the related financed motor vehicle in favor of the seller as secured party, which security interest, in either case, is assignable and has been so assigned by the seller to the trust;



          (5) as of the Closing Date, the seller had good and marketable title to and was the sole owner of each contract free of liens, claims, encumbrances and rights of others;



          (6) as of the Closing Date, there are no rights of rescission, offset, claim, counterclaim or defense, and the seller has no knowledge of the same being asserted or threatened, with respect to any contract;



          (7) as of the Cut-Off Date, the seller has not received notice that any obligor under a contract has filed for bankruptcy, and to the best of the seller's knowledge without any independent investigation, no obligor under a contract is in bankruptcy or similar proceedings.



          (8) as of the Closing Date, the seller had no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to a financed motor vehicle, that would be liens prior to, or equal or coordinate with, the lien granted by the contract;



          (9) except for payment defaults continuing for a period of not more than 30 days as of the Cut-Off Date, the seller has no knowledge that a default, breach, violation or event permitting acceleration under the terms of any contract exists, and the seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any contract exists, and the seller has not waived any of the foregoing;



          (10) each contract requires that the obligor thereunder obtain comprehensive and collision insurance covering the financed motor vehicle;




(11) each contract was originated by AutoNation Financial Services from a dealer;




(12) no adverse selection procedures were utilized in selecting the contracts;



          (13) scheduled payments under each contract have been applied in accordance with the method for allocating principal and interest set forth in the contract (the Simple Interest Method);



          (14) there is only one original of each contract in existence, and the original is being held by the servicer or its agent on behalf of the trust and any applicable insurer; and



          (15) each contract and/or the seller satisfies any additional conditions or requirements set forth in the related prospectus supplement, as applicable.



     As of the last day of the Collection Period following the Collection Period (or, if the seller elects, the last day of the Collection Period) during which the seller becomes aware or receives written notice from the applicable owner trustee or the servicer that a contract does not meet any of the criteria required by the sale and servicing agreement, and the failure materially and adversely affects the interests of the securityholders or any applicable insurer in a contract, the seller, unless it cures the failed criterion, will repurchase the contract from the applicable owner trustee at the price specified in the related prospectus supplement and, if applicable, all amounts due to any applicable insurer (the "REPURCHASE AMOUNT"). The repurchase obligation will constitute the sole remedy available to the securityholders or the applicable owner trustee for the failure of a contract to meet any of the criteria set forth in the sale and servicing agreement.


THE COLLECTION ACCOUNT AND ELIGIBLE INVESTMENTS


     With respect to each trust, the servicer or the indenture trustee will establish and maintain one or more accounts, in the name of the related indenture trustee on behalf of the related noteholders and certificateholders into which all payments made on or with respect to the related contracts will be deposited (the "COLLECTION ACCOUNT"). Funds in the Collection Account will be invested in Eligible Investments by the indenture trustee, acting at the direction of the servicer. "ELIGIBLE INVESTMENTS," as described in the related prospectus supplement, are generally limited to investments acceptable to each rating agency rating the applicable securities and which are consistent with the rating of those securities. Generally, Eligible Investments made with respect to the Collection Account will mature no later than the business day immediately preceding the next following

Distribution Date and income from amounts on deposit in the Collection Account which are invested in Eligible Investments will be paid to the servicer monthly unless earlier directed by the servicer.


OTHER ACCOUNTS


     Any other accounts to be established with respect to a trust, including any Prefunding Account, reserve fund, spread account or yield supplement account, will be described in the related prospectus supplement (together with the Collection Account, the "TRUST ACCOUNTS"). For any series of securities, funds in any related reserve fund or any other Trust Accounts as may be identified in the related prospectus supplement will be invested in Eligible Investments as provided in the related sale and servicing agreement or indenture.


PAYMENTS ON CONTRACTS


     With respect to each trust, all collections on the contracts will be deposited into or credited to the Collection Account by the servicer within two business days of the receipt of payments from obligors or as specified in the related prospectus supplement. Those collections will include the following:



          (1) amounts received with respect to the contracts in the related Collection Period representing monthly principal and interest payments;



          (2) Full Prepayments and partial prepayments;




(3) Net Liquidation Proceeds and Net Insurance Proceeds;



          (4) any amounts deposited by AutoNation Financial Services or the seller, as applicable, in the Collection Account to purchase or repurchase contracts because of material defects in documents related to the contracts or breaches of representations or warranties regarding the contracts made by AutoNation Financial Services or the seller in the sale and servicing agreement that materially and adversely affect the interests of the securityholders or any applicable insurer;



          (5) any amounts deposited by the servicer in the Collection Account to purchase contracts as to which the servicer has breached its servicing covenants;



          (6) any amounts deposited by the servicer into the Collection Account as a result of that entity exercising its right under limited circumstances to purchase all or a portion of the contracts; and



          (7) any other amounts specified in the related prospectus supplement.



     "NET LIQUIDATION PROCEEDS" are proceeds received by the servicer (minus Liquidation Expenses) upon liquidation of any Defaulted Contract. "LIQUIDATION EXPENSES" are the reasonable out-of-pocket expenses (exclusive of overhead expenses) incurred by the servicer in realizing upon a Defaulted Contract which are not recoverable under any insurance policy. "NET INSURANCE PROCEEDS" are proceeds paid by any insurer under a comprehensive and collision or vendor's single interest insurance policy related to a contract (other than funds used for the repair of the related financed motor vehicle or otherwise released to the related obligor in accordance with normal servicing procedures), after reimbursement to the servicer of expenses recoverable under that insurance policy.


PAYMENTS AND DISTRIBUTIONS ON THE SECURITIES


     With respect to each series of securities, beginning on the Distribution Date specified in the related prospectus supplement, payments and distributions of principal of and interest (or, where applicable, of principal or interest only) on each class of securities entitled thereto will be made by the applicable indenture trustee to the noteholders and by the applicable owner trustee to the certificateholders of that series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments and distributions to each class of securities of the series will be set forth in the related prospectus supplement.



     With respect to each trust, on each Distribution Date collections on the related contracts will be withdrawn from the related Collection Account and will be paid and distributed to the securityholders as provided in the related prospectus supplement. Credit enhancement will be available to cover any shortfalls in the amount available for payment or distribution to the securityholders on that Distribution Date to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, payments or distributions in respect of one or more classes of securities of the applicable series may be subordinate to payments or distributions in respect of one or more other classes of securities of that series.


CREDIT AND CASH FLOW ENHANCEMENT


     The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of securities of a given series, will be set forth in the related prospectus supplement. If and to the extent provided in the related prospectus supplement, credit and cash flow enhancement with respect to a trust or any class or classes of securities may include any one or more of the following: a surety bond or financial guarantee insurance policy provided by a third-party insurer, subordination of one or more classes of securities to one or more other classes of securities, a reserve fund, a spread account, a yield maintenance account, overcollateralization, letters of credit, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, cash deposits, other agreements or arrangements with respect to third party payments, or other support as may be described in the related prospectus supplement or any combination of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit or cash flow enhancement for a series of securities may cover one or more other series of securities.



     The presence of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those securityholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage thereunder, which will be described in the related prospectus supplement. The credit enhancement for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear an allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one class or series of securities, securityholders of any given class will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes or series.


INSURANCE ON FINANCED MOTOR VEHICLES


     Each obligor on a contract will be required to maintain insurance covering physical damage to the obligor's financed motor vehicle in an amount not less than the lesser of its maximum insurable value or the unpaid principal balance under the contract. AutoNation Financial Services will be required to be named as loss payee under the policy of insurance obtained by the obligor. Each financed motor vehicle will be required to be insured against loss and damage due to fire, theft, transportation, collision and other risks covered by comprehensive coverage. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary.



SERVICER REPORTS TO THE TRUSTEES AND THE INSURER



     The servicer will perform monitoring and reporting functions for the applicable indenture trustee, owner trustee and any insurer, including the preparation and delivery on a specified periodic date set forth in the related sale and servicing agreement of a statement setting forth the amounts on deposit in the Collection Account, the sources of those amounts and the amounts to be paid to securityholders. The statement will also include information regarding the contracts, including the number and outstanding principal balance of all Defaulted Contracts and the number of contracts purchased by the servicer or repurchased by the seller.


OPTIONAL PURCHASE OF CONTRACTS


     Each sale and servicing agreement will provide that the servicer will have the option to purchase the remaining contracts included in the Trust Property of a trust on any Distribution Date as of which the related Pool Balance (after giving effect to the principal payments and distributions otherwise to be made on that Distribution

Date) has declined to the percentage of the Original Pool Balance specified in the related prospectus supplement. Any optional purchase must be effected at the price specified in the related prospectus supplement, if applicable, plus all amounts due to any applicable insurer. In addition, AutoNation Financial Services or the seller will be required to purchase or repurchase, respectively, contracts in the event that specified representations and warranties regarding the contracts made by AutoNation Financial Services or the seller, respectively, are incorrect in any manner that materially and adversely affects the interest therein of the securityholders or any applicable insurer. Additionally, the servicer will be required to purchase contracts as to which the servicer has breached its servicing covenants.


SERVICING FEE


     The servicer will be entitled to compensation for the performance of its obligations under each sale and servicing agreement. If specified in the related prospectus supplement, the servicer will be entitled to receive on each Distribution Date an amount (the "SERVICING FEE") equal to the product of
(1) one-twelfth of a specified percentage per annum (as set forth in the related prospectus supplement) multiplied by (2) the Pool Balance as of the end of the Collection Period preceding the related Collection Period or, in the case of the first Distribution Date, the Original Pool Balance. If specified in the related prospectus supplement, the servicer or its designee shall be entitled to retain, as additional compensation, all late payment charges, extension fees and similar items paid in respect of the contracts. The servicer or its designee may also be entitled to receive, as servicing compensation, reinvestment earnings on Eligible Investments. The servicer shall pay all expenses incurred by it in connection with its servicing activities under the sale and servicing agreement and will not be entitled to reimbursement of its expenses except to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy.


WAIVERS AND EXTENSIONS


     Each sale and servicing agreement will require the servicer to use its best efforts to collect all payments called for and due under the terms and provisions of the related contracts held by each trust. Subject to any limitations set forth in the related prospectus supplement, the servicer, consistent with its normal procedures, will be permitted, in its discretion, to
(1) waive any late payment charges in connection with delinquent payments on a contract, (2) waive any prepayment charges, (3) grant an extension in order to work out a default or an impending default; provided that, with a few very limited exceptions, following the extension there will have been no more than two extensions of the related contract in the last 12 months and the sum of the terms of all extensions of the contract does not exceed six months or (4) take any other action specified in the related prospectus supplement.


REALIZATION UPON DEFAULTED CONTRACTS


     The servicer will liquidate any contract that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. A liquidation may occur through repossession or sale of the financed motor vehicle securing the applicable contract or otherwise. In connection with a repossession or other conversion, the servicer will follow the normal and usual procedures adopted by holders of motor vehicle retail installment sales contracts. In this regard, the servicer may sell the financed motor vehicle at an auction or other public or private sale, and may take any other action permitted by applicable law.


EVIDENCE AS TO COMPLIANCE


     Each sale and servicing agreement will provide that a firm of independent public accountants will annually furnish to the related owner trustee, indenture trustee and, if applicable, the related insurer, a statement as to compliance by the servicer during the preceding twelve months (or, in the case of the first certificate, from the applicable Closing Date) with specified standards relating to the servicing of the applicable contracts, the servicer's accounting records and computer files with respect thereto and other matters.



     Each sale and servicing agreement will also provide for annual delivery to the related owner trustee, indenture trustee and, if applicable, the related insurer, of a certificate signed by an authorized officer of the servicer stating that the servicer has fulfilled its obligations under the sale and servicing agreement throughout the preceding twelve months (or, in the case of the first certificate, from the Closing Date) or, if there has been a default in the fulfillment of any obligation, describing the default. The servicer will also give the related owner trustee, indenture trustee and, if applicable, the related insurer, notice of any events of termination of the servicer under the related sale and servicing agreement.



     Copies of the statements and certificates described above may be obtained by securityholders by a request in writing addressed to the applicable owner trustee or indenture trustee.




MATERIAL MATTERS REGARDING THE SERVICER



     Each sale and servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer thereunder except upon determination that the servicer's performance of its duties is no longer permissible under applicable law. No resignation of the servicer will become effective until the related owner trustee, indenture trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the sale and servicing agreement. See "--The Owner Trustee and Indenture Trustee."



     Each sale and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related trust or the related securityholders for taking any action or for refraining from taking any action pursuant to the sale and servicing agreement or for errors in judgment; provided, however, that neither the servicer nor any other person described above will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the sale and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the sale and servicing agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. Any indemnification or reimbursement of the servicer could reduce the amount otherwise available for distribution to securityholders.



     Any corporation into which the servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer is a party or any corporation succeeding to the business of the servicer, or, with respect to the servicer's obligation as the servicer, will be the successor of the servicer under the sale and servicing agreement.



DEFAULTS BY THE SERVICER




A default by the servicer under the sale and servicing agreement may include any of the following:



          (1) any failure by the servicer to deposit in or credit to the Collection Account any amount required to be so deposited or credited, which failure continues unremedied for three business days after discovery by the servicer or receipt by the servicer of written notice from the applicable owner trustee or indenture trustee, or, if applicable, the related insurer;



          (2) any failure by the servicer or the seller duly to observe or perform in any material respect any other covenants or agreements of the servicer or the seller in the sale and servicing agreement, which failure materially and adversely affects the rights of securityholders or the applicable owner trustee or indenture trustee, or, if applicable, the related insurer, and which continues unremedied for 30 days after the seller, the trust or the servicer has knowledge of the failure or the giving of written notice of the failure (A) to the servicer or the seller, as the case may be, by the applicable owner trustee or indenture trustee, or, if applicable, the related insurer or (B) to the servicer or the seller, as the case may be, and to the applicable owner trustee or indenture trustee by holders of securities evidencing not less than 25% in principal amount of those securities, acting together as a single class, or, if applicable, the related insurer;



          (3) specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by the servicer or seller indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations as they become due;

          (4) any breach of any of the representations and warranties of the servicer or the seller (except for any breaches relating to contracts repurchased by the seller or the servicer) which breach has a material adverse effect on the related securityholders or, if applicable, the related insurer and which continues for 30 days after the giving of notice of the breach to the seller or the servicer, as the case may be, by the applicable owner trustee or indenture trustee or the holders of securities evidencing not less than 25% in principal amount of those securities, acting together as a single class, or, if applicable, the related insurer;



          (5) if applicable, the determination by the insurer that the quality of performance of the servicer is not in compliance with either the terms of the sale and servicing agreement or that the servicer's performance is not adequate, as measured in accordance with industry standards, in respect of all motor vehicle contracts serviced by the servicer; and




(6) any other event specified in the related prospectus supplement.



RIGHTS UPON DEFAULT BY THE SERVICER



     Matters relating to the termination of the related servicer's rights and obligations and the waiver of any defaults by the related servicer under the related sale and servicing agreement will be as described in the accompanying prospectus supplement under "Description of the Transfer and Servicing Agreements--Default by the Servicer; Rights Upon Default by the Servicer."



     Obligations of the Owner Trustee or Indenture Trustee. With respect to each trust, the applicable owner trustee or indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the sale and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the securityholders, unless those securityholders have offered to the owner trustee or indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. No securityholder will have any right under the sale and servicing agreement to institute any proceeding with respect thereto, unless the securityholder previously has given to the owner trustee or indenture trustee, as applicable, written notice of default and unless
(1) holders of notes of the related series evidencing not less than 25% of the principal amount of those notes then outstanding and (2) holders of certificates of the related series evidencing not less than 25% of the principal amount of those certificates then outstanding, in either case with the consent of the related insurer, if any, have made written request upon the owner trustee or indenture trustee to institute a proceeding in its own name as owner trustee or indenture trustee thereunder and have offered to the owner trustee or indenture trustee reasonable indemnity and the owner trustee or indenture trustee for 30 days has neglected or refused to institute any proceedings.


AMENDMENT


     Each of the sale and servicing agreement, the owner trust agreement and the administration agreement may be amended by the parties thereto with the consent of the related insurer, if any, but without the consent of the related securityholders, to cure any ambiguity, correct or supplement any provisions therein which may be inconsistent with any other provisions therein, or add any other provisions with respect to matters or questions arising thereunder which are not inconsistent with the provisions of the sale and servicing agreement, the owner trust agreement and the administration agreement; provided that any action will not materially and adversely affect the interest of any of the securityholders. Any amendment will be deemed not to materially and adversely affect the interest of any securityholder if the person requesting the amendment obtains (1) a letter from each rating agency rating the applicable securities to the effect that the amendment would not result in a downgrading or withdrawal of the ratings then assigned to the applicable securities by that rating agency and
(2) an opinion of counsel to that effect.



     The sale and servicing agreement, the owner trust agreement and the administration agreement may also be amended by the parties thereto with the consent of (1) the holders of notes of the related series evidencing not less than a majority of the principal amount of those notes then outstanding, acting together as a single class and (2) the holders of certificates of the related series evidencing not less than a majority of the principal amount of those certificates then outstanding, acting together as a single class, and in either case with the consent of the related insurer, if any, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement, the owner trust agreement or the administration agreement or of modifying in any manner the rights of the related noteholders or certificateholders; provided, however, that no amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related contracts or distributions that are required to be made for the benefit of the noteholders or certificateholders, (2) reduce the aforesaid percentage of the notes or certificates of any series which are required to consent to any amendment, without the consent of the holders of all the outstanding notes or certificates, as the case may be, of that series or (3) result in a taxable event to any of the securityholders for federal income tax purposes or result in the trust being taxable as a corporation for federal income tax purposes.



     It is intended that the trust will not constitute a separate entity for federal income tax purposes during the time that the seller holds the entire equity interest in the trust; provided, however, that at any time that equity interests in the trust are held by more than one holder, the sale and servicing agreement, the owner trust agreement and the administration agreement may be amended, as necessary and in accordance with the preceding paragraph, to reflect the appropriate treatment of the trust as a partnership for federal income tax purposes. See "Material Federal Income Tax Consequences" below.


TERMINATION


     With respect to each trust, the obligations of the seller, the servicer, the related owner trustee and indenture trustee pursuant to the sale and servicing agreement, the owner trust agreement and the administration agreement will terminate upon the earlier of (1) the maturity or other liquidation of the last related contract and the disposition of any amounts received upon liquidation of any remaining contracts or other assets that are part of the related Trust Property and (2) (a) the payment to noteholders and certificateholders of the related series of all amounts required to be paid to them pursuant to the sale and servicing agreement, the owner trust agreement and the administration agreement and the disposition of all property held as part of the related trust, (b) if applicable, the termination of the related insurance policy in accordance with its terms and the surrender of the insurance policy to the related insurer for cancellation, (c) the payment of all amounts owed to the owner trustee or indenture trustee under the sale and servicing agreement, the owner trust agreement, the administration agreement and the indenture and
(d) if applicable, the payment of all amounts owed to the related insurer in connection with the related insurance policy.



     To the extent specified in the related prospectus supplement, in order to avoid excessive administrative expense, the servicer will be permitted at its option to purchase the remaining contracts included in the Trust Property of a trust on any Distribution Date as of which the related Pool Balance (after giving effect to the principal payments and distributions otherwise to be made on that Distribution Date) has declined to the percentage of the Original Pool Balance specified in the related prospectus supplement at the price specified in the related prospectus supplement. The applicable owner trustee or indenture trustee will give written notice of termination to each securityholder of record. The final payment or distribution to any securityholder will be made only upon surrender and cancellation of the securityholder's security at an office or agency of the applicable owner trustee or indenture trustee specified in the notice of termination. The applicable owner trustee or indenture trustee will return, or cause to be returned, any unclaimed funds to the trust.




THE OWNER TRUSTEE AND INDENTURE TRUSTEE



     With respect to each trust, neither the applicable owner trustee nor the indenture trustee will make any representations as to the validity or sufficiency of the related sale and servicing agreement, the related owner trust agreement, the related administration agreement, the related indenture, the securities or any related contracts or related documents. As of the applicable Closing Date, neither the applicable owner trustee nor the indenture trustee will have examined the contracts. If no event of default has occurred under the indenture, the owner trustee and indenture trustee will be required to perform only those duties specifically required of it under the related sale and servicing agreement, the related owner trust agreement, the related administration agreement or the related indenture, as applicable. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee or indenture trustee under the related sale and servicing agreement, the related owner trust agreement, the related administration agreement or the related indenture, as applicable, the making of payments or distributions to securityholders in the amounts specified in certificates provided by the servicer and, if applicable, drawing on the related insurance policy if required to make payments or distributions to securityholders.



     Each owner trustee and indenture trustee, and any of their affiliates, may hold securities in their own names. In addition, for the purpose of meeting the legal requirements of local jurisdictions, each owner trustee and indenture trustee (in some circumstances, acting jointly with the servicer) shall have the power to appoint co-trustees or separate trustees of all or any part of the related Trust Property. In the event of the appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the owner trustee or indenture trustee by the related sale and servicing agreement, the related owner trust agreement, the related administration agreement or the related indenture, as applicable, will be conferred or imposed upon the owner trustee or indenture trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the owner trustee or indenture trustee is incompetent or unqualified to perform specified acts, singly upon the separate trustee or co-trustee who will exercise and perform any rights, powers, duties and obligations solely at the direction of the owner trustee or indenture trustee.



     Each applicable owner trustee and indenture trustee may resign at any time, in which event a successor trustee will be appointed pursuant to the terms of the related sale and servicing agreement, the related owner trust agreement, the related administration agreement or the related indenture, as applicable. Each applicable owner trustee and indenture trustee may be removed if it ceases to be eligible to continue in its capacity under the related sale and servicing agreement, the related owner trust agreement, the related administration agreement or the related indenture, as applicable, or if the owner trustee or indenture trustee becomes insolvent. Any resignation or removal of the owner trustee or indenture trustee and appointment of a successor will not become effective until acceptance of the appointment by the successor trustee.



     Each applicable owner trustee and indenture trustee will be entitled to a fee which will be payable by the servicer either on an annual basis or any other basis specified in the related prospectus supplement. The related sale and servicing agreement, the related owner trust agreement, the related administration agreement and the related indenture, as applicable, will further provide that the owner trustee and indenture trustee will be entitled to indemnification by the servicer for, and will be held harmless against, any loss, liability or expense incurred by the owner trustee or indenture trustee not resulting from the owner trustee's or indenture trustee's own willful misfeasance, bad faith or negligence or by reason of breach of any of their respective representations or warranties set forth in the related sale and servicing agreement, the related owner trust agreement, the related administration agreement or the related indenture, as applicable.



     AutoNation Financial Services may maintain other banking relationships with each applicable owner trustee and indenture trustee in the ordinary course of business.



DESCRIPTION OF THE ADMINISTRATION AGREEMENT



     AutoNation Financial Services or another party specified in the related prospectus supplement, in its capacity as administrator, may enter into an administration agreement, which may be amended and supplemented from time to time, with the trust and the related indenture trustee pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the related indenture. With respect to any trust, as compensation for the performance of the administrator's obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee in an amount to be set forth in the related prospectus supplement. Any administration fee will be paid by the servicer.

                          DESCRIPTION OF THE INDENTURE



     The following summary describes some of the terms of each indenture pursuant to which the notes of a series will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable indenture and the related prospectus supplement.


MODIFICATION OF INDENTURE


     The trust and the indenture trustee may, with the consent of the noteholders of the related series evidencing not less than a majority of the principal amount of those notes then outstanding acting as a single class, and with the consent of the related insurer, if any, execute a supplemental indenture for the purpose of adding provisions to, changing in any manner or eliminating any provisions of, the related indenture, or modifying (except as provided below) in any manner the rights of the related noteholders.



     With respect to the notes of a given series, without the consent of the holder of each outstanding note affected thereby, no supplemental indenture will:



          (1) change the due date of any installment of principal of, or interest on, any note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment or the coin or currency in which any note or any interest thereon is payable;



          (2) impair the right to institute suit for the enforcement of specified provisions of the related indenture regarding payment;



          (3) reduce the percentage of the aggregate amount of the outstanding notes of the series, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with specified provisions of the related indenture or of defaults thereunder and their consequences as provided for in the indenture;



          (4) modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable trust, any other obligor on the notes, the seller or an affiliate of any of them;



          (5) reduce the percentage of the aggregate outstanding amount of the notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the contracts if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes of the series;



          (6) decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the related indenture which specify the applicable percentage of aggregate principal amount of the notes of the series necessary to amend the indenture or the other related agreements;



          (7) permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture;



          (8) result in a taxable event to any noteholder for federal income tax purposes; or



          (9) to the extent provided in the related prospectus supplement, add provisions to, change in any manner or eliminate any provisions of, the related indenture, or modify in any manner the rights of the related noteholders, relating to any other matters specified in the related prospectus supplement.



     The related trust and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series but with the consent of the related insurer, if any, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or of modifying in any manner the rights of those noteholders; provided that (1) the action will not (A) as evidenced by an opinion of counsel, materially and adversely affect the interest of any noteholder or (B) as confirmed by each rating agency rating the notes of the related series, cause the then current rating assigned to any class of notes to be withdrawn or reduced and
(2) an opinion of counsel as to applicable tax matters is delivered.





EVENTS OF DEFAULT UNDER THE INDENTURE; RIGHTS UPON EVENT OF DEFAULT



     With respect to the notes of a given series, an event of default under the related indenture may consist of:





(1) a default for five days or more in the payment of any interest on any note of that series;



          (2) a default in the payment of the principal of, or any installment of the principal of, any note of that series when the same becomes due and payable;



          (3) a default in the observance or performance of any covenant or agreement of the applicable trust made in the related indenture and the continuation of any default for a period of 30 days after notice thereof is given to the trust by the applicable indenture trustee or, if applicable, the related insurer, or to the trust and the indenture trustee by the holders of at least 25% of the principal amount of the notes of that series then outstanding acting together as a single class;



          (4) any representation or warranty made by the trust in the related indenture or in any certificate delivered pursuant thereto or in connection therewith was incorrect in any material respect as of the time made, and that breach has not been cured within 30 days after notice thereof is given to the trust by the applicable indenture trustee or, if applicable, the related insurer, or to the trust, the related insurer, if any, and the indenture trustee by the holders of at least 25% of the principal amount of the notes of that series then outstanding acting together as a single class;



          (5) specified events of bankruptcy, insolvency, receivership or liquidation of the applicable trust; or



          (6) other events, if any, set forth in the related prospectus supplement.



The failure to pay principal on a class of notes generally will not result in the occurrence of an event of default under the indenture until the final scheduled Distribution Date for that class of notes.



     With respect to each series that includes notes, the rights and remedies of the related indenture trustee, the related holders of the notes and the related insurer, if any, will be described in the related prospectus supplement.




MATERIAL COVENANTS



     Each indenture will provide that the related trust may not consolidate with or merge into any other entity, unless:



          (1) the entity formed by or surviving any consolidation or merger is organized under the laws of the United States, any state thereof or the District of Columbia;



          (2) the entity expressly assumes the trust's obligation to make due and punctual payments on the notes of the related series and the performance or observance of every agreement and covenant of the trust under the indenture;



          (3) no event of default under the indenture shall have occurred and be continuing immediately after the merger or consolidation;



          (4) the trust has been advised that the rating of the securities of the applicable series then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation;



          (5) the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any holder of the securities of the trust; and



          (6) any other conditions specified in the related prospectus supplement have been satisfied.



     Additionally, the related indenture will provide that each trust will not, among other things:



          (1) except as expressly permitted by the applicable indenture, the applicable sale and servicing agreement, the applicable owner trust agreement, the applicable administration agreement or the other related documents with respect to the trust, sell, transfer, exchange or otherwise dispose of any of the assets of the trust;



          (2) claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended, or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust;



          (3) dissolve or liquidate in whole or in part;



          (4) permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby;



          (5) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest therein or the proceeds thereof; or



          (6) incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related indenture, or otherwise in accordance with the related documents with respect to the trust.


ANNUAL COMPLIANCE STATEMENT


     Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.


INDENTURE TRUSTEE'S ANNUAL REPORT


     The indenture trustee for each trust will be required to mail each year to all related noteholders a brief report setting forth the following:



          (1) its eligibility and qualification to continue as indenture trustee under the related indenture;



          (2) if the related indenture requires the indenture trustee to make advances, any amount advanced by it under the indenture;



          (3) the amount, interest rate and maturity date of any indebtedness owing by the trust to the applicable indenture trustee in its individual capacity;



          (4) the property and funds physically held by the indenture trustee in its capacity as indenture trustee; and



          (5) any action taken by it that materially affects the related notes and that has not been previously reported.


SATISFACTION AND DISCHARGE OF INDENTURE


     An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all the related notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

THE INDENTURE TRUSTEE


     Additional matters relating to the indenture trustee are described under "Description of the Transfer and Servicing Agreements--The Owner Trustee and Indenture Trustee."




                         LEGAL ASPECTS OF THE CONTRACTS



     The transfer of the contracts by AutoNation Financial Services to the seller, and by the seller to the applicable trust, and the pledge thereof to an indenture trustee, the perfection of the security interests in the contracts and the enforcement of rights to realize on the related financed motor vehicles as collateral for the contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as in effect in various states. The servicer and the seller will take the actions described below to perfect the rights of the applicable owner trustee and the indenture trustee in the contracts.



     Under each sale and servicing agreement or indenture, as applicable, the applicable owner trustee or indenture trustee initially will have custody of the contracts included in the Trust Property of a trust following the sale of the contracts to the related trust and the pledge thereof to the related indenture trustee, and will hold the contracts as bailee for the benefit of the trust or as secured party. The servicermay be appointed by the applicable owner trustee or indenture trustee to act as the custodian of the contracts. Upon the appointment of the servicer as the custodian, physical possession of the contracts will shift from the owner trustee or indenture trustee to the servicer. While the contracts will not be physically marked to indicate the ownership interest thereof by the trust, appropriate UCC-1 financing statements reflecting the sale and assignment of the contracts by AutoNation Financial Services to the seller and by the seller to the trust will be filed to perfect that interest and give notice of the trust's ownership interest in, and the indenture trustee's security interest in, the contracts. If, through inadvertence or otherwise, any of the contracts were sold to another party who purchased the contracts in the ordinary course of its business and took possession of the contracts, the purchaser would acquire an interest in the contracts superior to the interests of the trust and the indenture trustee if the purchaser acquired the contracts in good faith, for value and without actual knowledge of the trust's and the indenture trustee's interests in the contracts.


SECURITY INTERESTS IN THE FINANCED MOTOR VEHICLES


     Obtaining Security Interests in Financed Motor Vehicles. In all states in which the contracts have been originated, retail installment sales contracts such as the contracts evidence the credit sale of automobiles and/or light-duty trucks by dealers to consumers. The contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable Uniform Commercial Code. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in an automobile or a light-duty truck is perfected by obtaining the certificate of title to the financed motor vehicle or notation of the secured party's lien on the vehicle's certificate of title. The seller will warrant to the related trust in the sale and servicing agreement that AutoNation Financial Services has taken all steps necessary to obtain a perfected first priority security interest with respect to all financed motor vehicles securing the contracts and that the security interest has been assigned to the trust. If AutoNation Financial Services fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a financed motor vehicle, the trust may not have a first priority security interest in that financed motor vehicle.



     Perfection of Security Interests in Financed Motor Vehicles. The seller will sell the contracts and assign the security interest in each financed motor vehicle to the related trust. However, because of the administrative burden and expense, the servicer, the seller and the trust will not amend any certificate of title to identify the trust as the new secured party on the certificates of title relating to the financed motor vehicles. Accordingly, AutoNation Financial Services will continue to be named as the secured party on the certificates of title relating to the financed motor vehicles. In most states, assignments such as those under the receivables purchase agreement and the sale and servicing agreement relating to each trust together with a perfected security interest in the related financed vehicles is an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor's rights as the secured party. However, there exists a risk in not identifying the related trust as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trust could be released or primed.



     In the absence of fraud or forgery by the financed motor vehicle owner or administrative error by state recording officials, notation of the lien of AutoNation Financial Services will be sufficient to protect the related trust against the rights of subsequent purchasers of a financed motor vehicle or subsequent lenders who take a security interest in a financed motor vehicle. If there are any financed motor vehicles as to which AutoNation Financial Services has failed to perfect the security interest assigned to the related trust, that security interest would be subordinate to, among others, subsequent purchasers of the financed motor vehicles and holders of perfected security interests.



     Under the laws of most states, the perfected security interest in a financed motor vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed motor vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed motor vehicle, absent clerical errors or fraud, AutoNation Financial Services would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed motor vehicle in the state of relocation. If the financed motor vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle installment sales contracts, AutoNation Financial Services takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a contract sells a financed motor vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related contract before release of the lien. Under each sale and servicing agreement, the servicer, at its expense, will be obligated to take appropriate steps to maintain the continuous perfection of the security interest of AutoNation Financial Services in the financed motor vehicle.



     Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed motor vehicle. The Internal Revenue Code also grants priority to federal tax liens over the lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. With respect to each trust, the seller will represent in each sale and servicing agreement that, as of the initial issuance of the securities of the related series, no state or federal liens exist with respect to any financed motor vehicle securing payment on any related contract. However, liens could arise, or a confiscation could occur, at any time during the term of a contract. It is possible that no notice will be given to the servicer in the event that a lien arises or a confiscation occurs, and any lien arising or confiscation occurring after the related Closing Date would not give rise to the seller's repurchase obligations under the related sale and servicing agreement.


REPOSSESSION


     In the event of a default by an obligor, the holder of the related retail installment sales contract has all the remedies of a secured party under the Uniform Commercial Code, except as specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless that means would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In many states, after the financed vehicle has been repossessed, the obligor may reinstate the related contract by paying the delinquent installments and other amounts due.


NOTICE OF SALE; REDEMPTION RIGHTS

     In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.


     The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some states, after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses. In some other states, the obligor may redeem the collateral by payment of delinquent installments on the unpaid principal balance of the related obligation.


DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS


     The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the Uniform Commercial Code requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Generally, courts have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment.



     The Uniform Commercial Code also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the Uniform Commercial Code. In addition, prior to a sale, the Uniform Commercial Code permits the debtor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the Uniform Commercial Code. Any deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.



     Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the Uniform Commercial Code requires the creditor to remit the surplus to the obligor.

CONSUMER PROTECTION LAWS


     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, state "lemon" laws and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the contracts described above.



     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC RULE") has the effect of subjecting any assignee of the seller in a consumer credit transaction (and related creditors and their assignees) to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states.



     Most of the contracts will be subject to the requirements of the FTC Rule. Accordingly, each trust, as holder of the related contracts, will be subject to any claims or defenses that the purchaser of the applicable financed motor vehicle may assert against the seller of the financed motor vehicle. As to each obligor, those claims are limited to a maximum liability equal to the amounts paid by the obligor on the related contract. The seller will represent in each sale and servicing agreement that each of the contracts, and the sale of the related financed motor vehicle thereunder, complied with all material requirements of applicable laws and the regulations issued pursuant thereto.



     Any shortfalls or losses arising in connection with the matters described in the two preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to the securityholders


     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.


     In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.


OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Insolvency Laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the Bankruptcy Code, a court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.


     Under the terms of the Soldiers' and Sailors' Relief Act of 1940, an obligor who enters the military service after the origination of the obligor's contract (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor's contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition, pursuant to the Military Reservist Relief Act, under some circumstances, California residents called into active duty with the reserves can delay payments on retail installment sales contracts, including the contracts, for a period, not to exceed 180 days, beginning with the order to active duty and ending 30 days after release. It is possible that the foregoing could have an effect on the ability of the servicer to collect the full amount of interest owing on some of the contracts. In addition, the acts described above impose limitations that would impair the ability of the servicer to repossess an affected contract during the obligor's period of active duty status. Thus, in the event that an affected contract goes into default, there may be delays and losses occasioned by the inability to exercise the trust's rights with respect to the related financed motor vehicle in a timely fashion.



     Any shortfalls or losses arising in connection with the matters described in the two preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to the securityholders


REPURCHASE OBLIGATION


     Under each sale and servicing agreement, the seller will make representations and warranties relating to validity, subsistence, perfection and priority of the security interest in each related financed motor vehicle as of the related Closing Date. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of the Contracts." Accordingly, if any defect exists in the perfection of the security interest in any financed motor vehicle as of the Closing Date and that defect adversely affects the related trust's interest in the related contract, the defect would constitute a breach of a warranty under the sale and servicing agreement and would create an obligation of the seller to repurchase the contract unless the breach is cured. Additionally, in the sale and servicing agreement, the servicer will make representations, warranties and affirmative covenants regarding, among other things, the maintenance of the security interest in each financed motor vehicle, the breach of which would create an obligation of the servicer to purchase any affected contract from the related trust unless the breach is cured.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES



     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates of any series. The summary does not purport to deal with United States federal income tax consequences or special rules that are applicable to holders such as dealers in securities or foreign currency, banks, other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax exempt entities, persons that hold the notes or the certificates as a position in a "straddle," or as part of a synthetic security or "hedge," "conversion transaction" or other integrated investment, persons that have a "functional currency" other than the U.S. dollar and investors in pass-through entities. Except to the extent discussed below, this discussion is not applicable to Non-U.S. Holders (as defined below). In addition, this summary is generally limited to investors who will hold the notes and the certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. Prospective investors are encouraged to consult their own tax advisors in determining the federal, state, local, foreign, alternative minimum, estate and gift and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.



     The following summary is based upon current provisions of the Internal Revenue Code, the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Moreover, there are no cases or Internal Revenue Service rulings on many of the issues discussed below or on similar transactions involving debt instruments and equity issued by a trust with terms similar to those of the notes and the certificates, respectively, and no ruling on any of the issues discussed below will be sought from the Internal Revenue Service. The opinions of our counsel (described below) are not binding on the IRS or the courts. As a result, the IRS may disagree with all or a part of the discussion below. For purposes of the following summary, references to the trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each trust and the notes, certificates and related terms, parties and documents applicable to that trust.



     PERSONS CONSIDERING THE PURCHASE OF NOTES OR CERTIFICATES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF THE UNITED STATES FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.



     For purposes of the discussion below, (1) "U.S. HOLDER" means a beneficial owner of a note or certificate, as the case may be, that is for United States federal income tax purposes a citizen or resident of the United States, a corporation, partnership or other entities created or organized in or under the laws of the United States, or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust with respect to which a court in the United States is able to exercise primary authority over its administration and one or more U.S. persons have the authority to control all of its substantial decisions and
(2) "NON-U.S. HOLDER" means a beneficial owner of a note or certificate, as the case may be, other than a U.S. Holder or an individual subject to rules applicable to former citizens and residents of the United States.


TAX CHARACTERIZATION OF EACH TRUST


     Our tax counsel has prepared or reviewed the statements in the prospectus under the heading "Material Federal Income Tax Consequences" herein and is of the opinion that, to the extent that such statements constitute matters of law or legal conclusions and except to the extent qualified herein, those statements are correct in all material respects. In addition, upon the issuance of each series, our tax counsel will deliver an opinion, subject to the assumptions and qualifications set forth therein, that under current law, the trust on the date of the issuance of the securities will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the owner trust agreement and related documents will be complied with, and on counsel's conclusions that (1) the trust does not have the characteristics necessary for a business trust to be classified as an association taxable as a corporation and
(2) either the nature of the income of the trust will exempt it from the rule regarding the taxation of publicly traded partnerships as corporations or the trust will otherwise qualify for an exemption from the rules governing publicly traded partnerships.

     Opinions of counsel are not binding on the IRS. If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income on the contracts, possibly reduced by its interest expense on some or all of the classes of notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates. In addition, certificateholders could be liable for any tax that is unpaid by the trust.


TAX CONSEQUENCES TO HOLDERS OF THE NOTES


     Treatment of the Notes as Indebtedness. The parties to the indenture have agreed, and the noteholders by their purchase of notes will be deemed to have agreed, to treat the notes as debt for United States federal income tax purposes. Upon the issuance of each Series, our tax counsel will deliver an opinion, subject to the assumptions and qualifications set forth therein, that, although there is no specific authority with respect to the characterization for federal income tax purposes of securities having terms similar to the notes, the notes (other than notes held by the trust, the insurer, if any, or any of their respective affiliates) will be characterized as debt for United States federal income tax purposes. The discussion below assumes this characterization of the notes is correct.



     Stated Interest. Payments of "qualified stated interest" (defined below) are includible as ordinary interest income by a holder of a debt obligation at the time those payments are received or accrued in accordance with the holder's regular method of tax accounting. The stated interest on the notes will constitute qualified stated interest and, as a result, the stated interest will be includible as ordinary income by each U.S. Holder either at the time those payments are received or accrued depending upon whether the U.S. Holder is a cash or accrual basis taxpayer, respectively.



     Original Issue Discount. Unless a note is a Short-Term Note (as described below), it will be treated as issued with original issue discount ("OID") if the excess of the note's "stated redemption price at maturity" over the issue price equals or exceeds a de minimis amount equal to 1/4 of 1 percent of the note's stated redemption price at maturity multiplied by the number of complete years (based on the anticipated weighted average life of a note) to its maturity. A holder of a note must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount regardless of the holder's normal method of tax accounting. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of any de minimis OID must be included in income as principal payments are received on a note, in the proportion that each payment bears to the original principal amount of the note.



     The issue price of a note will generally be the initial offering price at which a substantial amount of the notes are sold for money (other than sales to bond houses and brokers). The trust intends to treat the issue price as including, in addition, the amount paid by the noteholder for accrued interest, if any, that relates to a period prior to the Closing Date. Under applicable Treasury regulations governing the accrual of OID (the "OID REGULATIONS"), the stated redemption price at maturity is the sum of all payments on the note other than any "qualified stated interest" payments. Qualified stated interest is generally defined as interest that is unconditionally payable at least annually based upon a single fixed rate or certain variable rates.



     The holder of a note issued with OID must include in gross income, for all days during its taxable year on which it holds that note, the sum of the "daily portions" of the OID. The daily portions are computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period(s). In the case of an obligation the principal on which is subject to prepayment as a result of prepayments on the underlying collateral (a "PREPAYABLE OBLIGATION"), such as the notes, OID is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "PREPAYMENT ASSUMPTION"). The Prepayment Assumption that will be used in determining the rate of accrual of OID, premium and market discount, if any, will be provided in the related prospectus supplement. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess, if any, of the sum of (a) the present value of all payments remaining to be made on the note as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the note, over the "adjusted issue price" of the note as of the beginning of the accrual period. An "accrual period" is the period over which OID accrues, and may be of any length, provided that each accrual period is no longer than one year and each scheduled payment of interest or principal occurs on either the last day or the first day of an accrual period. The trust intends to report OID on the basis of an accrual period that corresponds to the interval between Distribution Dates. The adjusted issue price of a note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the note in all prior periods, other than payments of qualified stated interest. The present value of the remaining payments is determined on the basis of three factors: (1) the original yield to maturity of the note (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (2) events which have occurred before the end of the accrual period and (3) the original Prepayment Assumption.



     The effect of this method is to increase the portions of OID required to be included in income by a noteholder to take into account prepayments on the contracts at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a noteholder to take into account prepayments with respect to the contracts at a rate that is slower than the Prepayment Assumption. Although OID will be reported to noteholders based on the Prepayment Assumption, no representation is made to noteholders that the contracts will be prepaid at that rate or at any other rate.



     Acquisition Premium on Notes. A U.S. Holder of a note issued with OID which acquires the note other than at original issuance for an amount that exceeds the adjusted issue price of the note but is less than or equal to the sum of all remaining amounts then payable under the note other than qualified stated interest will be considered to have paid an "acquisition premium." Under the acquisition premium rules, the amount of OID which a U.S. Holder must include in income with respect to the note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.



     Bond Premium. Generally, if a U.S. Holder acquires a note for an amount that exceeds the sum of all remaining amounts then payable under the note (other than qualified stated interest), the U.S. Holder may elect to treat the excess as "amortizable bond premium."



     If the bond premium is amortized, the amount of stated interest on the note that must be included in the U.S. Holder's income for each period ending on an interest payment date or at the maturity date, as the case may be, will (except as Treasury regulations may otherwise provide) be reduced by the portion of bond premium allocable to thatperiod based on the note's yield to maturity. If an election to amortize bond premium is not made, a U.S. Holder will receive a tax benefit from the premium only in computing the U.S. Holder's gain or loss upon the sale or other taxable disposition of the note, or upon the full or partial payment of principal.



     An election to amortize bond premium will apply to amortizable bond premium on all notes and other bonds the interest on which is includible in the U.S. Holder's gross income and that are held at, or acquired after, the beginning of the U.S. Holder's taxable year as to which the election is made. The election may be revoked only with the consent of the IRS. A U.S. Holder which elects to amortize bond premium must reduce its adjusted basis in the note by the amount of the allowable amortization.



     Market Discount on Notes. If a U.S. Holder acquires a note at a "market discount," some or all of any gain recognized by the U.S. Holder upon a subsequent sale or other disposition of the note, or upon the full or partial payment of principal, may be treated as ordinary income, and not capital gain. Subject to a statutory de minimis exception, "market discount" is the excess, if any, of (1) the stated redemption price at maturity of a debt obligation (or in the case of a note issued with OID, the "revised issue price") over (2) the taxpayer's adjusted tax basis in the debt obligation immediately after its acquisition. The "revised issue price" of a debt obligation generally equals the sum of its issue price and the total amount of OID includible in the gross income of all holders for periods before the acquisition of the debt obligation by the current holder (without regard to any reduction in that income resulting from any prior purchase at an acquisition premium) and less any cash payments (other than qualified stated interest) already made in respect of the debt obligation.



     In the case of a note acquired by a U.S. Holder at the note's original issue, that note will not be considered to have been purchased by the holder at a market discount if the purchase price paid for the note equals or exceeds the note's issue price.



     A U.S. Holder of a note acquired at a market discount may elect to amortize the market discount into income, through the use of either the straight-line inclusion method or the elective constant yield method. The election will apply to all notes and other obligations acquired by the electing holder at a market discount during the taxable year for which the election is made, and all subsequent taxable years, unless the IRS consents to a revocation of the election. If an election is made to include market discount in income currently, the basis of the note in the hands of the holder will be increased by the market discount thereon as it is included in income.



     Unless a U.S. Holder which acquires a note at a market discount elects to amortize the market discount into income, any gain recognized upon a subsequent disposition of the notes (other than in connection with some nonrecognition transactions), or upon the full or partial payment of principal, will be treated as ordinary income to the extent of the amount of the market discount that would otherwise have been amortized into income as of the disposition (utilizing the straight-line method). In addition, a U.S. Holder may be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry the note in an amount not exceeding the deferred income, until that income is realized.



     The Clinton administration's 1999 budget proposal includes a provision which, if passed, would require accrual basis taxpayers to include market discount in income as it accrues. Under this proposal, a noteholder's yield for purposes of determining and accruing market discount would be limited to the greater of (1) the original yield to maturity of the note plus 5 percent or (2) the applicable federal rate at the time the holder acquired the note plus 5 percent. There can be no certainty, however, as to whether this provision of the Clinton administration's budget proposal will be enacted or what its effective date would be.



     Total Accrual Election. As an alternative to separately accruing stated interest, OID, de minimis OID, market discount, de minimis market discount, bond premium and acquisition premium, a holder of a note (other than a Short-Term Note, as described below) may elect to include all income that accrues on the note using the constant yield method. If a noteholder makes this election, income on a note will be calculated as though (1) the issue price of the note were equal to the noteholder's adjusted basis in the note immediately after its acquisition by the noteholder; (2) the note were issued on the noteholder's acquisition date; and (3) none of the interest payments on the note were "qualified stated interest." A noteholder may make this election for a note that has premium or market discount, respectively, only if the noteholder makes, or has previously made, an election to amortize bond premium or to include market discount in income currently. See "--Market Discount" and "--Amortizable Bond Premium."



     Short-Term Notes. A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a "SHORT-TERM NOTE") may be subject to special rules. An accrual basis holder of a Short-Term Note (and some cash method holders as set forth in Section 1281 of the Internal Revenue Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Internal Revenue Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a Short-Term Note is purchased for more or less than its principal amount.



     Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale (not including accrued but unpaid interest not previously included in income) and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any gain or loss and any gain or loss realized upon prepayment of a note (other than unamortized OID, whether or not accrued) will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest, accrued market discount or OID not previously included in income and will be long-term capital gain or loss if the holder held the note for more than one year. The maximum rate of federal income taxation on net long-term capital gain realized by a non-corporation is 20%. Capital losses generally may be used only to offset capital gains.


TAXATION OF NON-U.S. HOLDERS OF NOTES


     Payments of interest (including OID, if any), principal and premium, if any, on the notes to any Non-U.S. Holder will not be subject to United States federal withholding tax, providing that, in the case of interest, that person
(1) does not own, actually or constructively, 10% or more of the total combined voting power of all classes of the trust's or the seller's equity that is entitled to vote, (2) is not a controlled foreign corporation related, directly or indirectly, to the trust or the seller through equity ownership and (3) is not a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code, and provided that the statement requirement described in the next sentence has been fulfilled with respect to the beneficial owner.
Sections 871(h) and 881(c) of the Internal Revenue Code require that, in order to obtain the exemption from withholding tax described in the previous sentence, either the beneficial owner of the note, or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "FINANCIAL INSTITUTION") and that is holding the note on behalf of the beneficial owner, file a statement with the relevant United States withholding agent to the effect that the beneficial owner of the note is not a United States person. Under temporary Treasury regulations which apply to both stated interest and sale or exchange proceeds if either is paid with respect to a note on or before December 31, 2000, the requirement will be fulfilled if (1) the beneficial owner of a note certifies on IRS Form W-8, under penalties of perjury, that it is not a United States person and provides its name and address and (2) any Financial Institution holding the note on behalf of the beneficial owner files a statement with the relevant United States withholding agent to the effect that it has received the statement described above from the noteholder (and furnishes the relevant United States withholding agent with a copy thereof). Recently issued final Treasury regulations (the "FINAL REGULATIONS"), which apply to interest (including OID) and sale or exchange proceeds paid with respect to a note after December 31, 2000, also provide that the requirement of Sections 871(h) and 881(c) generally will be fulfilled if beneficial owners (including partners of some foreign partnerships, as well as some foreign partnerships) meet the two conditions set forth in the preceding sentence. However, a beneficial owner that is a foreign estate or trust (or fiduciary thereof), a foreign partnership that has entered into a withholding agreement with the IRS, or a Non-U.S. Holder holding a note through its United States branch will be required to provide its "taxpayer identification number" in addition to its name and address on Form W-8. Foreign partnerships and their partners should consult their tax advisors regarding possible additional reporting requirements.



     Notwithstanding the foregoing, if interest or other income received with respect to the note is effectively connected with a United States trade or business conducted by a Non-U.S. Holder, the noteholder, although exempt from the withholding tax described in the preceding paragraph, may be subject to United States federal income tax on the interest in the same manner as if it were a U.S. Holder. In addition, if the noteholder is a corporation, it may be subject to a branch profits tax equal to 30% (or a lower treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments.



     A Non-U.S. Holder will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of a note, unless
(1) the noteholder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and either (a) the individual has a "tax home" (as defined in Internal Revenue Code Section 911(d)(3)) in the United States (unless the gain is attributable to a fixed place of business in a foreign country maintained by the individual and has been subject to foreign tax of at least 10%) or (b) the gain is attributable to an office or other fixed place of business maintained by the individual in the United States or (2) the gain is effectively connected with the conduct by the noteholder of a trade or business in the United States.


INFORMATION REPORTING AND BACKUP WITHHOLDING


     The indenture trustee will be required to report annually to the IRS, and to each noteholder of record, relevant information, including the noteholder's name, address and taxpayer identification number (either the noteholder's Social Security number or its employer identification number, as the case may be), the aggregate amount of principal and interest paid and the amount of tax withheld, if any.

     In the event a U.S. Holder subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law or underreports its tax liability, "backup" withholding of tax equal to 31% of each payment of interest and principal on the notes may be required. This backup withholding is not an additional tax and may be credited against the noteholder's United States federal income tax liability, provided that the required information is furnished to the IRS.



     Under current Treasury regulations, information reporting and backup withholding will not apply to payments made to a noteholder that is a Non-U.S. Holder if the certifications required by Section 871(h) and 881(c) of the Internal Revenue Code (described above) are received, provided that the payer does not have actual knowledge that the payee is a United States person.



     The Final Regulations modify the backup withholding and information reporting procedures in some respects for payments made after December 31, 2000. Prospective investors are urged to consult their tax advisors regarding the application of the backup withholding and information reporting rules.



     Possible Alternative Treatments of the Notes. If, contrary to the opinion of our tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be taxable as a corporation with the adverse consequences described above (and the trust would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, except as otherwise provide in the related prospectus supplement, the trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet the qualifying income tests. Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to some holders. For example, the interest paid to some tax-exempt entities (including pension funds) would be subject to tax as "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of trust expenses.


TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES


     The following describes the material federal income tax consequences to the trust and the certificateholders in the event that equity interests in the trust are held by two or more persons.



     Treatment of the Trust as a Partnership. With respect to any series of certificates held by two or more parties, the seller and the servicer will agree, and the certificateholders will be deemed to have agreed by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the seller and the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the seller and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.



     A variety of alternative characterizations are possible. For example, because the certificates generally have features characteristic of debt, the certificates might be considered debt of the seller or the trust. Any alternative characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.



     Partnership Taxation. Assuming that the trust is classified as a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the contracts (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of contracts. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of contracts.



     The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury regulations and the partnership agreement (here, the owner trust agreement and related documents). The owner trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of
(1) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the applicable interest rate for that month and interest on amounts previously due on the certificates but not yet distributed; (2) any trust income attributable to discount on the contracts that corresponds to any excess of the principal amount of the certificates over their initial issue price; (3) prepayment premium payable (if any) to the certificateholders for that month; and (4) any other amounts of income payable to the certificateholders for that month. The allocation described above will be reduced by any amortization by the trust of premium on contracts that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire interest rate relating to the certificates plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.



     Certificateholders will be required to report items of income, loss and deduction allocated to them by the trust in the taxable year in which or with which the taxable year of the trust to which those allocations relate ends. The Internal Revenue Code prescribes rules for determining the taxable year of the trust. It is likely that, under these rules, the taxable year of the trust will be the calendar year. However, in the event that all of the certificateholders possessing a 5 percent or greater interest in the equity or the profits of the trust share a taxable year that is other than the calendar year, the trust would be required to use that year as its taxable year.



     All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to the holder under the Internal Revenue Code.



     Limitations on Losses and Deductions. In the event that losses or deductions are allocated to certificateholders in the circumstances described above, the following rules will apply. Under the "passive activity" rules of the Internal Revenue Code, any loss allocated to a certificateholder which is a natural person, estate, trust, closely held "C" corporation, or personal service corporation would be a passive activity loss while, for purposes of those rules, income allocated to that certificateholder would be "portfolio income." Limitations regarding the deductibility of passive activity losses are imposed under the Internal Revenue Code. Moreover, any losses allocated to a certificateholder may be capital losses.



     An individual taxpayer's share of expenses of the trust (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions and thus allowable as a deduction only to the extent that in the aggregate all of those expenses exceed two percent of the individual taxpayer's adjusted gross income. Furthermore, some otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of the individual's adjusted gross income in excess of a statutorily defined threshold. Therefore, those deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust.



     The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require these calculations to be made separately for each contract, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and Premium. It is believed that the contracts were not issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust for the contracts may be greater or less than the remaining principal balance of the contracts at the time of purchase. If so, the contracts will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a contract-by-contract basis.)



     If the trust acquires the contracts at a market discount or premium, the trust will elect to include any discount in income currently as it accrues over the life of the contracts or to offset any premium against interest income on the contracts. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholder.



     Section 708 Termination. Under Section 708 of the Internal Revenue Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination of the trust occurs, the trust will be considered to contribute its assets to a new partnership in exchange for an interest in the new partnership and immediately thereafter, the terminated partnership will be considered to have distributed interests in the new partnership to all of its partners (including the purchasing partner who caused the termination) in proportion to their interests in the terminated partnership in liquidation of the terminated partnership. The trust will not comply with the technical requirements that might apply when a constructive termination occurs. As a result, the trust may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust might not be able to comply due to lack of data.



     Distributions to Certificateholders. Certificateholders generally will not recognize gain or loss with respect to distributions from the trust. A certificateholder will, however, recognize gain to the extent any money distributed exceeds the certificateholder's adjusted basis in the certificates (as described below under "--Disposition of Certificates") immediately before distribution, and a certificateholder will recognize loss upon termination of the trust or termination of the certificateholder's interest in the trust if the trust only distributes money to the certificateholder and the amount distributed is less than the certificateholder's adjusted basis in the certificates. Any resulting gain or loss would be long-term capital gain or loss if the holding period of the certificates were more than one year, assuming that the certificates are held as capital assets.



     Disposition of Certificates. Generally, gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust income (includible in income) and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate). Assuming the certificates are held as capital assets, the gain or loss will be capital gain or loss and will be long-term capital gain or loss if the certificates are held for more than one year.



     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the contracts would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount income as it accrues.



     If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the certificates.



     Allocations Between Transferors and Transferees. In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.



     The use of a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust might be reallocated among the certificateholders. The seller is authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.



     Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher (or lower) basis unless the trust were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make this election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.



     Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust, if not the calendar year, will be set forth in the related prospectus supplement. The owner trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and those nominees will be required to forward the relevant information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all inconsistencies.



     Under Section 6031 of the Internal Revenue Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing relevant information on the nominee, the beneficial owners and the certificates so held. This information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (A) the name, address and taxpayer identification number of that person, (B) whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (C) relevant information on certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish an information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.



     The seller will be designated as the tax matters partner in the related owner trust agreement and, in that capacity, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust. While the certificateholders may participate in any adjudicative process that is undergone at the trust level in arriving at this determination, the certificateholders will be precluded from separately litigating a proposed adjustment to the items of the trust. As the tax matters partner, the seller may enter into a binding settlement on behalf of all certificateholders with a less than 1 percent interest in the trust (except for any group of certificateholders with an aggregate interest of 5 percent or more in trust profits that elects to form a notice group or certificateholders who otherwise notify the

IRS that the seller is not authorized to settle on their behalf). In the absence of a proceeding at the trust level, a certificateholder under some circumstances may pursue a claim for credit or refund on its own behalf by filing a request for administrative adjustment of a trust item. Each certificateholder is advised to consult its own tax advisor with respect to the impact of these procedures on its particular case.


TAXATION OF NON-U.S. HOLDERS OF CERTIFICATES


     It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Holders of certificates ("NON-U.S. CERTIFICATEHOLDERS") because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust would be engaged in a trade or business in the United States for these purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to Non-U.S. Certificateholders pursuant to Section 1446 of the Internal Revenue Code, as if that income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-U.S. Certificateholders that are taxable as corporations and 39.6% for all other Non-U.S. Certificateholders. The Final Regulations or subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a holder's withholding status, the trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.



     Each Non-U.S. Certificateholder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust's income. Each Non-U.S. Certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A Non-U.S. Certificateholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Non-U.S. Certificateholder generally will be considered guaranteed payments to the extent those payments are determined without regard to the income of the trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, a Non-U.S. Certificateholder will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a Non-U.S. Certificateholder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.



     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the certificateholder fails to comply with relevant identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.



     PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE UNITED STATES FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP OR DISPOSITION OF INTERESTS IN THE NOTES OR THE CERTIFICATES, AS WELL AS THE GIFT, ESTATE, ALTERNATIVE MINIMUM TAX CONSEQUENCES AND THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION.


                              ERISA CONSIDERATIONS


     Section 406 of the Employee Retirement Income Security Act of 1974, as amended, which is generally referred to as "ERISA" and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and some types of Keogh Plans (each a "BENEFIT PLAN"), from engaging in transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to that Benefit Plan. ERISA also imposes duties on persons who are fiduciaries of Benefit Plans subject to ERISA and prohibits transactions between a Benefit Plan and parties in interest with respect to those Benefit Plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of that Benefit Plan (subject to exceptions not here relevant). A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for those persons.



     Transactions involving a trust might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a Benefit Plan that purchased notes or certificates if assets of the trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "PLAN ASSETS REGULATION"), the assets of a trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Internal Revenue Code if the Benefit Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of notes and certificates of a given series will be discussed in the related prospectus supplement.



     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.



     Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Benefit Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a "party-in-interest" with respect to a Benefit Plan by virtue of the investment. Any purchaser that is an insurance company using the assets of an insurance company general account should also note that the Small Business Job Protection Act of 1996 added new
Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code. Pursuant to Section 401(c), the Department of Labor was required to issue final regulations (the "GENERAL ACCOUNT REGULATIONS") not later than December 31, 1997 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code.
Section 401(c) also provides that, except in the case of avoidance of the General Account Regulation and actions brought by the Secretary of Labor relating to breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any plan.


     As of the date hereof, proposed regulations have been issued by the Department of Labor and final regulations are expected to be issued in the near future, although the timing and nature of any final regulation is uncertain. It should be noted that if these regulations are adopted substantially in the form in which proposed, the General Account Regulations may not exempt assets of insurance company general accounts from treatment as "plan assets" after December 31, 1998. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any plan invested in a separate account.


     DUE TO THE COMPLEXITIES OF THE "PROHIBITED TRANSACTION" RULES AND THE PENALTIES IMPOSED UPON PERSONS INVOLVED IN PROHIBITED TRANSACTIONS, IT IS IMPORTANT THAT THE FIDUCIARY OF ANY BENEFIT PLAN CONSIDERING THE PURCHASE OF SECURITIES CONSULT WITH ITS TAX AND LEGAL ADVISORS REGARDING WHETHER THE ASSETS OF THE RELATED TRUST WOULD BE CONSIDERED PLAN ASSETS, THE POSSIBILITY OF EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION RULES AND OTHER ISSUES AND THEIR POTENTIAL CONSEQUENCES.



     ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF A BENEFIT PLAN IS IN NO RESPECT A REPRESENTATION BY A TRUST OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR BENEFIT PLAN OR THAT THE INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR BENEFIT PLAN. EACH BENEFIT PLAN FIDUCIARY SHOULD CONSULT WITH ITS ATTORNEYS AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR BENEFIT PLAN AND THE RESTRICTIONS OF ERISA AND
SECTION 4975 OF THE INTERNAL REVENUE CODE.

                                  UNDERWRITING


     Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the securities of a series, the seller will agree to cause the related trust to sell to the underwriter(s) named therein and in the related prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of securities, as the case may be, of the related series set forth in the related underwriting agreement and in the related prospectus supplement.



     In the underwriting agreement with respect to any given series of securities, the applicable underwriter(s) will agree, subject to the terms and conditions set forth therein, to purchase all the securities offered by the related prospectus supplement if any of those securities are purchased.



     Each prospectus supplement will either (1) set forth the price at which each class of securities being offered thereby initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of the securities or (2) specify that the related securities are to be resold by the underwriter(s) in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any securities, the public offering prices and concessions may be changed.



     Each underwriting agreement will provide that AutoNation Financial Services and the seller will indemnify the related underwriters against specified civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the several underwriters may be required to make in respect thereof. The place and time of delivery for any series of securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.



     Pursuant to each underwriting agreement with respect to a given series of securities, the closing of the sale of any class of securities subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that series.


                                 LEGAL MATTERS


     Relevant legal matters relating to the issuance of the securities of any series will be passed upon for the related trust and the seller by Weil, Gotshal & Manges LLP, New York, New York. Relevant legal matters relating to the issuance of the securities will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. In addition, relevant matters of Florida law will be passed upon for the related trust and the seller by Tripp Scott, P.A., Fort Lauderdale, Florida.


                           REPORTS TO SECURITYHOLDERS


     Unless and until securities in definitive registered form are issued, monthly and annual reports containing information concerning the trust and prepared by the servicer will be sent on behalf of the trust to Cede & Co., as nominee of DTC and the registered holder of the related global securities, pursuant to the sale and servicing agreement. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of AutoNation Financial Services to securityholders. The servicer will file with the SEC any periodic reports with respect to the trust which are required under the Exchange Act and the rules and regulations of the SEC thereunder.


                      WHERE YOU CAN FIND MORE INFORMATION


     We filed a registration statement with the SEC relating to the securities. This prospectus is part of the registration statement, but the registration statement includes additional information.



     The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.



     You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our filings with the SEC are also available to the public on the SEC's Internet site (http://www.sec.gov).



     The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently printed information rather than contradictory information included in this prospectus or the related prospectus supplement.



     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: (954) 769-4555.

                             INDEX OF DEFINED TERMS


          TERM                                                  PAGE
          --------------------------------------------------  --------
          Benefit Plan......................................        46
          Certificate Principal Balance.....................        15
          Closing Date......................................        10
          Collection Account................................        21
          Collection Period.................................        19
          Cut-Off Date......................................         9
          Defaulted Contract................................        19
          Distribution Date.................................        10
          Due Date..........................................         8
          Eligible Investments..............................        21
          Final Regulations.................................        41
          Financial Institution.............................        41
          FTC Rule..........................................        35
          Full Prepayment...................................        10
          General Account Regulations.......................        47
          Insolvency Laws...................................        11
          Liquidation Expenses..............................        22
          Net Insurance Proceeds............................        22
          Net Liquidation Proceeds..........................        22
          Non-U.S. Certificateholders.......................        46
          Non-U.S. Holder...................................        37
          Note Principal Balance............................        15
          OID...............................................        38
          OID Regulations...................................        38
          Original Pool Balance.............................        11
          Plan Assets Regulation............................        47
          Pool Balance......................................        11
          Pool Factor.......................................        11
          Prefunded Amount..................................        10
          Prefunding Account................................        10
          Prefunding Arrangement............................         9
          Prepayable Obligation.............................        38
          Prepayment Assumption.............................        38
          Receivables Pool..................................         9
          Record Date.......................................        18
          Repurchase Amount.................................        21
          Servicing Fee.....................................        24
          Short-Term Note...................................        40
          Simple Interest Method............................         9
          Strip Certificates................................        15
          Strip Notes.......................................        15
          Subsequent Contracts..............................         9
          Trust Accounts....................................        22
          Trust Property....................................         4
          U.S. Holder.......................................        37

                              PRINCIPAL OFFICE OF
                       AUTONATION RECEIVABLES CORPORATION
                            200 South Andrews Avenue
                         Fort Lauderdale, Florida 33301

                               INDENTURE TRUSTEE

                                 OWNER TRUSTEE

                          LEGAL ADVISOR TO THE SELLER
                            AS TO UNITED STATES LAW
                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153

                       LEGAL ADVISOR TO THE UNDERWRITERS
                            AS TO UNITED STATES LAW
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                            New York, New York 10022

                             PROSPECTUS SUPPLEMENT

                      ANRC AUTO OWNER TRUST
                                     ISSUER


                            $                     %
                          CLASS A-1 ASSET-BACKED NOTES

                            $                     %
                          CLASS A-2 ASSET-BACKED NOTES

                            $                     %
                          CLASS A-3 ASSET-BACKED NOTES

                            $                     %
                          CLASS A-4 ASSET-BACKED NOTES

                       AUTONATION RECEIVABLES CORPORATION
                                     SELLER

                      AUTONATION FINANCIAL SERVICES CORP.
                                    SERVICER

                [                                              ]
                                  UNDERWRITER

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THESE NOTES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.


ALL DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRIT ERS OF THESE NOTES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE NOTES WILL DELIVER A
PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL                   .


                               ------------------

                                    PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


Registration Fee..................................................   $278
Printing and Engraving............................................      *
Trustees' Fees....................................................      *
Legal Fees and Expenses...........................................      *
Blue Sky Fees and Expenses........................................      *
Accountants' Fees and Expenses....................................      *
Rating Agency Fees................................................      *
Miscellaneous Fees................................................      *
                                                                     ----
     Total........................................................   $  *
                                                                     ----
                                                                     ----


------------------
* to be provided by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Set forth below are certain provisions of law and a brief summary of the relevant provisions of the Certificate of Incorporation and By-Laws of AutoNation Receivables Corporation (the "Company"). The general effect of such provisions is to provide indemnification to officers and directors of such corporation for actions taken in good faith on behalf of the corporation.



     Section 145 of the General Corporation Law of Delaware provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful; provided that the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent will not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.



     In addition, a Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such officer or director against the expenses that such officer or director actually and reasonably incurred.



     The Certificate of Incorporation of the Company provides that a director of the Company will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
(i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

     The By-laws of the Company provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she is or was a director, officer, agent or other employee (to the extent authorized by action of the Company's Board of Directors) of the Company (which term includes any predecessor corporation of the Company) or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans ("indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification will continue as to an indemnitee who has ceased to be a director, officer, employee or agent and will inure to the benefit of the indemnitee's heirs, executors and administrators. Expenses incurred by agents in defending in any action, suit or proceeding, whether civil, criminal, administrative or investigative may be paid by the Company upon such terms and conditions, if any, as the Board of Directors deems appropriate. In addition, the By-laws of the Company allow it to maintain insurance, to protect itself and any director, officer, employee or agent of the Company, against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.




ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


     (A) EXHIBITS


 1.1    --   Form of underwriting agreement.
 4.2    --   Form of owner trust agreement of ANRC Auto Owner Trust 199 between the seller and the owner trustee.
 4.3    --   Form of indenture between ANRC Auto Owner Trust 199 and the indenture trustee (including forms of notes).
 5.1    --   Opinion of Weil Gotshal & Manges LLP re: Legality.
 8.1    --   Opinion of Weil Gotshal & Manges LLP re: Tax Matters.
10.1    --   Form of sale and servicing agreement among the seller, the servicer and the indenture trustee.
10.2    --   Form of administration agreement among ANRC Auto Owner Trust 199 , the seller, the servicer and the indenture trustee.
23.1    --   Consent of Weil Gotshal & Manges LLP (contained in Exhibit 5.1).
23.2    --   Consent of Weil Gotshal & Manges LLP (contained in Exhibit 8.1).
24.1    --   Power of attorney.*
25.1    --   Form T-1 of indenture trustee.**


------------------



*  previously filed.



** to be filed by amendment.


     (B) FINANCIAL STATEMENTS

     All financial statements, schedules and historical financial information have been omitted as they are not applicable.

ITEM 17. UNDERTAKINGS


     (a) Rule 415 Offerings. The undersigned registrant hereby undertakes:



          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.


             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.



             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.



          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.



     (b) Filings Incorporating Subsequent Exchange Act Documents by Reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the trust's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     (c) Request for Acceleration of Effective Date. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



     (d) Registration Statement Permitted by Rule 430A. The undersigned registrant hereby undertakes that:



          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.



          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amendment
No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on August 19, 1999.



                                          AUTONATION RECEIVABLES CORPORATION,
                                          as originator of the trusts


                                          By:     /s/ KATHLEEN W. HYLE
                                              -----------------------------
                                                      Kathleen W. Hyle
                                                   President and Director


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED ON AUGUST 19, 1999 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.



                SIGNATURES                                                TITLE
------------------------------------------  ------------------------------------------------------------------

           /s/ KATHLEEN W. HYLE             President (Chief Executive Officer) and Director
------------------------------------------
             Kathleen W. Hyle

          /s/ PETER H. SORENSON*            Director
------------------------------------------
            Peter H. Sorenson

            /s/ JAMES O. COLE*              Secretary and Director
------------------------------------------
              James O. Cole

          /s/ LELAND F. WILSON*             Treasurer (Chief Financial Officer and Principal Accounting
------------------------------------------  Officer)
             Leland F. Wilson

     *By:       /s/ KATHLEEN W. HYLE
   -----------------------------------
               Kathleen W. Hyle
               Attorney-in-fact

                                EXHIBIT INDEX



EXHIBIT      DESCRIPTION                                                                                                        PAGE
-------      -----------                                                                                                        ----
 1.1      --   Form of underwriting agreement.
 4.2      --   Form of owner trust agreement of ANRC Auto Owner Trust between the seller and the owner trustee.
 4.3      --   Form of indenture between ANRC Auto Owner Trust and the indenture trustee (including forms of notes).
 5.1      --   Opinion of Weil Gotshal & Manges LLP re: Legality.
 8.1      --   Opinion of Weil Gotshal & Manges LLP re: Tax Matters.
10.1      --   Form of sale and servicing agreement among the seller, the servicer and the indenture trustee.
10.2      --   Form of administration agreement among ANRC Auto Owner Trust, the seller, the servicer and the indenture trustee.
23.1      --   Consent of Weil Gotshal & Manges LLP (contained in Exhibit 5.1).
23.2      --   Consent of Weil Gotshal & Manges LLP (contained in Exhibit 8.1).
24.1      --   Power of attorney.*
25.1      --   Form T-1 of indenture trustee.**


------------------



*  previously filed.



** to be filed by amendment.